UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WEST MARINE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

common stock, par value $0.001 per share, of West Marine, Inc., a Delaware corporation (the “Company”)

(2)	Aggregate number of securities to which transaction applies:

As of July 14, 2017, (A) 25,279,066 shares of the Company’s outstanding common stock, (B) 483,694 shares of the Company’s common stock issuable upon the exercise of outstanding stock options, (C) 494,937 shares of the Company’s common stock underlying outstanding awards of time-released restricted stock units, and (D) 182,191 shares of the Company’s common stock underlying outstanding awards of performance-based restricted stock units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the maximum aggregate value was determined based upon the sum of: (A) 25,279,066 shares of the Company’s common stock multiplied by the per share merger consideration of $12.97; (B) 483,694 shares of the Company’s common stock underlying outstanding stock options multiplied by the difference between the per share merger consideration of $12.97 and $10.95, which is the weighted average exercise price of such stock options; (C) 494,937 shares of the Company’s common stock underlying outstanding awards of time-released restricted stock units multiplied by the per share merger consideration of $12.97; and (D) 182,191 shares of the Company’s common stock underlying outstanding award of performance-based restricted stock units multiplied by the per share merger consideration of $12.97. In accordance with Exchange Act Rule 0-11, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001159.

(4)	Proposed maximum aggregate value of transaction:

$337,628,898.06

(5)	Total fee paid:

$39,131.19

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED JULY 21, 2017

[ ● ], 2017

Dear West Marine Stockholders:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of West Marine, Inc., a Delaware corporation (“West Marine,” the “Company,” “we,” “us” or “our”), to be held on [ ● ], 2017, at [ ● ] [a.m./p.m.], Pacific Time, at West Marine Support Center located at 500 Westridge Drive, Watsonville, California 95076-4100.

On June 29, 2017, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Rising Tide Parent Inc., a Delaware corporation (“Parent”), and Rising Tide Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”). Parent and Sub are entities affiliated with Monomoy Capital Partners, a New York-based private equity fund. Under the Merger Agreement, at the effective time of the merger, Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). At the Special Meeting, we will ask you to adopt the Merger Agreement.

At the effective time of the Merger, each share of the Company’s common stock, par value $0.001 per share (“our common stock”), issued and outstanding prior to the effective time, other than (i) shares held in the treasury of the Company or owned of record by any wholly-owned subsidiary of the Company, Parent or any of its wholly-owned subsidiaries and (ii) shares of our common stock held by stockholders who have not voted in favor of the adoption of the Merger Agreement and who have perfected their statutory right of appraisal in respect of such shares of our common stock in accordance with Section 262 of the Delaware General Corporation Law, will be cancelled and automatically be converted into the right to receive $12.97 per share in cash, without interest (the “Merger Consideration”), subject to any withholding taxes.

The Merger Consideration represents a premium of approximately 34.4% over the closing price of our common stock reported on The NASDAQ Global Select Market (the “NASDAQ”) on June 29, 2017, the last full trading day before the entering into of the Merger Agreement, and approximately 31.7% over the average closing price of our common stock reported on the NASDAQ for the trading days during the 30-day period ended on June 29, 2017.

In connection with the process to explore strategic alternatives available to the Company, the board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and unanimously (i) adopted and declared advisable the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (iii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of the Company and its stockholders, and (iv) recommended that the Company stockholders adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company stockholders for adoption. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the Merger Agreement (Proposal 1).

In addition, at the Special Meeting, you will be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (Proposal 2) and a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement (Proposal 3). You will also at the Special Meeting be asked to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Your vote is very important, regardless of the number of shares of our common stock that you own. We cannot consummate the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card or voting instruction form in the accompanying prepaid reply envelope, or submit your proxy or voting instructions by telephone or the Internet. The failure to vote your shares of our common stock will have the same effect as a vote “AGAINST” approval of the proposal to adopt the Merger Agreement. The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive that is based on or otherwise relates to the Merger and “FOR” the proposal to adjourn the Special Meeting if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.

The obligations of the Company, Parent and Sub to consummate the Merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about us, the Special Meeting, the Merger Agreement, the Merger and the Merger-related proposals. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement carefully, including its annexes and the documents incorporated by reference. In addition, you may obtain more information about the Company from documents that it files with the Securities and Exchange Commission. See the section in the proxy statement captioned “Where You Can Find Additional Information.”

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

Stockholders May Call Toll-Free: (866) 751-6312

Banks & Brokers May Call Collect: (212) 269-5550

Email: WMAR@dfking.com

On behalf of the Board, we thank you for your support and appreciate your consideration of this matter.

Sincerely,

Barbara L. Rambo	Matthew L. Hyde

Board Chair	President and Chief Executive Officer

The accompanying proxy statement is dated [ ● ], 2017 and, together with the enclosed form of proxy card, is first being mailed to the Company stockholders on or about [ ● ], 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

WEST MARINE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[ ● ], 2017

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of West Marine, Inc., a Delaware corporation (“West Marine,” the “Company,” “we,” “us” or “our”), will be held on [ ● ], 2017, at [ ● ] [a.m./p.m.], Pacific Time, at West Marine Support Center located at 500 Westridge Drive, Watsonville, California 95076-4100, for the following purposes:

1.	Adoption of the Merger Agreement. To adopt the Agreement and Plan of Merger dated as of June 29, 2017 (the “Merger Agreement”), entered into by and among the Company, Rising Tide Parent Inc., a Delaware corporation (“Parent”), and Rising Tide Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), pursuant to which Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

2.	Advisory Vote Regarding Merger-Related Compensation. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger.

3.	Adjournment or Postponement of the Special Meeting. To approve a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at that time to approve the proposal to adopt the Merger Agreement.

4.	Any Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

All stockholders at the close of business on [ ● ], 2017, the record date with respect to the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

In connection with the process to explore strategic alternatives available to the Company, the board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and unanimously (i) adopted and declared advisable the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (iii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of the Company and its stockholders, and (iv) recommended that the Company stockholders adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company stockholders for adoption.

The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger and “FOR” the proposal to adjourn the Special Meeting if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTE AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING. IF YOU ARE VOTING BY TELEPHONE OR THROUGH THE INTERNET, THEN YOUR VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. PACIFIC TIME ON THE DAY BEFORE THE SPECIAL MEETING. YOUR PROXY IS BEING SOLICITED BY THE BOARD.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions.

If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of our common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

Stockholders May Call Toll-Free: (866) 751-6312

Banks & Brokers May Call Collect: (212) 269-5550

Email: WMAR@dfking.com

If you fail to (i) return your proxy card or voting instruction form, (ii) grant your proxy electronically over the Internet or by telephone or (iii) attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the other two proposals.

For more information concerning the Special Meeting, the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement, please review the accompanying proxy statement and the copy of the Merger Agreement attached as Annex A thereto.

By the Order of the Board,

Barbara L. Rambo	Matthew L. Hyde
Board Chair	President and Chief Executive Officer

This proxy statement is dated [ ● ], 2017 and is first being mailed to our stockholders on or about [ ● ], 2017.

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ii

Annexes

iii

SUMMARY

This summary highlights selected information that is contained elsewhere in this proxy statement. It may not contain all of the information that may be important to you. Accordingly, you should carefully read this proxy statement in its entirety, including its annexes, as well as the other documents referred to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement (excluding exhibits) without charge by following the instructions under “Where You Can Find More Information” on page 99. Parenthetical page references have been included to direct you to a more complete description of the topics presented in this summary.

Except as otherwise specifically noted in this proxy statement, “West Marine,” the “Company,” “we,” “us,” “our” and similar words refer to West Marine, Inc., a Delaware corporation. Throughout this proxy statement, we refer to Rising Tide Parent Inc., a Delaware corporation, as “Parent,” and Rising Tide Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, as “Sub.” In addition, throughout this proxy statement, we refer to the Agreement and Plan of Merger dated June 29, 2017, by and among the Company, Parent and Sub, as it may be amended from time to time, as the “Merger Agreement,” and the merger of Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent pursuant to the terms and conditions of the Merger Agreement as the “Merger.”

This proxy statement and a proxy card are first being sent or given on or about [    ●    ], 2017 to stockholders as of the close of business on [    ●    ], 2017.

Parties to the Merger (Page 29)

West Marine, Inc.

West Marine is a leading omni-channel specialty retailer exclusively offering boating gear, apparel, footwear and other waterlife-related products to anyone who enjoys recreational time on or around the water. Providing great customer experiences and a consistent brand is important to us, regardless of the sales channel our customer uses. With our numerous stores and our eCommerce websites reaching domestic and international customers, we are recognized as a dominant waterlife outfitter for cruisers, sailors, anglers and paddlesports enthusiasts.

Our principal executive offices are located at 500 Westridge Drive, Watsonville, California 95076-4100, and our telephone number is (831) 728-2700. Our common stock is listed on The NASDAQ Global Select Market (the “NASDAQ”) under the symbol “WMAR.”

Rising Tide Parent Inc.

Parent was formed on June 27, 2017 solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Parent has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging the equity financing and debt financing in connection with the Merger.

Parent’s principal executive offices are located at 142 West 57th Street, 17th Floor, New York, New York 10019, and its telephone number is (212) 699-4000.

Rising Tide Merger Sub Inc.

Sub was formed on June 27, 2017 solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Sub has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging the equity financing and debt financing in connection with the Merger. Upon the consummation of the Merger, Sub will cease to exist as a separate entity.

Sub’s principal executive offices are located at 142 West 57th Street, 17th Floor, New York, New York 10019, and its telephone number is (212) 699-4000.

Parent and Sub are entities affiliated with Monomoy Capital Partners (“Monomoy”), a private equity firm with $1.5 billion in committed capital. Through its three fund vehicles, Monomoy makes controlling investments in middle market businesses in the manufacturing, industrial, distribution and consumer products sectors. Monomoy’s principal executive offices are located at 142 West 57th Street, 17th Floor, New York, New York 10019, and its telephone number is (212) 699-4000.

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The Merger and the Merger Consideration (Page 29)

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is consummated, Sub will merge with and into the Company, and the Company will continue as the surviving corporation in the Merger and as a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

Upon the consummation of the Merger, the Company will cease to be a publicly traded company and each outstanding share of our common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than (i) shares held in the treasury of the Company or owned of record by any wholly-owned subsidiary of the Company, Parent or any of its wholly-owned subsidiaries (the “Cancelled Shares”) and (ii) shares of our common stock held by stockholders who have not voted in favor of the adoption of the Merger Agreement and who have perfected their statutory right of appraisal in respect of such shares of our common stock (the “Dissenting Shares”) in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), will be cancelled and automatically be converted into the right to receive in cash an amount equal to $12.97 per share, without interest (the “Merger Consideration”), less any applicable withholding taxes. Following the consummation of the Merger, you will no longer own any shares of the capital stock of the Surviving Corporation.

If the Merger is consummated and your shares of our common stock are held in book-entry form, the Paying Agent (as defined in the Merger Agreement and described in the section captioned “The Merger Agreement — Exchange and Payment Procedures”) will issue and deliver to you a check or wire transfer for your shares without any further action on your part. If you are a stockholder of record with your shares held in certificate form, you will receive a letter of transmittal with instructions on how to send your stock certificate(s) representing your shares of our common stock to the Paying Agent following consummation of the Merger. The Paying Agent will issue and deliver to you a check or wire transfer for your shares after you comply with these instructions. Please do not send your stock certificates with your proxy card. See the section captioned “The Merger Agreement — Exchange and Payment Procedures.”

If your shares are held in “street name” by your broker, bank, or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your shares held in “street name.”

Material U.S. Federal Income Tax Consequences of the Merger (Page 71)

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the Merger. Gain or loss realized generally must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered pursuant to the Merger.

A Non-U.S. Holder (as defined in the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our common stock for cash in the Merger, unless such Non-U.S. Holder has certain connections to the United States.

The determination of actual tax consequences of the Merger to a holder of our common stock will depend on the holder’s specific situation. For more information, see the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction.

Treatment of Equity Awards (Page 63)

The Merger Agreement provides for the following treatment as of the Effective Time of the stock options (“Options”) and time-based restricted stock units and performance-based restricted stock units (collectively, “RSUs”) that are outstanding under the Company’s Amended and Restated Omnibus Equity Incentive Plan (the “Company Equity Incentive Plan”).

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Options

Immediately prior to the Effective Time, each Option granted under the Company Equity Incentive Plan that is then outstanding, all of which are fully vested, will be cancelled and, in exchange therefor, each holder of any such Option will be entitled to receive payment of an amount in cash equal to the product of (i) the total number of shares of our common stock subject to such Option, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share subject to such Option, without interest; provided, however, that (i) any such Option with respect to which the exercise price per share subject thereto is greater than the Merger Consideration will be cancelled in exchange for no consideration and (ii) such Option payments may be reduced by the amount of any required tax withholdings as contemplated by the Merger Agreement.

RSUs

Employee RSUs

Immediately prior to the Effective Time, each award of unvested RSUs (including performance-based stock units, referred to as “PSUs”) granted under the Company Equity Incentive Plan that is then outstanding (other than those RSUs held by a non-employee director of the Company) will be assumed by the Surviving Corporation and will be converted into a right to receive payment of an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of our common stock subject to such RSUs, without interest (the “Cash Replacement Company RSUs”), which such Cash Replacement Company RSUs will, subject to the holder’s continued employment with the Surviving Corporation through the applicable vesting dates, vest and be payable at the same time as the RSUs for such Cash Replacement Company RSUs were exchanged would have vested pursuant to their terms. All Cash Replacement Company RSUs will have the same terms and conditions as applied to the RSUs for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for administrative or ministerial changes that are not materially detrimental to the holders and that are necessary for the administration of the Cash Replacement Company RSUs. With respect to PSUs, the number of PSUs assumed by the Surviving Corporation and converted into Cash Replacement Company RSUs will be determined (A) for PSUs with a performance period that by its terms has ended prior to the Effective Time, based on actual performance through the end of such performance period, and (B) for PSUs with a performance period that by its terms has not ended prior to the Effective Time, assuming performance at 100% of target levels.

Non-Employee Director RSUs

Immediately prior to the Effective Time, each award of unvested RSUs granted under the Company Equity Incentive Plan that is then outstanding and is held by a non-employee director of the Company will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled RSUs will be entitled to receive payment of an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of our common stock subject to such RSUs, without interest; provided, however, that any such RSU payments may be reduced by the amount of any required tax withholdings as contemplated by the Merger Agreement.

Financing of the Merger (Page 60)

The Company and Parent estimate that the total amount of funds required to consummate the Merger and related transactions and pay related fees and expenses will be approximately $354 million. This amount includes funds needed to (i) pay our stockholders the amounts due to them under the Merger Agreement; (ii) make payments due as of the Effective Time in respect of the Company’s outstanding equity awards pursuant to the Merger Agreement and (iii) pay all fees and expenses payable by Parent and Sub in connection with the Merger and related transactions.

Parent expects this total amount to be funded through a combination of the following:

•	debt financing in an aggregate principal amount of $250 million, consisting of (i) a $225 million senior secured first-lien credit facility of which $200 million is an asset-based revolving line of credit and $25 million is a first-in last-out asset-based term loan, and (ii) a $25 million second lien asset-based term loan; and

•	cash equity investments by Monomoy in an aggregate amount of up to $130 million (the “Equity Financing”).

The obligations of Parent and Sub to consummate the Merger are not subject to any financing condition.

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Conditions to the Merger (Page 89)

The respective obligations of the Company, Parent and Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver of certain customary conditions, including, among other things, the following:

•	adoption of the Merger Agreement by holders of a majority of the outstanding shares of our common stock entitled to vote thereon (the “Requisite Stockholder Approval”);

•	the absence of any law, regulation, order, injunction or decree prohibiting, enjoining or rendering illegal the consummation of the Merger;

•	expiration or termination of any applicable waiting period (or extensions thereof) relating to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any other applicable competition, merger control or antitrust law, and obtaining any approval required thereunder;

•	the accuracy of the representations and warranties of the parties, subject to certain materiality or (with respect to certain capitalization representations and warranties made by the Company) de minimus qualifications and exceptions;

•	the compliance by the parties in all material respects with their respective obligations under the Merger Agreement;

•	with respect to the obligations of Parent and Sub to consummate the Merger, the absence of any change, circumstance, development, occurrence, state of facts, event or effect occurring after June 29, 2017 that has had or would reasonably be expected to have, individually or in the aggregate, a “Company Material Adverse Effect,” as defined in the Merger Agreement;

•	with respect to the obligations of Parent and Sub to consummate the Merger, the receipt by Parent of a certificate signed by an executive officer of the Company as to the satisfaction of the conditions set forth in the fourth to sixth bullet points above; and

•	with respect to the obligations of the Company to consummate the Merger, the receipt by the Company of a certificate signed by an executive officer of Parent as to the satisfaction of the condition set forth in the fourth and fifth bullet points above.

Regulatory Approvals Required for the Merger (Page 74)

Parent and the Company have generally agreed to (and Parent has agreed to cause Sub and each of Parent’s and Sub’s affiliated investment funds to and the Company has agreed to cause each of its subsidiaries to) use their reasonable best efforts to promptly obtain all necessary actions, nonactions or approvals from governmental entities to consummate the Merger and the other transactions contemplated by the Merger Agreement. These actions, nonactions or approvals (i) include expiration or termination of the applicable waiting period under the HSR Act, and (ii) may include the approval or clearance of the Merger pursuant to antitrust laws of potentially other jurisdictions as required.

Restriction on Solicitation of Competing Proposals (Page 83)

Under the Merger Agreement, the Company is required to and is required to cause each of its subsidiaries to and its and their respective directors, officers, employees, managers, consultants, accountants, advisors, investment bankers and counsel (collectively, the “representatives”) to, cease any solicitations, discussions or negotiations with any persons that may have been ongoing with respect to any Competing Proposal (as defined in the Merger Agreement and described in the section captioned “The Merger Agreement – Restriction on Solicitation of Competing Proposals”) and terminate “data room” access for such persons and their representatives and request the prompt return or destruction of any non-public information regarding the Company or its subsidiaries furnished to such persons and their representatives. Except as permitted by the terms of the Merger Agreement, the Company will not, and will cause each of its subsidiaries and its and their respective representatives not to:

•	initiate, solicit, facilitate, or knowingly encourage the submission of any Competing Proposal;

•	furnish any non-public information regarding the Company or any of its subsidiaries to any third person in connection with or in response to a Competing Proposal;

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•	participate in any discussions or negotiations with any third person with respect to any Competing Proposal;

•	terminate, waive, amend or modify any provision of, or grant permission under, any confidentiality agreement or standstill agreement to which the Company or any of its subsidiaries is party;

•	waive the applicability of all or any portion of any takeover statute in respect of any person; or

•	resolve to agree to take any of the foregoing actions.

Under certain circumstances, however, and in compliance with its obligations contained in the Merger Agreement, the Company may furnish information with respect to the Company and its subsidiaries to, and participate in discussions or negotiations with, the person making a Competing Proposal if, in addition to other conditions, the Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement and described in the section captioned “The Merger Agreement – Restriction on Solicitation of Competing Proposals”). Under certain circumstances, the Company is permitted to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal after or concurrently with the payment by the Company to Parent of a termination fee of $11 million (the “Company Termination Fee”).

Termination of the Merger Agreement (Page 90)

The Merger Agreement may be terminated under the following circumstances:

•	by Parent and the Company by mutual written consent if the Board has recommended termination;

•	by either Parent or, if the Board recommended termination, the Company if:

•	the closing of the Merger has not occurred on or before December 29, 2017 (the “Outside Date”);

•	the Requisite Stockholder Approval has not been obtained at a stockholders’ meeting or any adjournment or postponement thereof; or

•	a governmental entity of competent jurisdiction has issued a final, non-appealable law, order, decree or injunction permanently enjoining, restraining or prohibiting the Merger;

•	by Parent, if:

•	the Board has failed to include its recommendation that the Company stockholders adopt the Merger Agreement in this proxy statement or has effected a Change of Company Recommendation (as defined in the Merger Agreement and described in the section captioned “The Merger Agreement – Obligation of the Board with respect to Its Recommendation”); or

•	the Company has breached any of its representations, warranties or covenants in the Merger Agreement, and such breach would result in certain conditions to the Merger not being satisfied and such breach is not curable prior to the Outside Date or has not been cured within 30 calendar days after delivery of notice thereof by Parent to the Company;

•	by the Company, if:

•	prior to the Company stockholder approval, (i) the Board has effected a Change of Company Recommendation, (ii) the Company has complied with the non-solicitation provisions of the Merger Agreement, (iii) concurrently with, or immediately after, the termination of the Merger Agreement, the Company enters into a definitive acquisition agreement with respect to a Superior Proposal and (iv) the Company has previously paid or substantially concurrently pays the Company Termination Fee to Parent;

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•	Parent or Sub has breached any of its representations, warranties or covenants in the Merger Agreement, and such breach would result in certain conditions to the Merger not being satisfied and such breach is not curable prior to the Outside Date or has not been cured within 30 calendar days after delivery of notice by the Company to Parent; or

•	(i) all conditions to Parent’s and Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions, by their nature, are to be satisfied by actions taken at the closing, and each of which is capable of being satisfied at the closing and is reasonably expected to be satisfied as of the closing), (ii) Parent and Sub fail to consummate the Merger on the date as required by the Merger Agreement, (iii) the Company has irrevocably confirmed by written notice to Parent that all conditions to the Company’s obligations to effect the Merger have been satisfied or irrevocably waived (other than those conditions which, by their nature, are to be satisfied by actions taken at the closing) and the Company stands ready, willing and able to consummate the Merger and (iv) Parent and Sub fail to consummate the Merger on the third business day following delivery of such written notice.

Effect of Termination (Page 91)

If the Merger Agreement is terminated, the Merge Agreement will become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective subsidiaries, officers or directors or any Affiliate of any of the foregoing, except that certain specified provisions of the Merger Agreement will survive any such termination and remain in full force and effect. Subject to the termination fees payable by the Company or Parent described below, the termination of the Merger Agreement will not relieve any party from any liabilities or damages incurred or suffered by another party as a result of such first party’s intentional fraud or willful and material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

Company Termination Fee (Page 92)

The Company has agreed to pay Parent the Company Termination Fee if the Merger Agreement is terminated as described below:

•	by Parent if the Board has failed to include its recommendation that the Company stockholders adopt the Merger Agreement in this proxy statement or has effected a Change of Company Recommendation; or

•	by the Company if (i) the Board has effected a Change of Company Recommendation, (ii) the Company complies with the non-solicitation provisions of the Merger Agreement, and (iii) concurrently with, or immediately after, the termination of the Merger Agreement, the Company enters into a definitive acquisition agreement with respect to a Superior Proposal.

In addition, the Company has agreed to pay Parent the Company Termination Fee if the Merger Agreement is terminated as described below:

•	(i) by the Company or Parent if the closing has not occurred on or before the Outside Date (but only if the terminating party has not materially breached any representation, warranty or covenant, which has caused the failure of the closing to occur on or before the Outside Date), (ii) by the Company or Parent if the Requisite Stockholder Approval has not been obtained at the Special Meeting or any adjournment or postponement thereof, or (iii) by Parent if the Company’s failure to perform in any material respect its obligations, agreements or covenants under the Merger Agreement required to be performed prior to or at the closing has resulted in the closing condition relating to the Company’s performance of obligations, agreements or covenants not being satisfied, and such failure is not curable prior to the Outside Date, or if curable prior to the Outside Date, it has not been cured within 30 calendar days after delivery of written notice thereof by Parent to the Company;

•	prior to the Special Meeting or any adjournment or postponement thereof, a Competing Proposal has been publicly disclosed; and

•	within 12 months after the termination of the Merger Agreement, the Company has entered into a definitive agreement with respect to any Competing Proposal and any Competing Proposal is subsequently consummated; provided that each reference to 20% in the definition of “Competing Proposal” will be deemed to be a reference to “50%.”

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Reverse Termination Fee and Other Remedies (Page 92)

Parent has agreed to pay the Company $17 million (the “Reverse Termination Fee”) if the Merger Agreement is terminated as described below:

•	by the Company if (i) all conditions to Parent’s and Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions, by their nature, are to be satisfied by actions taken at the closing, and each of which is capable of being satisfied at the closing and is reasonably expected to be satisfied as of the closing), (ii) Parent and Sub fail to consummate the Merger on the closing date as required by the Merger Agreement, (iii) the Company has irrevocably confirmed by written notice to Parent that (A) all conditions to the Company’s obligations to effect the Merger have been satisfied or irrevocably waived (other than those conditions which, by their nature, are to be satisfied by actions taken at the closing) and (B) the Company stands ready, willing and able to consummate the Merger (and it has not delivered written notice purporting to revoke such notice) and (iv) Parent and Sub fail to consummate the Merger on the third business day following delivery of such written notice; or

•	by the Company or Parent if the closing has not occurred on or before the Outside Date (but only if the terminating party has not materially breached any representation, warranty or covenant, which has caused the failure of the closing to occur on or before the Outside Date) at a time when the Company had the right to terminate the Merger Agreement under the circumstance described in the immediately preceding bullet point.

Furthermore, Parent has agreed that the Company has the right to seek damages following a termination of the Merger Agreement by the Company in the instance where Parent or Sub has intentionally breached its covenants specified in Article V of the Merger Agreement and such breach is not curable prior to the Outside Date or has not been cured within 30 days after delivery of notice by the Company to Parent; provided, however, that under no circumstance will the Company or any of its affiliates be entitled to receive damages for such alleged intentional breach in excess of $15 million.

In addition, prior to the termination of the Merger Agreement by the Company, the Company will be entitled to obtain specific performance to cause Parent and Sub to cause the Equity Financing to be funded and to consummate the Merger under certain circumstances. If a court of competent jurisdiction has declined to specifically enforce such obligations of Parent and has instead granted an award of damages for such alleged breach of Parent’s obligations and Parent does not consummate the Merger within ten business days, the Company may enforce such award and accept damages for such alleged breach; provided, however, that under no circumstances will the Company or any of its affiliates be entitled to enforce such an award or accept damages for such alleged breach in excess of $25 million.

The Company will not be permitted or entitled to receive both such grant of specific performance (or damages contemplated pursuant to the immediately preceding paragraph) and the payment of the Reverse Termination Fee or damages relating to any intentional breach.

Appraisal Rights (Page 67)

Under the DGCL, our stockholders that do not vote in favor of the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares of our common stock in cash as determined by the Delaware Court of Chancery (the “Court of Chancery”), but only if they comply fully with all of the applicable requirements of the DGCL for exercise of such appraisal rights, which requirements are summarized in this proxy statement. Any appraisal amount determined by the Court of Chancery could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to us before the vote on the adoption of the Merger Agreement, and must not vote or otherwise submit a proxy in favor of the adoption of the Merger Agreement. Failure to follow the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to promptly seek the advice of your own legal and financial advisors. See the section captioned “The Merger — Appraisal Rights,” beginning on page 67, and Annex C for additional information about these matters.

Recommendation of the Board and Reasons for the Merger (Page 40)

After careful consideration and consulting with the legal and financial advisors to the Board, the Board has unanimously (i) adopted and declared advisable the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (iii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of the Company and its stockholders, and (iv) recommended that the Company stockholders adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company stockholders for adoption.

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Accordingly, the Board unanimously recommends that you vote:

•	“FOR” the proposal to adopt the Merger Agreement;

•	“FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger; and

•	“FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at that time to approve the proposal to adopt the Merger Agreement.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 62)

In considering the recommendation of the Board that you vote “FOR” the proposal to adopt the Merger Agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. You should keep this in mind when considering the recommendation of the Board in favor of the adoption of the Merger Agreement. The Board was aware of these interests and considered them at the time the Board approved the Merger Agreement and made its recommendation to the Company stockholders. For more information, see the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Voting Agreement (Page 94)

Concurrently with the execution of the Merger Agreement, Randolph K. Repass, his spouse and certain of the Repass family trusts, which beneficially owned, in the aggregate, approximately 20% of the issued and outstanding shares of our common stock as of that date, entered into a voting and support agreement (the “Voting Agreement”) with Parent and Sub. Certain other Repass family trusts, which beneficially owned shares of our common stock but were not able to deliver their signature pages concurrently with the execution of the Merger Agreement, signed the Voting Agreement on the following day, June 30, 2017, which increased the total issued and outstanding shares of our common stock subject to the Voting Agreement to approximately 24% as of June 30, 2017 and [ ● ] as of the Record Date. Pursuant to the Voting Agreement, they agreed, among other things, during the period beginning on the date of the Voting Agreement and ending on its termination date set forth therein, (i) to vote in favor of the Merger and the other transactions contemplated by the Merger Agreement, (ii) to certain restrictions in the transfer of their shares of our common stock, (iii) to vote against any action or agreement which could reasonably be expected to impede, interfere with, prevent, delay or adversely affect the Merger Agreement or the Merger and (iv) to not take and to cause his or her representatives to not take any actions, directly or indirectly, any actions that the Company is prohibited from taking under the Merger Agreement as they relate to the restriction on the solicitation of competing proposals. Mr. Repass executed the Voting Agreement as a Company stockholder, and therefore it does not limit or restrict him from acting in his capacity as a director of the Company, in his discretion on any matter. The foregoing summary of the Voting Agreement is subject to, and qualified in its entirety by reference to, the full text of the Voting Agreement. A copy of the Voting Agreement is attached as Annex D to this proxy statement and is incorporated herein by reference.

Opinion of Guggenheim Securities, LLC (Page 45)

The Board retained Guggenheim Securities, LLC (“Guggenheim”) as its financial advisor in connection with the potential sale of the Company. Guggenheim delivered an opinion to the Board to the effect that, as of June 29, 2017 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger Consideration was fair, from a financial point of view, to holders of shares of our common stock (excluding the Company or any of its wholly owned subsidiaries or Parent or any of its wholly owned subsidiaries). The full text of Guggenheim’s written opinion, which is attached as Annex B to this proxy statement and which you should read carefully and in its entirety, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, capital markets and other conditions and the information made available to Guggenheim, as of the date of such opinion.

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Guggenheim’s opinion was provided to the Board (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration. Guggenheim’s opinion and any materials provided in connection therewith did not constitute a recommendation to the Board with respect to the Merger, nor does Guggenheim’s opinion and any materials provided in connection therewith constitute advice or a recommendation to any holder of shares of our common stock as to how to vote or act in connection with the Merger or otherwise. Guggenheim’s opinion addresses only the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to be paid to holders of our common stock (excluding the Company or any of its wholly owned subsidiaries or Parent or any of its wholly owned subsidiaries) to the extent expressly specified in such opinion and does not address any other term, aspect or implication of the Merger, the Merger Agreement (including, without limitation, the form or structure of the Merger) or any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or any financing or other transactions related thereto.

For a description of the opinion that the Board received from Guggenheim, see the section captioned “The Merger—Opinion of Guggenheim Securities, LLC.” beginning on page 45.

Market Price and Dividend Data (Page 96)

Our common stock is traded on the NASDAQ under the symbol “WMAR.” On June 29, 2017, the last full trading day prior to the public announcement of the Merger, the closing price for our common stock was $9.65 per share. On July 14, 2017, the latest practicable date before the printing of this proxy statement, the closing price for our common stock was $12.86 per share.

Certain Effects of the Merger (Page 29)

Upon consummation of the Merger, Sub will be merged with and into the Company upon the terms set forth in the Merger Agreement. As the Surviving Corporation in the Merger, the Company will continue to exist following the Merger as a wholly-owned subsidiary of Parent.

Following the consummation of the Merger, shares of our common stock will no longer be traded on the NASDAQ or any other public market. In addition, the registration of shares of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Effect on the Company if the Merger is Not Consummated (Page 30)

If the Merger Agreement is not adopted by stockholders or if the Merger is not consummated for any other reason, the Company stockholders will not receive any payment for their shares of our common stock. Instead, the Company will remain an independent public company, our common stock will continue to be listed and traded on the NASDAQ and registered under the Exchange Act, and we will continue to file periodic and current reports with the Securities and Exchange Commission (the “SEC”).

The Special Meeting (Page 21)

Date, Time and Place

A special meeting of the Company stockholders (the “Special Meeting”) will be held on [ ● ], 2017, at [ ● ] [a.m./p.m.], Pacific Time, at West Marine Support Center located at 500 Westridge Drive, Watsonville, California 95076-4100.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on [ ● ], 2017 (the “Record Date”). You will have one vote at the Special Meeting for each share of our common stock that you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask our stockholders to vote on proposals to: (1) adopt the Merger Agreement; (2) approve, by non-binding, advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger and (3) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. You will also at the Special Meeting be asked to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

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Quorum

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Special Meeting constitutes a quorum for the purpose of considering the proposals. As of the close of business on the Record Date, there were [ ● ] shares of our common stock outstanding. If you are a Company stockholder of record as of the close of business on the Record Date and you vote by mail, by telephone, through the Internet or in person at the Special Meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of our common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker or other nominee with voting instructions, then your shares will not be counted as present in determining the presence of a quorum.

Required Vote

If a quorum is present, the affirmative vote of a majority of the issued and outstanding shares of our common stock is required to adopt the Merger Agreement. A failure to vote your shares of our common stock or an abstention from voting will have the same effect as a vote against the proposal to adopt the Merger Agreement.

Approval of each of the non-binding, advisory vote, of certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger, if a quorum is present and the proposal to adjourn the Special Meeting, whether or not a quorum is present at the Special Meeting, requires the affirmative vote of the majority of the votes cast for either proposal. Abstentions and failure to vote your shares will have no effect on these proposals.

As described above, concurrently with the execution of the Merger Agreement, Randolph K. Repass, his spouse and certain of the Repass family trusts, which beneficially owned, in the aggregate, approximately 20% of the issued and outstanding shares of our common stock as of that date, entered into the Voting Agreement with Parent and Sub. Certain other Repass family trusts, which beneficially owned shares of our common stock but were not able to deliver their signature pages concurrently with the execution of the Merger Agreement, signed the Voting Agreement on the following day, June 30, 2017, which increased the total issued and outstanding shares of our common stock subject to the Voting Agreement to approximately 24% as of June 30, 2017 and [ ● ] as of the Record Date. Pursuant to the Voting Agreement, they agreed, among other things, during the period beginning on the date of the Voting Agreement and ending on its termination date set forth therein, to vote in favor of the Merger and the other transactions contemplated by the Merger Agreement.

How to Vote

If your shares are registered in your name with our transfer agent, Computershare Investor Services, LLC, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of our common stock, your bank, broker or other nominee will not be able to vote your shares at the Special Meeting.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing shares of our common stock will be mailed to stockholders if the Merger is consummated.

For additional information regarding the procedure for delivering your proxy, see the sections captioned “The Special Meeting—Voting of Proxies” beginning on page 22. If you have any questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our Corporate Secretary at 500 Westridge Drive, Watsonville, California 95076-4100.

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QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	The Board is furnishing this proxy statement and form of proxy card to the holders of shares of our common stock, as of the Record Date, in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

1)	To adopt the Merger Agreement pursuant to which Sub will merge with and into the Company, and the Company will become a wholly-owned subsidiary of Parent (Proposal 1);

2)	To approve, by non-binding, advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (Proposal 2); and

3)	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (Proposal 3).

Q:	When and where is the Special Meeting?

A:	The Special Meeting will take place on [ ● ], 2017, at [ ● ]:00 [a.m./p.m.], Pacific Time, at West Marine Support Center located at 500 Westridge Drive, Watsonville, California 95076-4100.

Q:	Who is entitled to vote at the Special Meeting?

A:	Stockholders as of the close of business on the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of our common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of our common stock owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:

Yes. All stockholders as of the close of business on the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of our common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

Even if you plan to attend the Special Meeting in person, to ensure that your shares of our common stock will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted by you with respect to the shares so voted in person.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

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Q:	What is the proposed Merger and what effects will it have on the Company?

A:	The proposed Merger is the acquisition of the Company by Parent. If the proposal to adopt the Merger Agreement is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent and an affiliate of Monomoy Capital Partners, and our common stock will no longer be publicly traded and will be delisted from the NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic or current reports with the SEC.

Q:	What will I receive if the Merger is consummated?

A:	As a result of the Merger, each issued and outstanding share of our common stock prior to the Effective Time, other than the Cancelled Shares and Dissenting Shares, will be cancelled and cease to exist and will automatically be converted into the right to receive the Merger Consideration, equal to $12.97 per share in cash, without interest, subject to any withholding taxes. For example, if you own 100 shares of our common stock, you will receive $1,297.00 in cash in exchange for your shares of our common stock, without interest and less any applicable withholding taxes.

Q:	How does the Merger Consideration compare to the market price of the common stock?

A:	The Merger Consideration represents a premium of approximately 34.4% over the closing price of our common stock $9.65, as reported on the NASDAQ on June 29, 2017, the last full trading day before the entering into of the Merger Agreement, and approximately 31.7% over the average closing price of our common stock reported on the NASDAQ for the trading days during the 30-day period ended on June 29, 2017.

Q:	Why am I being asked to consider and cast a non-binding advisory vote to approve certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger?

A:	In July 2010, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the Merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. For additional information, see the section captioned “The Special Meeting — Proposal 2: Advisory, Non-Binding Vote to Approve Certain Merger-Related Executive Compensation Arrangements.”

Q:	What will happen if the Company stockholders do not approve the non-binding compensation advisory proposal?

A:	The vote to approve the non-binding compensation advisory proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Approval of the non-binding compensation advisory proposal is not a condition to consummation of the Merger, and it is advisory in nature only, meaning that it will not be binding on the Company or Parent or any of their respective subsidiaries. Accordingly, if the Merger Agreement is adopted by the Company stockholders and the Merger is consummated, the compensation that is based on or otherwise relates to the Merger will be payable to our named executive officers even if this proposal is not approved.

Q:	What do I need to do now?

A:	We encourage you to (i) read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you, and (ii) then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	Should I send in my stock certificates now?

A:

No. After the Merger is consummated, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the Paying Agent in order to receive the appropriate cash payment for the shares of our common stock represented by your stock certificates, as described in the section captioned “The Merger Agreement — Exchange and Payment Procedures.” You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

If your shares are held in “street name” by your broker, bank, or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your shares held in “street name.”

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Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:	The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of our common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of our common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board recommend that I vote?

A:

The Board, after considering the various factors described in the section captioned “The Merger — Recommendation of the Board and Reasons for the Merger,” has unanimously (i) adopted and declared advisable the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (iii) determined that the Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of the Company and its stockholders, and (iv) recommended that the Company stockholders adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company stockholders for adoption.

Accordingly, the Board recommends that you vote (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger and (iii) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement.

Q:	What happens if the Merger is not consummated?

A:

If the Merger Agreement is not adopted by stockholders or if the Merger is not consummated for any other reason, stockholders will not receive any payment for their shares of our common stock. Instead, the Company will remain an independent public company, our common stock will continue to be listed and traded on the NASDAQ and registered under the Exchange Act, and we will continue to file periodic and current reports with the SEC. See the section captioned “The Merger — Effect on the Company if the Merger is Not Consummated.”

Under specified circumstances, the Company will be required to pay Parent the Company Termination Fee upon the termination of the Merger Agreement, as described in the section captioned “The Merger Agreement — Company Termination Fee.”

Q:	What constitutes a quorum?

A:

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Special Meeting constitutes a quorum for the purpose of considering the proposals. As of the close of business on the Record Date, there were [ ● ] shares of our common stock outstanding. If you are a Company stockholder of record (i.e., your shares of our common stock are registered in your name with the Company’s transfer agent) as of the close of business on the Record Date and you vote by mail, by telephone, through the Internet or in person at the Special Meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of our common stock (i.e., you hold your shares in the name of a bank, broker or other nominee and these proxy materials are being forwarded to you by that entity) and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker or other nominee with voting instructions, then your shares will not be counted as present in determining the presence of a quorum.

All shares of our common stock held by stockholders that are present in person, or represented by proxy, and entitled to vote at the Special Meeting, regardless of how such shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the Special Meeting may be adjourned.

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Q:	What vote is required to approve the Adoption of the Merger Agreement (Proposal 1)?

A:

Adoption of the Merger Agreement (Proposal 1). The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on such proposal.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to (i) submit a signed proxy card, (ii) grant a proxy over the Internet or by telephone or (iii) vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	What vote is required to approve the Advisory Vote regarding Merger-Related Compensation (Proposal 2) and the Adjournment or Postponement of the Special Meeting (Proposal 3)?

A:

Advisory Vote regarding Merger-Related Compensation (Proposal 2). Approval, by non-binding, advisory vote, of certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger requires the affirmative vote of the majority of the votes cast for the proposal.

Adjournment or Postponement of the Special Meeting (Proposal 3). Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, whether or not a quorum is present, requires the affirmative vote of the majority of the votes cast for the proposal.

The failure of any stockholder of record to (i) submit a signed proxy card, (ii) grant a proxy over the Internet or by telephone or (iii) vote in person by ballot at the Special Meeting will not have any effect on either of Proposal 2 or Proposal 3. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on either of these proposals. Similarly, abstentions will have no effect on these proposals.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. For voting purposes, any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, and as a result, any shares held in “street name” will not be combined for voting purposes with shares that you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for the shares held in each such form, because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing such account.

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Q:	How may I vote?

A:	If you are a stockholder of record (that is, if your shares of our common stock are registered in your name with Computershare Investor Services, LLC, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•	by attending the Special Meeting and voting in person by ballot;

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of our common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the proposal to approve, by non-binding, advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger or the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us in accordance with the instructions therein prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to the Corporate Secretary; or

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•	attending the Special Meeting and voting in person by ballot.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger; and (iii) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:	The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. See the section captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

A:

If you are a U.S. Holder (as defined under the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of our common stock for cash pursuant to the Merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you received pursuant to the Merger and your adjusted tax basis in the shares of our common stock surrendered pursuant to the Merger.

A Non-U.S. Holder (as defined under the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

You should consult your own tax advisor to determine the U.S. federal income tax consequences of the Merger to you in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of certain U.S. federal income tax consequences of the Merger is provided under the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will happen to outstanding West Marine equity-based awards in the Merger?

A:	For information regarding the treatment of outstanding West Marine equity-based awards, see the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger —Treatment of Equity-Based Awards.”

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Q:	What will happen to the Company’s Amended and Restated Associates Stock Buying Plan?

A:	For information regarding the treatment of Company’s Amended and Restated Associates Stock Buying Plan (the “SPP”), see the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger —Treatment of Purchase Rights under the SPP.”

Q:	When do you expect the Merger to be Consummated?

A:	We are working toward consummating the Merger as quickly as possible and currently expect to consummate the Merger in the third quarter of fiscal year 2017. However, the exact timing of consummation of the Merger cannot be predicted because the Merger is subject to the closing conditions described in the section captioned “The Merger Agreement — Conditions to the Merger,” many of which are outside of our control.

Q:	If the Merger is consummated, how will I receive the cash for my shares?

A:

If the Merger is consummated and your shares of our common stock are held in book-entry, the Paying Agent (as defined in the Merger Agreement and described in the section captioned “The Merger Agreement — Exchange and Payment Procedures”) will issue and deliver to you a check or wire transfer for your shares without any further action on your part. If you are a stockholder of record with your shares held in certificate form, you will receive a letter of transmittal with instructions on how to send your shares of our common stock to the Paying Agent in connection with the Merger. The Paying Agent will issue and deliver to you a check or wire transfer for your shares after you comply with these instructions. Please do not send your stock certificates with your proxy card. See the section captioned “The Merger Agreement — Exchange and Payment Procedures.”

If your shares are held in “street name” by your broker, bank, or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your shares held in “street name.”

Q:	Am I entitled to appraisal rights under Delaware law?

A:	If the Merger is consummated, stockholders who do not vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and who properly demand, and perfect, appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). This means that holders of shares of our common stock are entitled to have their shares appraised by the Court of Chancery and to receive payment in cash of the “fair value” of the shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement in the section captioned “The Merger — Appraisal Rights,” and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement.

Q:	Do any of the Company’s directors or officers have interests in the Merger that may differ from those of the Company stockholders generally?

A:	In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. The Board was aware of these interests and considered them at the time the Board approved the Merger Agreement and made its recommendation to the Company stockholders. For more information, see the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	What will happen to the Company directors following the Merger?

A:	If the Merger is consummated, all members of our Board will cease to be members of the Board at the effective time of the Merger. The Merger Agreement provides that, at the effective time of the Merger, the directors of Sub immediately prior to Effective Time will become the directors of the Surviving Corporation.

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Q:	Who can help answer my questions?

A:	If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor (as defined in the section captioned “The Special Meeting — Solicitation of Proxies”):

D.F. King & Co., Inc.

Stockholders May Call Toll-Free: (866) 751-6312

Banks & Brokers May Call Collect: (212) 269-5550

Email: WMAR@dfking.com

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FORWARD-LOOKING STATEMENTS

This proxy statement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and Section 21E of the Exchange Act. All statements included or incorporated by reference in this proxy statement, other than statements of historical fact, are forward-looking statements. Stockholders can identify forward-looking statements by the use of words such as “estimate,” “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue” or the negative of such terms, or other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Actual results may be materially different from any future results expressed or implied by such forward-looking statements. Among other risks and uncertainties, there can be no guarantee that the Merger will be consummated, or if it is consummated, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the acquisition include: (i) the Company may be unable to obtain the approval of the Company stockholders as required for the proposed transaction; (ii) other conditions to the closing of the proposed transaction may not be satisfied or waived; (iii) the proposed transaction may involve unexpected costs, liabilities or delays; (iv) the Company’s business may suffer as a result of uncertainty surrounding the proposed Merger, including due to disruption of current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (v) the outcome of any legal proceedings related to the proposed transaction; (vi) the ability and timing to obtain required regulatory approvals; and (vii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement. For a discussion of relevant factors, risks and uncertainties that could materially affect the Company’s future results, attention is directed to the “Risk Factors” section in this proxy statement and “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017 and incorporated herein by reference. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this filing or to reflect the occurrence of unanticipated events.

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RISK FACTORS

Risks Relating to the Pending Merger

If the proposed Merger is not consummated, our business could be harmed and our stock price could decline.

The consummation of the Merger is conditioned upon, among other things, the adoption of the Merger Agreement by our stockholders and other customary closing conditions. Therefore, the Merger may not be consummated or may not be consummated in a timely manner. If the Merger Agreement is terminated, the market price of our common stock will likely decline. In addition, our stock price may decline as a result of the fact that we have incurred and will continue to incur significant expenses related to the Merger prior to its closing that will not be recovered if the Merger is not consummated. If the Merger Agreement is terminated under certain circumstances as described below under “The Merger Agreement — Company Termination Fee” we may be obligated to pay Parent the Company Termination Fee of $11 million. As a consequence of the failure of the Merger to be consummated, as well as of some or all of these potential effects of the termination of the Merger Agreement, our business could be harmed in that concerns about our viability are likely to increase, making it more difficult to retain employees and existing customers and to generate new business.

The fact that there is a Merger pending could harm our business, revenue and results of operations.

While the Merger is pending, it creates uncertainty about our future. As a result of this uncertainty, customers may decide to delay, defer, or cancel purchases of our products pending consummation of the Merger or termination of the Merger Agreement. If these decisions represent a significant portion of our anticipated revenue, our results of operations and quarterly revenues could be substantially below the expectations of investors.

In addition, while the Merger is pending, we are subject to a number of risks that may harm our business, revenue and results of operations, including:

•	the diversion of management and employee attention and the unavoidable disruption to our relationships with customers and vendors may detract from our ability to grow revenues and minimize costs;

•	we have and will continue to incur significant expenses related to the Merger prior to its closing;

•	it may be difficult for us to retain employees due to the announcement and pendency of the Merger; and

•	we may be unable to respond effectively to competitive pressures, industry developments and future opportunities.

Our executive officers may have interests in the Merger other than, or in addition to, the interests of our stockholders generally.

Members of our Board and our executive officers may have interests in the Merger that are different from, or are in addition to, the interests of our stockholders generally. Our Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. You should keep this in mind when considering the recommendation of the Board in favor of the adoption of the Merger Agreement. These interests include the treatment of outstanding equity awards upon consummation of the Merger pursuant to the Merger Agreement, the vesting or delivery of outstanding equity awards and payments that may come due in connection with a change of control , which will occur upon the consummation of the Merger, under the Company’s Amended and Restated Executive Officer Severance Plan, and the continuation of indemnification obligations and directors’ and officers’ insurance for former and continuing officers and directors.

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THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the Special Meeting.

Date, Time and Place

We will hold the Special Meeting on [ ● ], 2017, at [ ● ] [a.m./p.m.], Pacific Time, at West Marine Support Center located at 500 Westridge Drive, Watsonville, California 95076-4100.

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on proposals to: (i) adopt the Merger Agreement (Proposal 1); (ii) consider a non-binding, advisory proposal to approve certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (Proposal 2); and (iii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement (Proposal 3). You will also at the Special Meeting be asked to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders of record as of the close of business on the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at West Marine Support Center located at 500 Westridge Drive, Watsonville, California 95076-4100, during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the Record Date, there were [ ● ] shares of our common stock issued and outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of the holders of [ ● ] shares of our common stock, representing a majority of the shares of our common stock issued and outstanding and entitled to vote at the Special Meeting, constitutes a quorum for the Special Meeting.

If you are a Company stockholder of record and you vote by mail, by telephone or through the Internet or in person at the Special Meeting, then your shares of our common stock will be counted as part of the quorum. If you are a “street name” holder of shares of our common stock and you provide your bank, broker or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your bank, broker or other nominee with voting instructions, then your shares will not be counted as present in determining the presence of a quorum.

All shares of our common stock held by stockholders of record that are present in person or represented by proxy and entitled to vote at the Special Meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the Special Meeting may be adjourned.

Vote Required for Approval

Adoption of the Merger Agreement (Proposal 1). If a quorum is present, the adoption of the Merger Agreement (Proposal 1) requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on such matter.

Advisory Vote regarding Merger-Related Compensation (Proposal 2). If a quorum is present, approval, by non-binding, advisory vote, of certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger requires the affirmative vote of the majority of the votes casts on such proposal at the Special Meeting.

Adjournment or Postponement of the Special Meeting (Proposal 3). Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, whether or not a quorum is present, requires the affirmative vote of the majority of the votes casts on such proposal at the Special Meeting.

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Concurrently with the execution of the Merger Agreement, Randolph K. Repass, his spouse and certain of the Repass family trusts, which beneficially owned, in the aggregate, approximately 20% of the issued and outstanding shares of our common stock as of that date, entered into the Voting Agreement with Parent and Sub. Certain other Repass family trusts, which beneficially owned shares of our common stock but were not able to deliver their signature pages concurrently with the execution of the Merger Agreement, signed the Voting Agreement on the following day, June 30, 2017, which increased the total issued and outstanding shares of our common stock subject to the Voting Agreement to approximately 24% as of June 30, 2017 and [ ● ] as of the Record Date. Pursuant to the Voting Agreement, they agreed, among other things, during the period beginning on the date of the Voting Agreement and ending on its termination date set forth therein, to vote in favor of the Merger and the other transactions contemplated by the Merger Agreement.

Abstentions and Broker Non-Votes

The proposal to adopt the Merger Agreement (Proposal 1) requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on such matter. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

The proposal to approve, by non-binding, advisory vote, of certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (Proposal 2), requires the affirmative vote of the majority of the votes cast on such proposal at the Special Meeting. Consequently, abstentions and failure to vote your shares will have no effect on this proposal.

The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, whether or not a quorum is present (Proposal 3), requires the affirmative vote of the majority of the votes cast on such proposal at the Special Meeting. Consequently, abstentions and failure to vote your shares will have no effect on this proposal.

All of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the Special Meeting. A broker non-vote occurs when shares held by a bank, broker or other nominee are represented at a meeting, but the bank, broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal. Accordingly, if your shares are held in “street name,” your bank, broker or other nominee will NOT be able to vote your shares of our common stock on any of the proposals, and your shares will not be counted as present in determining the presence of a quorum, unless you have properly instructed your bank, broker or other nominee on how to vote. Because Proposal 1 requires the affirmative vote of a majority of the outstanding shares of our common stock, the failure to provide your bank, broker or other nominee with voting instructions will have the same effect as a vote “AGAINST” Proposal 1. Because the approval of each of Proposal 2 and Proposal 3 requires the affirmative vote of the majority of the votes cast on such proposal at the Special Meeting, and because your bank, broker or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker or other nominee with voting instructions will have no effect on each such proposal.

Shares Held by the Company’s Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [ ● ] shares of our common stock, representing approximately [ ● ]% of the total shares of our common stock outstanding on the Record Date. Concurrently with the execution of the Merger Agreement, Randolph K. Repass, his spouse and certain of the Repass family trusts, which beneficially owned, in the aggregate, approximately 20% of the issued and outstanding shares of our common stock as of that date, entered into the Voting Agreement with Parent and Sub. Certain other Repass family trusts, which beneficially owned shares of our common stock but were not able to deliver their signature pages concurrently with the execution of the Merger Agreement, signed the Voting Agreement on the following day, June 30, 2017, which increased the total issued and outstanding shares of our common stock subject to the Voting Agreement to approximately 24% as of June 30, 2017 and [ ● ] as of the Record Date. Pursuant to the Voting Agreement they agreed, among other things, during the period beginning on the date of the Voting Agreement and ending on the termination date set forth therein, (i) to vote in favor of the Merger and the other transactions contemplated by the Merger Agreement, (ii) on certain restrictions in the transfer of their shares of our common stock, and (iii) to vote against any or agreement which could reasonably be expected to impede, interfere with, prevent, delay or adversely affect the Merger Agreement or the Merger.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare Investor Services, LLC, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

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If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (i) “FOR” the Adoption of the Merger Agreement (Proposal 1); (ii) “FOR” the Advisory Vote regarding Merger-Related Compensation (Proposal 2); and (iii) “FOR” the Adjournment or Postponement of the Special Meeting (Proposal 3).

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return the voting form provided by your bank, broker or other nominee, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” Proposal 1, but will have no effect on Proposal 2 or Proposal 3.

Revocability of Proxies

If you are a stockholder of record on the Record Date, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Corporate Secretary; or

•	attending the Special Meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of our common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned, postponed or delayed.

The Board’ Recommendation

The Board, after considering the various factors described in the section captioned “The Merger — Recommendation of the Board and Reasons for the Merger,” has unanimously (i) adopted and declared advisable the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (iii) determined that the Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of the Company and its stockholders, and (iv) recommended that the Company stockholders of the Company adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company stockholders for adoption.

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The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement (Proposal 1), “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (Proposal 2) and “FOR” the proposal to adjourn the Special Meeting if necessary or appropriate, as determined by the Company, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement (Proposal 3).

Solicitation of Proxies

The expense of soliciting proxies will be borne by the Company. We have retained D.F. King & Co., Inc., a proxy solicitation firm (the “Proxy Solicitor”) to solicit proxies in connection with the Special Meeting at a cost of $11,500, plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Consummation of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be consummated in the third quarter of fiscal year 2017.

Appraisal Rights

If the Merger is consummated, stockholders who do not vote in favor of the adoption of the Merger Agreement, who continuously hold their shares of our common stock through the Effective Time, and who properly demand appraisal of their shares of our common stock in compliance with the requirements of Section 262 of the DGCL are entitled to exercise appraisal rights in connection with the Merger under Section 262. This means that holders of shares of our common stock who may exercise appraisal rights and who also have properly exercised, perfected and not lost such appraisal rights are entitled to have their shares appraised by the Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Court of Chancery, so long as such holders comply exactly with the procedures established by Section 262.

Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the Merger Consideration.

To exercise your appraisal rights, you must follow exactly the procedures specified under the DGCL, including (i) delivering a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby; (ii) not submitting a proxy or otherwise voting in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby; and (iii) continuing to hold your shares of our common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement in the section captioned “The Merger — Appraisal Rights,” and Section 262 regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders.

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Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

If you are a stockholder of record, you may contact us by writing to West Marine, Inc., Attention: Investor Relations, 500 Westridge Drive, Watsonville, California 95076-4100 or calling (831) 728-2700. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

D.F. King & Co., Inc.

Stockholders May Call Toll-Free: (866) 751-6312

Banks & Brokers May Call Collect: (212) 269-5550

Email: WMAR@dfking.com

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PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to adopt the Merger Agreement.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the sections captioned “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot consummate the Merger without the affirmative vote of the holders of a majority of the outstanding shares of our common stock voting in favor of the proposal to adopt the Merger Agreement. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

The Board unanimously recommends that you vote “FOR” this proposal.

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PROPOSAL 2: ADVISORY, NON-BINDING VOTE TO APPROVE
CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger, as disclosed in the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.”

We are asking stockholders to indicate their approval of the various compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. These payments are set forth in the section captioned “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of the Company’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation and Leadership Development Committee of the Board, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of West Marine, Inc. approve, on a nonbinding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger —Interests of the Company’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” in the Company’s proxy statement for the Special Meeting.”

Stockholders should note that this proposal is not a condition to consummation of the Merger, and as an advisory vote, the result will not be binding on the Company, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

The Board unanimously recommends that you vote “FOR” this proposal.

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PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to vote in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board unanimously recommends that you vote “FOR” this proposal.

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THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties to the Merger

West Marine, Inc.

West Marine is a leading omni-channel specialty retailer exclusively offering boating gear, apparel, footwear and other waterlife-related products to anyone who enjoys recreational time on or around the water. Providing great customer experiences and a consistent brand is important to us, regardless of the sales channel our customer uses. With our numerous stores and our eCommerce websites reaching domestic and international customers, we are recognized as a dominant waterlife outfitter for cruisers, sailors, anglers and paddlesports enthusiasts.

Our principal executive offices are located at 500 Westridge Drive, Watsonville, California 95076-4100, and our telephone number is (831) 728-2700. Our common stock is listed on the NASDAQ under the symbol “WMAR.”

Rising Tide Parent Inc.

Parent is a Delaware corporation formed on June 27, 2017, solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Parent has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging the equity financing and debt financing in connection with the Merger.

Parent’s principal executive offices are located at 142 West 57th Street, 17th Floor, New York, New York 10019, and its telephone number is (212) 699-4000.

Rising Tide Merger Sub Inc.

Sub is a wholly-owned subsidiary of Parent and was formed on June 27, 2017, solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Sub has not engaged in any business activities other than those incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging the equity financing and debt financing in connection with the Merger. Upon the consummation of the Merger, Sub will cease to exist as a separate entity.

Sub’s principal executive offices are located at 142 West 57th Street, 17th Floor, New York, New York 10019, and its telephone number is (212) 699-4000.

Parent and Sub are entities affiliated with Monomoy, a private equity firm with $1.5 billion in committed capital. Through its three fund vehicles, Monomoy makes controlling investments in lower middle market businesses in the manufacturing, industrial, distribution and consumer products sectors. Monomoy’s principal executive offices are located at 142 West 57th Street, 17th Floor, New York, New York 10019, and its telephone number is (212) 699-4000.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is consummated, Sub will merge with and into the Company, and the Company will continue as the Surviving Corporation. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from the NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic or current reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation.

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The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such other time as is agreed upon in writing by Parent and the Company and specified in the certificate of merger in accordance with the DGCL.

Effect on the Company if the Merger is Not Consummated

If the Merger Agreement is not adopted by stockholders or if the Merger is not consummated for any other reason, the Company stockholders will not receive any payment for their shares of our common stock. Instead, the Company will remain an independent public company, our common stock will continue to be listed and traded on the NASDAQ and registered under the Exchange Act, and we will continue to file periodic and current reports with the SEC. In addition, if the Merger is not consummated, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which the Company operates and risks related to adverse economic conditions.

Furthermore, if the Merger is not consummated, and depending on the circumstances that caused the Merger not to be consummated, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not consummated, the Board will continue to evaluate and review the Company’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.

In addition, the Company may be required to pay to Parent the Company Termination Fee of $11 million if the Merger Agreement is terminated under specified circumstances. For more information, please see the section of this proxy statement captioned “The Merger Agreement — Company Termination Fee.”

Merger Consideration

At the Effective Time, each share of our common stock issued and outstanding immediately prior to the Effective Time (including any shares resulting from the exercise of Options or settlement of RSUs which become vested as of the consummation of the Merger, but excluding the Cancelled Shares and the Dissenting Shares) will be cancelled and automatically converted into the right to receive the Merger Consideration of $12.97 in cash, without interest, and subject to deduction for any required withholding tax. At the Effective Time, each Cancelled Share will be automatically canceled without payment of any consideration. Each Dissenting Share will not be converted into the right to receive Merger Consideration, unless and until such stockholder fails to perfect or effectively withdraws or loses such stockholder’s right to appraisal under Section 262 of the DGCL, at which time each such share of our common stock will be converted into and will be exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal is irrevocably lost, the Merger Consideration. The Dissenting Shares shall be treated in accordance with Section 262, as more fully described in the section captioned “The Merger — Appraisal Rights.”

Background of the Merger

The Board and management regularly review and evaluate our results of operations, financial position, business strategy and growth opportunities, as well as the trends and conditions affecting our industry and business generally. As part of its evaluation, the Board has, from time to time, considered a variety of strategic alternatives to the Company’s business strategies as an independent company, including consideration of potential strategic and financial alternatives to maximize stockholder value, such as business combinations, acquisitions and financing transactions.

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On May 26, 2016, the Board received an unsolicited, non-binding proposal letter from Monomoy, offering to acquire 100% of the Company’s issued and outstanding shares for a price per share in cash of $10.25. On May 26, 2016, the closing price of our common stock was $9.01.

On June 3, 2016, the Company sent a letter to Monomoy confirming receipt of the proposal, noting that the Board would review it and the Company would get back to Monomoy with the outcome of that review.

On June 7, 2016, the Board held a meeting to consider, among other things, Monomoy’s proposal. Members of the Company’s management as well as representatives of Sidley Austin LLP (“Sidley”), the Company’s outside counsel, participated in the meeting. At the meeting, representatives of Sidley outlined the fiduciary duties of the Board in considering an offer such as Monomoy’s proposal and generally in connection with engaging in a process that might result in a change of control of the Company. Following the discussion, the Board unanimously determined that the price per share included in Monomoy’s proposal did not provide meaningful incremental value relative to the Company’s stock price and the Company’s standalone prospects that would justify pursuing the proposal at that time. The Board also instructed management to work with Sidley to prepare a response letter to Monomoy on behalf of the Board.

On June 14, 2016, the Company sent a letter to Monomoy indicating that the Board had carefully considered Monomoy’s proposal and unanimously agreed that it was not one that the Company should explore.

On July 7, 2016, the Board received a second non-binding proposal letter from Monomoy, offering to acquire 100% of the Company’s issued and outstanding shares for a price per share in cash of $10.50.

On July 8, 2016, Matthew Hyde, Chief Executive Officer of the Company, Jeffrey Lasher, its Chief Financial Officer, and Pamela Fields, its General Counsel, Barbara L. Rambo, the chair of the Board, and representatives of Sidley held a meeting, during which the parties present discussed Monomoy’s revised offer. In light of the Board’s views as discussed at the June 7, 2016 meeting, it was the consensus of the group that while the Board was unlikely to be interested in pursuing Monomoy’s revised proposal, it would nonetheless be worthwhile to provide Monomoy with an opportunity to elaborate on its proposal. However, given that management was busy with closing the quarter and preparing for the earnings release and Form 10-Q filing, and also was deep in the process of completing its annual strategic plan for the Board’s review at the upcoming Board meeting, the best course of action at that time was to defer any formal response to Monomoy regarding its proposal until after the Board had an opportunity to review in detail the Company’s annual strategic plan at the upcoming Board meeting, but to continue engagement with Monomoy. It was agreed that Ms. Rambo should confirm the proposed approach with the other members of the Board.

Ms. Rambo subsequently confirmed with the other members of the Board that they agreed with that approach. Management then sent a letter to Monomoy stating that the Company would arrange a meeting, to occur after the Company issued its earnings release for the second quarter of fiscal year 2016, between representatives of Monomoy and Messrs. Hyde and Lasher for the purpose of enabling Monomoy to further elaborate on and discuss its proposal.

On August 16, 2016, Messrs. Hyde and Lasher met with representatives of Monomoy. During that meeting, Monomoy expressed its continued interest in acquiring the Company and suggested that the parties could enter into a non-disclosure agreement and engage in a due diligence review of the Company in furtherance of acquisition discussions. Mr. Hyde responded that he would discuss that with the Board at its next meeting.

Beginning on August 30 through September 1, 2016, the Board held its regularly scheduled three-day meeting at which members of management of the Company were in attendance. Management presented and discussed with the Board the Company’s annual strategic plan. Representatives of Sidley participated in a portion of the meeting on September 1, 2016, during which they made a presentation to the Board regarding certain legal considerations relevant to the Company remaining as a standalone public company versus exploring a potential business combination transaction, in light of Monomoy’s proposals received by the Board, and also discussed the fiduciary duties of the Board under Delaware law in the context of a potential business combination transaction. The Board then discussed Monomoy’s revised proposal and the Company’s possible responses. Following the discussion, the Board unanimously resolved to reject Monomoy’s revised proposal as inadequate, determined that entry into a non-disclosure agreement and conducting due diligence was not advisable at the time and instructed management to work with Ms. Rambo to develop a response to Monomoy. While the Board decided to reject Monomoy’s proposal as inadequate, the Board also decided that it should select a financial advisor to help it consider whether it might be an opportune time for the Company to explore various strategic options, including a sale of the Company.

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On September 12, 2016, Monomoy sent a third unsolicited, non-binding proposal letter to the Board, offering to acquire 100% of the Company’s issued and outstanding shares for a price per share in cash of $10.75.

On September 13, 2016, the Company sent a letter to Monomoy stating that the Board had considered Monomoy’s July 7 proposal at a recent meeting and had unanimously determined that the July 7 proposal did not present an opportunity that was in the best interest of the Company to explore. The letter also noted that the Company had received the September 12 proposal, which would be forwarded to the Board and considered by the Board at its next Board meeting. The Company’s letter also stated that the Board had considered Monomoy’s request to enter into a non-disclosure agreement, but the Board was in the process of reviewing the management’s long-term strategic plans and, as such, the Board had determined that entering into a non-disclosure agreement with Monomoy would be premature. The letter further stated that if, in the context of its review, the Board decided to pursue strategic alternatives, the Board would revisit Monomoy’s request.

On September 15, 2016, the Board held a meeting during which Mr. Hyde provided an update on Monomoy’s latest proposal. The Board discussed and approved the formation of a new subcommittee of the Board that would be administratively easier to convene, to pursue the evaluation of strategic alternatives, subject to approving a charter for the subcommittee by written consent to be circulated to the Board members. The Board decided to defer the review of Monomoy’s third proposal letter until the Board engaged a financial advisor.

On September 19, 2016, the Board approved, by unanimous written consent, the formation of a subcommittee of the Board (the “Strategic Committee”), consisting of Ms. Rambo (chair), Robert D. Olsen, Alice M. Richter and Christiana Shi, each an independent director and member of the Company’s audit and finance committee of the Board. The Strategic Committee was authorized to, among other things, establish and direct the process of reviewing and evaluating strategic alternatives, solicit proposals, review and negotiate the terms and conditions of strategic alternatives.

On September 23, 2016, the Strategic Committee held a meeting, in which Ms. Fields and a representative of Sidley participated. The Strategic Committee discussed the process with Monomoy, including their third proposal letter received on September 12, 2016 and the Company’s letter sent to Monomoy on September 13, 2016 in response to the July 7 proposal. Following the discussion, the Strategic Committee determined that the committee and the Board should defer any action in response to Monomoy’s proposal until after engagement of a financial advisor and further review and consideration of the strategic and financial plans to be prepared by management.

On September 27, 2016, Monomoy reached out via email to Mr. Repass requesting a brief phone call. Mr. Repass responded on September 30, 2016 declining to take such a call and noting that the Company would be in touch with Monomoy after the Board had an opportunity to consider whether to pursue strategic alternatives.

On October 7, 2016, the Strategic Committee held a meeting that was also attended by members of the Company’s senior management. At the invitation of the committee, two financial advisory firms, including Guggenheim, participated in a portion of the meeting and each made a presentation to the Strategic Committee regarding their capabilities and relevant experience. Following the presentations, the Strategic Committee discussed each financial advisory firm’s experience in the retail industry and relevant transactions, approaches to strategic alternatives, geographic location and other considerations. Following the discussion, and with input from management, the Strategic Committee selected Guggenheim as the financial advisor to the Board and recommended the engagement to the Board for approval.

On October 10, 2016, the Board held a meeting, in which members of the senior management of the Company and a representative of Sidley participated. The Board reviewed the recommendation of the Strategic Committee to engage Guggenheim as its financial advisor, discussed and approved the engagement and delegated to the Strategic Committee the authority to negotiate and finalize the engagement letter with Guggenheim. The Strategic Committee subsequently finalized the engagement letter, and the Company and Guggenheim entered into the engagement letter with Guggenheim.

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On November 4, 2016, the Strategic Committee held a meeting, in which members of the senior management of the Company and representatives of Guggenheim and Sidley participated. The committee, management of the Company and Guggenheim discussed the initial steps to be taken in the Board’s review of potential strategic alternatives, including a review of the business and management’s strategic and financial plans, the development of a list of potentially interested parties to be contacted in connection with a potential strategic transaction and the development of a financial model with management that would include detailed assumptions and forecasts typically expected from potential buyers. The participants in the meeting discussed the next steps in considering the exploration of the strategic transaction and an engagement strategy with Monomoy.

Following the November 4 meeting and continuing through February 2017, management and Guggenheim worked together on the matters as directed by the Strategic Committee, including the review of the management’s strategic and financial plans, development of a financial model, creation of an online data room and development of a list of potentially interested parties to be contacted.

On November 29 and 30, 2016, the Board held its regularly scheduled meeting. Representatives of Guggenheim and Sidley participated in the meeting on November 30, 2016. Representatives of Guggenheim gave a presentation on the status of its preliminary review of the strategic options and valuation of the Company, including actions that might be taken by the Company if it decided to remain as a standalone public company in order to increase value to its stockholders. The Board and Guggenheim discussed the next steps in potentially pursuing a sale process, including assessing the level of interest in the Company from potential buyers and management’s continued development of a financial model to be used in further consideration of strategic alternatives and that would be provided to potential counterparties. The Board authorized Guggenheim to reach out to a limited number of parties that would be most interested in pursuing a potential acquisition of the Company to make an initial assessment of the level of interest that might exist for the potential acquisition of the Company to assist the Board in its evaluation of whether to launch a full bidding process.

Beginning in early December 2016 and continuing through mid-January 2017, at the direction of the Board, Guggenheim and members of the Company’s management engaged in a limited outreach to potentially interested parties, including both strategic and financial buyers, and, in some cases, held initial meetings, to gauge market interest in, and perceived obstacles to, an acquisition of the Company.

On December 9, 2016, the Company received a proposal letter from a strategic party (“Party A”), offering to acquire all of the Company’s issued and outstanding shares for a price per share in cash of $11.50. Following that submission and prior to December 20, 2016, Guggenheim engaged in a series of discussions with Party A regarding the proposal and informed Party A that the Company was considering a sale process. Party A indicated that it was not interested in participating in a process.

On December 16, 2016, the Strategic Committee held a meeting, in which members of the Company’s management and representatives of Guggenheim and Sidley participated. Representatives of Guggenheim updated the Strategic Committee on the status of communications with Party A and Monomoy. The Strategic Committee discussed the proposal from Party A, noting that it was not at a preemptive value that would justify pursuing a negotiated transaction with Party A given the value that Guggenheim believed could be achieved through a broader bidding process. Guggenheim was directed to explore with Party A whether they would increase their offer and to keep Monomoy interested in engaging in a sale process.

Between the Strategic Committee meeting and December 20, 2016, Guggenheim had a series of discussions with Party A, in which Guggenheim informed Party A that a proposal of $11.50 per share was not at a level that would dissuade the Company from pursuing a process. Party A submitted a revised proposal letter on December 20, 2016, offering to acquire all of the Company’s issued and outstanding shares for a price per share in cash of $14.00.

On December 21, 2016, the Strategic Committee held a meeting, in which members of the senior management and representatives of Guggenheim and Sidley participated. A representative of Guggenheim discussed the conversations he had had with the Chief Executive Officer of Party A regarding its revised proposal. After discussion, the Strategic Committee determined that the Company should enter into a non-disclosure agreement with Party A, respond to Party A’s request for diligence information and agree to a meeting between Party A and the Company’s management. The committee then discussed the next course of action in the coming weeks, including continuing exploration of potential interest in an acquisition of the Company and finalizing management’s financial model for review by the Strategic Committee and the Board.

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Following the Strategic Committee meeting, the Company and Party A entered into a non-disclosure agreement and Party A engaged in initial diligence activities, including meeting with the Company’s management and founder, and reviewing confidential diligence materials, regarding the business.

On January 13, 2017, the Strategic Committee held a meeting, in which members of the senior management and representatives of Guggenheim and Sidley participated. Representatives of Guggenheim and Mr. Hyde updated the committee on the status of the initial sales process outreach as well as the status of activities with Party A, including an upcoming in-person meeting with certain executive officers of Party A to discuss an overview of the business and opportunities and possible synergies from a business combination.

Following that in-person meeting, Party A informed Guggenheim on January 17, 2017 that Party A would not continue to pursue its non-binding proposal to acquire the Company at a price per share of $14, but remained interested at a price closer to its initial $11.50 offer and still did not wish to participate in a sale process. Party A and Guggenheim noted that they should stay in contact.

On January 27, 2017, the Strategic Committee held a meeting, in which members of the senior management and representatives of Guggenheim and Sidley participated. Representatives of Guggenheim presented the Strategic Committee with a summary status report, noting that of the 22 parties contacted to date, six parties had declined to engage in discussions and, of the remaining parties, nine had engaged in initial meetings (including Party A). Guggenheim and Mr. Hyde reported differing levels of interest and perspectives on the Company’s strategies from the contacted parties and discussed the in-person meeting with Party A and their subsequent communication on price and process. Guggenheim proposed a list of additional parties to contact. The Strategic Committee reviewed and discussed the additional parties, including potential strategic and financial buyers that the Strategic Committee and Guggenheim believed would be most interested in pursuing an acquisition of the Company, and decided that the financial model should be finalized before seeking additional proposals from potential interested parties.

On February 10, 2017, the Strategic Committee held a meeting, in which members of the senior management and representatives of Guggenheim and Sidley participated. Members of the Company’s management team presented the five-year financial model they had been working on developing over the last several months for use in connection with the sale process. Management and the committee discussed, among other things, the key assumptions underlying the model, various risks that could impact achievement of the results set forth in the model and different components of the model. Representatives of Guggenheim provided a process update and discussed proposed next steps, including reaching out to additional parties as discussed at the January 27 meeting, entering into non-disclosure agreements, providing access to diligence materials, including the model, and distributing first round bid procedure letters. After further discussing the financial model and proposed next steps, the committee approved the model as presented for use in the sale process and directed Guggenheim to proceed with the proposed next steps in the process as outlined at the meeting, including reaching out to the remaining potential parties as discussed.

Following that meeting, Guggenheim began contacting additional parties providing a form of non-disclosure agreement to parties who had expressed interest but had not already entered into a non-disclosure agreement with the Company.

Since the formation of the Strategic Committee, Ms. Rambo frequently updated other members of the Board as to developments in the strategic alternatives evaluation process and the Board was updated on the Strategic Committee’s work at each meeting of the Board. In light of the increased momentum in the process, the Strategic Committee determined that all members of the Board would be invited to attend and participate in the Strategic Committee meetings beginning with the February 24, 2017 meeting of the Strategic Committee. Ms. Rambo continued to update other members of the Board who did not attend the Strategic Committee meetings and the Board continued to be updated on the Strategic Committee’s work at each meeting of the Board.

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On February 24, 2017, the Strategic Committee held a meeting, in which Mr. Randolph K. Repass, founder of the Company and one of the Board members, Ms. Fields, and representatives of Guggenheim and Sidley participated. Representatives of Guggenheim reported that a total of 49 potential interested parties had been contacted to date, three of which had executed non-disclosure agreements and ten of which had passed on the opportunity. Guggenheim and the committee discussed the list of parties who remained interested and proposed next steps of contacting those parties as well as continued efforts to reach out to the remaining parties as discussed at the February 10, 2017 meeting. The Strategic Committee then reviewed a proposed confidential information memorandum and bid instruction letter prepared by Guggenheim and, following discussion, authorized Guggenheim to share the confidential information memorandum with parties who executed a non-disclosure agreement and to proceed with the distribution of bid instruction letters.

On March 2, 2017, representatives of Party A and Guggenheim had a conversation in which Party A stated that it did not want to participate in a process or receive the confidential information memorandum.

Between March 9 and 16, 2017, Guggenheim sent process letters to 20 potential buyers, including Monomoy, instructing each buyer to submit its proposal no later than March 28, 2017.

On March 10, 2017, the Strategic Committee held a meeting, in which Mr. Repass, members of the senior management and representatives of Guggenheim and Sidley participated. Representatives of Guggenheim provided an update on the potential bidders and the process timeline, noting that a total of 78 potential interested parties had been contacted to date, 32 of which had passed on the opportunity.

On March 22 and 23, 2017, the Board held its regularly-scheduled meeting. Representatives of Guggenheim and Sidley participated in a portion of the meeting on March 23, 2017. Representatives of Guggenheim provided an update on the potential sale of the Company and the bidding process, including a market update, a discussion of the financial model prepared by management and provided to potential bidders following the Strategic Committee’s review, a preliminary financial analysis, an analysis on the impact of a potential dividend payment by the Company on the process and a review of the proposed overall timeline of the process going forward. Guggenheim reported that a total of 79 parties had been contacted to date (including 16 strategic parties (including Party A, which Guggenheim noted continued to seem to be interested in talking with Guggenheim regarding the opportunity notwithstanding their prior statements) and 63 financial parties), 22 of which had executed a non-disclosure agreement, with three of those having passed on the opportunity. It was noted that more information on the status of the process would be known on March 28, 2017 when bids were due. Following discussion regarding various considerations relating to declaring a cash dividend, the Board approved the Company declaring a cash dividend of $0.05 per share on issued and outstanding shares of our common stock.

On March 24, 2017, the Company announced that the Board declared a cash dividend of $0.05 per share, which was paid on May 25, 2017 to the Company stockholders of record as of the close of business on May 11, 2017.

Throughout the process, Guggenheim contacted a total of 79 parties and the Company entered into non-disclosure agreements with a total of 22 counterparties (including Monomoy and Parties A through F below), who were provided access to an online data room containing information related to the Company and its business. All of the executed non-disclosure agreements contained a standstill provision, which ceased to apply to these counterparties upon the Company’s entering into the Merger Agreement.

On March 28, 2017, six potential financial buyers, including Monomoy, submitted non-binding initial indications of interest. Each potential buyer submitted a non-binding all-cash offer to acquire the outstanding shares of our common stock. The table below presents the ranges of per share prices reflected by the indications of interest received:

Bidder	Price Per Share Range
Monomoy	$11.50 - $13.50
Party B	$11.80 - $12.30
Party C	$12.00
Party D	$11.50 - $12.50*
Party E	$11.00 - $12.00
Party F	$12.00

* Party D offered to acquire 85% of the Company’s shares in cash for $11.50 to $12.50 per share in cash, with the remaining 15% of the Company’s shares held by management and Mr. Repass to be rolled over.

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On March 31, 2017, the Strategic Committee and the rest of the Board members met to review the preliminary indications of interest. Mr. Hyde and Ms. Fields were in attendance as well as representatives of Guggenheim and Sidley. Guggenheim presented the six bids received. After discussing the bids and potential responses to these bidders, the Board instructed Guggenheim to provide feedback to each bidder, noting that the Company would continue the process with each bidder, but in order for an offer to be considered by the Board, the proposed per share price would need to be above $12.

Following the meeting, Guggenheim contacted each bidder on March 31, 2017, noting that each would be invited to a management presentation with the Company, the Company had received a number of bids with a price per share at or above $12 and the Company was not inviting bidders to continue in the process unless they understood that the per share price proposed by their bids would need to be above $12.

Over the course of April, management of the Company held in-person management presentations with five of the six bidders and a telephonic presentation with the sixth bidder, with representatives of Guggenheim in attendance at each meeting and in the case of Monomoy, with its financial advisor in attendance or on the phone. Through their submission of bids, or, if earlier, their withdrawal from the process, the bidders continued to conduct due diligence of the Company and its business, including through diligence meetings with the Company’s management team and Mr. Repass, at which representatives of Guggenheim were present, and to discuss their participation in the process with Guggenheim.

On April 20, 2017, Guggenheim had calls with the Chief Executive Officer of Party A and subsequently with the financial advisor to Party A, advising Party A that the Company had received multiple indications of interest with proposed purchase prices higher than Party A’s last proposed price of $11.50. Party A expressed an interest in entering the process, noting that it would consider a transaction structure of a combination of cash and stock valued at $12 per share. Guggenheim informed Party A that Party A should engage in due diligence.

On April 21, 2017, the Strategic Committee held a meeting, in which Mr. Repass, members of senior management and representatives of Guggenheim and Sidley participated. The Strategic Committee received an update from management and Guggenheim regarding the sale process. Representatives of Guggenheim also reported on their discussion with Party A on the preceding day. Guggenheim noted that it would be following up with each bidder directly on whether they were still interested in pursuing and to discuss next steps.

On May 8, 2017, representatives of Party A informed representatives of Guggenheim that Party A was not able to proceed in the process at that time.

On May 15, 2017, Party E notified Guggenheim of its decision to withdraw from the process, indicating that it would not be able to complete a transaction at this point given its internal resource constraints.

On May 17, 2017, Guggenheim sent the second round bid letters to the remaining five bidders, instructing each bidder to provide a revised indication of interest by June 13, 2017.

On May 19, 2017, the Strategic Committee held a meeting, in which Mr. Repass and Dennis Madsen, two members of the Board, members of senior management and representatives of Guggenheim and Sidley participated. The Strategic Committee received an update from management and Guggenheim regarding the bidding process and the meetings management of the Company had with the potential bidders. Guggenheim also reported that the second-round bid letters had been distributed requesting updated proposals by June 13, 2017. A representative of Sidley reviewed a summary of the key terms of the proposed bid draft merger agreement, previously circulated to the Strategic Committee, including transaction structure, conditions, non-solicitation restrictions, representations and warranties, covenants, termination rights and termination fees.

On May 22, 2017, the Strategic Committee, with representatives of Sidley and members of management present, met to further discuss the draft merger agreement and provide guidance to management and Sidley on the proposed terms. The Strategic Committee instructed the Company and Sidley to finalize the proposed bid draft merger agreement and provide it to the bidders.

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On May 25, 2017, the Company posted the bid draft merger agreement in the online data room, making it available to the bidders remaining in the process.

On May 26, 2017, Party A’s financial advisor contacted Guggenheim, indicating that Party A was interested in re-engaging with the Company to pursue a transaction in which Mr. Repass would receive Party A equity in exchange for his stock in the Company, while the other Company stockholders would receive cash consideration. Guggenheim provided Party A with details on the timing process, including the June 13, 2017 deadline for all bidders to submit their bids.

On May 31, 2017, Guggenheim sent the second-round bid instruction letter to Party A.

On May 31 and June 1, 2017, the Board held its regularly-scheduled meeting. Representatives of Guggenheim and Sidley participated in a portion of the meeting on June 1, 2017. Guggenheim updated the Board on the latest discussions with Party A and the cash and stock transaction structure proposed by Party A. Guggenheim then provided an overview of the remaining bidders still engaged in the process. The Board discussed Party A’s proposed structure and instructed Guggenheim to inform Party A that the Board strongly preferred a transaction in which all stockholders received the same consideration. The Board also discussed, with input from a representative of Sidley, the preparation of internal and external communications as well as SEC filing requirements in connection with a sale transaction.

Shortly after the June 1, 2017 Board meeting and in the following several days, Guggenheim conveyed the Board’s feedback to Party A and continued the discussions with the representative of Party A.

On June 3, 2017, Party D notified Guggenheim of its decision to withdraw from the process, citing Amazon as a threat to the brick-and-mortar retail business and indicating concerns over the Company’s performance trends.

On June 8, 2017, Party B notified Guggenheim of its decision to withdraw from the process, citing Amazon as a threat to the brick-and-mortar retail business.

On June 9, 2017, Party F notified Guggenheim of its decision to withdraw from the process, noting that it would not be in a position to submit a bid by the June 13, 2017 deadline but would revisit a transaction later if the Company was not able to complete a transaction within its proposed timeline.

On June 11, 2017, at the request of Party A, representatives of Party A’s outside counsel had a call with representatives of Sidley and Guggenheim and Ms. Fields in which Party A’s counsel informed them that Party A’s bid would contemplate that Mr. Repass would receive equity in Party A and that all other Company stockholders would receive cash, and explained the reasons for that structure. The Sidley representative responded that the Company could not provide a response to this proposed structure until Party A submitted a bid that included an offer price and further details of the proposed transaction and the Board had an opportunity to review and consider such proposal.

On June 12, 2017, Guggenheim spoke with Monomoy’s financial advisor, which requested guidance on the Company’s valuation. Guggenheim further indicated that, while it did not have specific guidance on value, it believed that, based on the feedback it had received from the Board to date, a deal would likely not be done below the midpoint of initial range of per share prices included in Monomoy’s March 28 proposal.

Also on June 12, 2017, Guggenheim spoke with Party A’s financial advisor, who asked whether the bid price of $12 orally proposed by Party A in April would be competitive. Guggenheim responded that, while it did not have definitive proposals in advance of the June 13, 2017 deadline, a bid price of $12 would likely not be high enough to be competitive based on the feedback it had received from the Board to date.

On June 13, 2017, Party A advised Guggenheim that Party A was no longer interested in submitting a bid as its proposed $12 price was unlikely to be competitive on valuation and it was not prepared to offer more than $12.

Also on June 13, 2017, Monomoy and Party C each submitted a revised non-binding letter of intent.

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Monomoy’s bid contemplated a per share purchase price of $12.21 in cash. The letter of intent indicated that Monomoy would finance the acquisition with a combination of equity and debt but the transaction would not be subject to any financing contingency. Monomoy submitted drafts of debt commitment letters and a mark-up of the bid draft merger agreement. Party C’s bid proposed a per share purchase price of $11.50. The letter of intent indicated that, while Party C would seek to obtain debt financing from third party lenders, Party C intended to provide an equity commitment for the full purchase price in order to enhance the certainty of the consummation of a transaction and that Party C’s transaction would not be subject to any financing contingency. Party C also submitted a mark-up of the bid draft merger agreement.

On June 15, 2017, Guggenheim contacted Monomoy and Party C to obtain additional insight as to the parties’ proposals, noting that Guggenheim would provide specific feedback following the review of the bids by the Board.

On June 16, 2017, the Board held a telephonic meeting, in which Mr. Repass and Mr. Madsen, as well as members of the senior management of the Company and representatives of Guggenheim and Sidley participated. Representatives of Guggenheim summarized the sale process to date, including the bids received, and reviewed and discussed its preliminary financial analysis with respect to the Company and the two revised bids. Representative of Sidley provided the directors with a refresher overview of their fiduciary duties under Delaware law with respect to a potential transaction, as previously presented to the Board. A representative of Sidley also reviewed the key issues contained in the two mark-ups of the bid draft merger agreement provided by Monomoy and Party C. The Board discussed the strategic alternatives available to the Company, including the bids presented as well as continuing as a standalone company. Following discussion, the Board decided that the Company should continue to engage in discussions with the two remaining bidders with an aim of trying to maximize the value offered to stockholders in a potential transaction, taking into consideration the certainty of the consummation of a transaction proposed by the two bids, and directed Guggenheim to continue to do so.

Following the meeting on June 16, 2017, a representative of Guggenheim contacted Party C, noting that, while the Board valued that the bid was not dependent on obtaining debt financing, the bid price of $11.50 was not at a level at which the Board would approve a transaction, and was not competitive with other interest in the Company. Guggenheim also advised Party C that the Board had authorized Guggenheim to keep the process open for a limited period of time with an understanding that any transaction price would be well above $12 and that, while the Company was not asking for a re-bid at this time, Party C should only proceed with an acknowledgement of that understanding. After discussion, Party C agreed that it would continue in the process with that understanding.

Later on June 16, 2017, a representative of Guggenheim contacted Monomoy, noting that in evaluating Monomoy’s mark-up of the bid draft merger agreement, the Board had expressed concerns regarding the debt financing structure as well as the mark-up of other terms reflected in the merger agreement. Guggenheim also reiterated that the offer price was disappointing to the Board relative to the initial range and unlikely to be high enough to complete a transaction. Subsequently, Monomoy’s outside counsel, Kirkland & Ellis (“K&E”), had a preliminary discussion regarding the merger agreement with Sidley, and delivered a revised draft merger agreement on June 19.

During the period from June 16 through June 23, 2017, Monomoy and Party C continued to conduct their confirmatory due diligence, and Sidley engaged in discussions with K&E, counsel to Monomoy, and counsel to Party C, regarding the merger agreement mark-ups and exchanged drafts of the merger agreement, the equity commitment letter, the limited guarantee, voting and support agreement and other ancillary agreements. Guggenheim also held calls with Monomoy to discuss Monomoy’s proposed financing arrangements.

On June 23, 2017, the Strategic Committee held a meeting, in which Mr. Repass, members of the senior management of the Company and representatives of Guggenheim and Sidley participated. Guggenheim provided an update on the process and its discussions with Monomoy and Party C, noting that both bidders were prepared to make their best and final bids. Guggenheim then reviewed its preliminary valuation analysis of the Company, a transaction analysis for each bidder and a retail market update, discussed the proposed debt and equity financing requirements of Monomoy and the “all-equity” bid by Party C, and recommended distributing the bid instruction letter to each bidder to submit its best and final offer. A representative of Sidley then reviewed the open items in the draft merger agreements and possible resolutions of those issues. Following the discussion, the committee approved the Company to proceed with the proposed bidding process and instruct the two remaining bidders to submit their best and final offers by June 27, 2017.

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Later on June 23, 2017, Guggenheim sent the best and final bid instruction letters to Monomoy and Party C.

On the next day, June 24, 2017, the Board held a meeting, in which members of management of the Company and representatives of Guggenheim and Sidley participated. Management provided an update on the Company’s operation and business. A representative of Guggenheim reviewed its preliminary valuation analysis, the status of the process and next steps planned based on the discussions at the Strategic Committee meeting on the previous date, noting that instruction letters had been distributed requesting each bidder to submit its best and final bid by June 27, 2017. The Board discussed Guggenheim’s valuation analysis and observed that the value likely to be reflected in the best and final bids would likely exceed the value expected to be achieved if the Company were to remain an standalone public company. Following the discussion, the Board determined to convene their next meeting on June 28 to review the final bids.

On June 25, 2017, Guggenheim informed Monomoy that given an “all-equity” bid submitted by a competing bidder that the Board valued from a deal certainty perspective, Monomoy should seek to improve terms to increase deal certainty and to distinguish itself on price.

On June 26 and 27, 2017, Guggenheim held calls with the financial advisor to Monomoy and with Party C, during which Guggenheim responded to each party regarding the bidding status.

Late in the day on June 27, 2017, Party C submitted its final proposal to acquire all of the issued and outstanding shares of our common stock for cash at a purchase price $12.03 per share, on an all-equity commitment basis. Party C also submitted its revised draft of the merger agreement.

Also on June 27, 2017, Monomoy submitted its final proposal to acquire all of the issued and outstanding shares of our common stock for cash at a purchase price $13.01 per share. Monomoy also submitted its revised draft of the merger agreement, the equity commitment letter and the fully-executed debt commitment letters.

In the morning of June 28, 2017, Guggenheim discussed with Monomoy the Company’s final capitalization details that would be included in the execution version of a merger agreement, which figures differed from the estimates provided earlier in the process and upon which both Monomoy and Party C’s per share bid prices were based. After reviewing the Company’s updated capitalization numbers and discussing with Guggenheim, Monomoy adjusted its final bid per share price to $12.97, which represented a total equity value of $337.7 million, consistent with the total equity value implied in its proposal submitted on the previous day.

Later in the morning on June 28, 2017, the Board met via telephone to discuss the final bids submitted by Monomoy and Party C, in which members of senior management of the Company and representatives of Guggenheim and of Sidley participated. At that meeting, a representative of Guggenheim reviewed and discussed the final bids from Monomoy and Party C, including the adjustments associated with the Company’s final capitalization figures. Following the discussion, the Board determined that the Monomoy offer was superior to the other proposal, instructed management and its advisors to finalize the transaction with Monomoy and directed Guggenheim to notify each bidder of the Board’s decision. The Board also instructed Guggenheim to further review and discuss with Monomoy the terms of the debt and equity financings included in Monomoy’s bid, with an aim to improve the deal certainty.

Following such instructions, on June 28, 2017, Guggenheim notified Monomoy that the Board had instructed Guggenheim and Sidley to finalize the transaction with Monomoy, subject to the continuing review of the debt and equity commitment letters included in Monomoy’s final bid. During July 28 and 29, 2017, Guggenheim had a series of discussions with Monomoy to clarify and negotiate the terms of the debt and equity financings and Sidley finalized the terms of the merger agreement and other ancillary agreements and documents with K&E.

Also on June 28, 2017, Guggenheim notified Party C that its final bid was lower than the other bid and that the Company was moving forward to execute a transaction with the other bidder. Party C requested additional information later in the day and was informed by Guggenheim that its proposed price fell far short of the other bid. Late in the afternoon, Party C submitted a revised offer to Guggenheim, increasing the purchase price per share from $12.03 in the offer submitted the day before to $12.50.

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Shortly after receipt of Party C’s revised offer, Ms. Rambo, members of management and representatives of Guggenheim and Sidley held a call, during which they reviewed and discussed Party C’s revised offer and how to determine whether Party C would further increase its price. Given how late in the day this latest development was occurring, the participants believed that, based on the Board’s discussion at its meeting earlier that day, the Board would likely still view Monomoy’s bid as being superior notwithstanding the greater financing certainty associated with Party C’s bid. Ms. Rambo contacted Mr. Repass, who confirmed his agreement with this assessment. Ms. Rambo then instructed Guggenheim to seek to determine whether Party C could further increase its price, noting that, based on Party C’s current price, the Company would still proceed towards finalizing the transaction with the other bidder. Ms. Rambo immediately contacted the other members of the Board, each of whom also confirmed his or her agreement with this assessment.

Following the call, in the evening of June 28, 2017, a representative of Guggenheim contacted a representative of Party C to inform Party C of the reaction to their revised bid. Party C stated that they could not increase their bid above $12.50.

On June 29, 2017, the Board held a meeting in which members of management and representatives of Guggenheim and Sidley participated. At the meeting, a representative of Guggenheim updated the Board on the revised offer submitted by Party C. A representative of Sidley then reviewed with the Board its fiduciary duties in the context of the proposed Merger and summarized the material terms of the proposed form of the merger agreement. At the request of the Board, Guggenheim then reviewed and discussed its financial analysis with respect to the Company and the final bids from Monomoy and Party C, as well as the terms of the debt and equity financing involved in Monomoy’s bid and the negotiations over the past few days. Thereafter, at the request of the Board, Guggenheim verbally rendered its opinion to the Board, which was subsequently confirmed in writing by delivery of Guggenheim’s written opinion addressed to the Board dated June 29, 2017, as to, as of such date and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the fairness, from a financial point of view, to holders of our common stock (excluding the Company or any of its wholly owned subsidiaries or Parent or any of its wholly owned subsidiaries), of the merger consideration to be received by such holders from Monomoy in the merger pursuant to the terms of the Merger Agreement. The Board then unanimously approved the Merger Agreement with Monomoy, the voting and support agreements, the merger and the other transactions contemplated by the Merger Agreement, and resolved to recommend to the Company stockholders that they adopt the Merger Agreement.

Shortly after the June 29 meeting, the Company and Monomoy executed the Merger Agreement and received the executed final copies of the limited guarantee, the equity commitment letter, the debt commitment letters and the voting and support agreements. The Company and Monomoy issued a joint press release announcing the execution of the Merger Agreement.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

After careful consideration and consulting with the legal and financial advisors to the Board, the Board unanimously (i) adopted and declared advisable the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, including the Merger, (iii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of the Company and its stockholders, and (iv) recommended that the Company stockholders adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company stockholders for adoption.

Accordingly, the Board unanimously recommends that you vote: (1) “FOR” the adoption the Merger Agreement; (2) “FOR” the non-binding, advisory proposal to approve certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger; and (3) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement.

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Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, the Board and the Strategic Committee consulted with the Company’s senior management team and outside legal and financial advisors and, in reaching its decision to recommend that the Company stockholders approve the Merger Agreement, the Board considered and evaluated numerous factors, including the following material factors, each of which the Board believes supported their determinations (which factors are not presented in order of relative importance):

Company’s Operating and Financial Condition; Prospects of the Company. The Board considered that the Merger Consideration of $12.97 per share to be received by our stockholders provides greater certainty of value (and less risk) to our stockholders relative to the potential trading price of our common stock over a longer period after accounting for the long-term risks to our business resulting from operational execution risk and evolving industry dynamics. The Board considered the possibility of continuing to operate the Company as a standalone public company, including the related risks and uncertainties and the prospects for the Company going forward as a standalone entity. In doing so, the Board considered the following:

•	the current and historical financial condition, results of operations and business of the Company and the Company’s historical performance relative to other companies in the sector, the Company’s stock price performance over an extended period of time relative to the Merger Consideration, the risks associated with achieving and executing upon the Company’s financial plan and the other risks disclosed under “Risk Factors” in the Company’s most recent annual report on Form 10-K;

•	overall sector conditions and changes in the nature of the retail business, including:

•	increasing competition in the sector;

•	challenges posed by the continuing shift of sales from brick-and-mortar stores to the internet, as well as overall conditions in the financial services sector; and

•	the general downward trend in the trading prices of retail companies with a significant brick-and-mortar presence.

•	the current state of the economy and uncertainty surrounding projected macroeconomic and consumer sentiment conditions both in the near term and the long term; and

•	in light of the foregoing, the Company’s near-term and longer-term prospects as a standalone company.

Merger Consideration. The Board considered the fact that the Merger Consideration of $12.97 represents:

•	a premium of approximately 34.4% to the closing price of our common stock of $9.65 on June 29, 2017, the date before the Board approved the Merger Agreement; and

•	Parent’s best and final offer and, as of the date of the Merger Agreement, the highest per share consideration that the Board believed was reasonably obtainable.

Strategic Review and Broad and Competitive Process. The Board believed that the value offered to our stockholders in the Merger was more favorable to our stockholders than the potential value of remaining a standalone company and that the Merger Consideration obtained was the highest that was reasonably attainable. As part of the Board’s and the Strategic Committee’s exploration of strategic alternatives, the Company and, on behalf of the Board, its financial advisor had contact with a wide variety of potential parties interested in an acquisition of the Company over the course of approximately six months, including by approaching 79 parties, executing non-disclosure agreements with 22 of them, receiving initial indications of interest from seven of them. The Board also considered the revised and final bids submitted by the two finalists, of which Parent’s bid was the higher, at $12.97.

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Increase in Proposed Price. The Board and the Strategic Committee considered that the Merger Consideration of $12.97 per share was significantly higher than the price per share of $10.25 in the initial indication of interest provided by Monomoy on May 26, 2016.

Cash Consideration; Certainty of Value. The Board and the Strategic Committee considered the fact that the Merger Consideration will be paid in cash, providing certainty, immediate value and liquidity to our stockholders, in comparison to the risks and uncertainty that would be inherent in remaining a standalone company.

No Financing Condition; Reverse Termination Fee. The Board and the Strategic Committee considered the fact that the Merger is not subject to a financing condition, Parent has obtained committed debt financing for the transaction from reputable financial institutions and Monomoy has committed the Equity Financing of up to $130 million. The Board and the Strategic Committee also considered (i) the limited number and nature of the conditions to the Debt Financing and Equity Financing, (ii) the obligation of Parent to use reasonable best efforts to consummate the Debt Financing, and (iii) the Company’s ability, under circumstances specified in the Merger Agreement, including all conditions to Parent’s and Sub’s obligations to consummate the Merger having been satisfied, the Company confirming the satisfaction (or waiver) of all conditions to the Company’s obligation to consummate the Merger and that it stands ready, willing and able to close and Parent’s Debt Financing having been funded or being available to be funded, to seek specific performance of Parent’s obligation to cause, and pursuant to the Equity Commitment Letter, under certain circumstances to seek specific performance to directly cause, Monomoy to fund the Equity Financing as contemplated by the Merger Agreement and the Equity Commitment Letter, as described in further detail in the section captioned “The Merger Agreement — Specific Performance.” The Board and the Strategic Committee also considered the Company’s right that, in the event of a failure of the Merger to be consummated under specified circumstances, including all conditions Parent’s and Sub’s obligations to consummate the Merger having been satisfied and the Company confirming the satisfaction (or waiver) of all conditions to the Company’s obligation to consummate the Merger and that it stands ready, willing and able to close, to require Parent to pay the Company the Reverse Termination Fee of $17 million, or approximately 5% of the equity value of the Merger, as described in further detail in the section captioned “The Merger Agreement — Reverse Termination Fee and Other Remedies.”

Financial Analysis of the Company’s Financial Advisor and Related Opinion. The Board and the Strategic Committee considered the financial analysis reviewed by Guggenheim with the Board, the oral opinion of Guggenheim rendered to the Board on June 29, 2017, and Guggenheim’s written opinion addressed to the Board dated June 29, 2017, as to the fairness, as of such date, from a financial point of view, to our stockholders (excluding the Company or any of its wholly owned subsidiaries or Parent or any of its wholly owned subsidiaries), of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement, which opinion was based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations and qualifications to the review undertaken as more fully described under the section captioned “Opinion of Guggenheim Securities, LLC.”

Negotiations with Parent. The Board and the Strategic Committee considered the benefits that we and our advisors were able to obtain during our negotiations with Parent and that the Merger Agreement was the product of arm’s-length negotiations, and contained terms and conditions that were, in the Board’s view, advisable and favorable to us and our stockholders.

Merger Agreement. The Board and the Strategic Committee considered the provisions of the Merger Agreement, including:

•	our ability under certain circumstances to entertain unsolicited proposals for an acquisition that would reasonably be expected to lead to a Superior proposal;

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•	the ability of the Board under certain circumstances to withdraw or modify its recommendation that our stockholders adopt the Merger Agreement, including in connection with a Superior Proposal;

•	our right to terminate the Merger Agreement under certain circumstances in order to accept a Superior Proposal and enter into a definitive agreement with respect to such Superior Proposal, subject to paying the Company Termination Fee;

•	our and Parent’s respective termination rights;

•	the representations and warranties of the Company, which the Board and the Strategic Committee considered reasonable for a transaction of this nature, and which were in several cases qualified by “Company Material Adverse Effect” and by disclosures made in our SEC filings, and in other cases by knowledge or materiality, or by reference to certain limited time periods;

•	the representations and warranties of Parent and Sub;

•	the covenants and agreements of the parties; and

•	the conditions to closing of the Merger.

Timing of Consummation. The Board and the Strategic Committee considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement.

Appraisal Rights. The Board and the Strategic Committee considered the availability of statutory appraisal rights to our stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL.

Stockholders’ Ability to Reject the Merger. The Board and the Strategic Committee considered the fact that the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote thereon as of the close of business on the Record Date.

Voting Agreement. The Board and the Strategic Committee considered the fact that the Voting Agreement with Randolph K. Repass, his spouse and a number of the Repass family trusts terminates in the event that the Merger Agreement is terminated, which would permit such stockholders to support a transaction involving a Superior Proposal.

The Board and the Strategic Committee also considered a variety of risks and uncertainties and other potentially negative factors in its evaluation of the Merger and the Merger Agreement, including, but not limited to, the following:

Potential Payment of a Termination Fee. The requirement, under certain circumstances, to pay the Company Termination Fee of $11 million, though the Board believed that the amount of such fee was reasonable relative to similar transactions.

Delays in or Failure to Consummate Merger. The Merger may be delayed or not be consummated, resulting in loss of value to our stockholders and negative impact on our financial position, operations and prospects.

Lack of Ongoing Equity Participation for Our Stockholders. Our stockholders will have no ongoing equity participation in the Company or Parent following the Merger, and our stockholders will cease to participate in our future earnings or growth, if any, and will not benefit from increases, if any, in the value of our common stock following the Merger.

Substantial Costs of Merger. There have been and will continue to be significant costs involved in connection with negotiating the Merger Agreement and consummating the Merger (certain of which we will be required to bear), including in connection with the pursuit of regulatory approval and in connection with litigation that could arise in the future in connection with the Merger. In addition, substantial management time and effort have been and will continue to be required to effectuate the Merger, which could result in disruption of our day-to-day operations during the pendency of the Merger.

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Disruption of Business and Other Relationships. If the Merger is not consummated, the pendency of the Merger could adversely affect our and our subsidiaries’ relationships with our and their respective customers, suppliers, associates and others with whom we and they have business dealings.

Restrictions on Our Operations. The terms of the Merger Agreement place restrictions on the conduct of our business prior to consummation of the Merger, which may delay or prevent us from undertaking business opportunities that may arise prior to consummation of the Merger.

Taxable Transaction for Stockholders. The receipt of cash in exchange for shares of our common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes for many of our stockholders.

Interest of Our Directors and Executive Officers. Our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders, including (i) the expectation that certain of our executive officers may enter into agreements with Parent or Sub regarding employment with the Surviving Corporation, (ii) the cash-out of the Options, all of which are vested, held by executive officers and directors and the accelerated vesting and cash-out of RSUs held by non-employee directors, (iii) the assumption of the RSUs held by our executive officers by the Surviving Corporation and the right to receive cash payment based on each holder’s continued employment with the Surviving Corporation through the applicable vesting dates, (iv) the acceleration of RSUs and certain severance benefits to the executive officers under the Top Hat Severance Plan if his or her employment is terminated without cause or if such executive officer resigns for good reason, and (v) continued indemnification and insurance coverage for our directors and executive officers from the Surviving Corporation and Parent under the terms of the Merger Agreement.

After taking into account all of the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, and potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger to the Company and our stockholders. Accordingly, the Board determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable and in the best interests of the Company and our stockholders.

THE FOREGOING DISCUSSION IS NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE INFORMATION AND FACTORS CONSIDERED BY THE BOARD IN ITS CONSIDERATION OF THE MERGER, BUT IS MERELY A SUMMARY OF THE MATERIAL POSITIVE FACTORS AND MATERIAL NEGATIVE FACTORS CONSIDERED BY THE BOARD IN THAT REGARD. IN VIEW OF THE NUMBER AND VARIETY OF FACTORS AND THE AMOUNT OF INFORMATION CONSIDERED, THE BOARD DID NOT FIND IT PRACTICABLE TO MAKE SPECIFIC ASSESSMENTS OF, QUANTIFY, OR OTHERWISE ASSIGN RELATIVE WEIGHTS TO THE SPECIFIC FACTORS CONSIDERED IN REACHING ITS DETERMINATION. IN ADDITION, THE BOARD DID NOT UNDERTAKE TO MAKE ANY SPECIFIC DETERMINATION AS TO WHETHER ANY PARTICULAR FACTOR, OR ANY ASPECT OF ANY PARTICULAR FACTOR, WAS FAVORABLE OR UNFAVORABLE TO THEIR ULTIMATE DETERMINATION, AND INDIVIDUAL MEMBERS OF THE BOARD MAY HAVE GIVEN DIFFERENT WEIGHTS TO DIFFERENT FACTORS. BASED ON THE TOTALITY OF THE INFORMATION PRESENTED, THE BOARD COLLECTIVELY REACHED THE UNANIMOUS DECISION TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER IN LIGHT OF THE FACTORS DESCRIBED ABOVE AND OTHER FACTORS THAT THE BOARD FELT WERE APPROPRIATE. THE ABOVE EXPLANATION OF THE REASONS FOR THE MERGER AND OTHER INFORMATION PRESENTED IN THIS SECTION IS FORWARD-LOOKING IN NATURE AND, THEREFORE, SHOULD BE READ IN LIGHT OF THE SECTION CAPTIONED “FORWARD-LOOKING STATEMENTS,” BEGINNING ON PAGE 19.

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Opinion of Guggenheim Securities, LLC

Overview

Pursuant to an engagement letter dated November 29, 2016, the Board retained Guggenheim to act as its financial advisor with respect to the potential sale of the Company. In selecting Guggenheim as the Board’s financial advisor, the Board considered that, among other things, Guggenheim is an internationally recognized investment management, investment banking and financial advisory firm whose senior professionals have substantial experience advising companies in the retail industry as well as significant experience providing strategic and financial advisory services. Guggenheim, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, restructurings and recapitalizations, spin-offs/split-offs, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.

At the June 29, 2017 meeting of the Board, Guggenheim rendered an oral opinion, which was confirmed by delivery of a written opinion, to the Board to the effect that, as of June 29, 2017 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger Consideration was fair, from a financial point of view, to holders of shares of our common stock (excluding the Company or any of its wholly owned subsidiaries or Parent or any of its wholly owned subsidiaries).

This description of Guggenheim’s opinion is qualified in its entirety by the full text of the written opinion, which is attached as Annex B to this proxy statement and which you should read carefully and in its entirety. Guggenheim’s written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim. Guggenheim’s written opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim, is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim, as of the date of such opinion. Guggenheim has no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.

In reading the discussion of the opinion set forth below, you should be aware that Guggenheim’s opinion (and, as applicable, any materials provided in connection therewith):

•	was provided to the Board (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration;

•	did not constitute a recommendation to the Board with respect to the Merger;

•	does not constitute advice or a recommendation to any holder of shares of our common stock as to how to vote or act in connection with the Merger or otherwise;

•	did not address the Company’s underlying business or financial decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for the Company, the financing of the Merger or the effects of any other transaction in which the Company might engage;

•	addressed only the fairness, from a financial point of view as of June 29, 2017, of the Merger Consideration to the holders of shares of our common stock (excluding the Company or any of its wholly owned subsidiaries or Parent or any of its wholly owned subsidiaries);

•	expressed no view or opinion as to (i) any other term, aspect or implication of (a) the Merger or the Merger Agreement (including, without limitation, the form or structure of the Merger) or (b) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities, creditors or other constituencies of the Company; and

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•	expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise.

In the course of performing its reviews and analyses for rendering its opinion, Guggenheim:

•	reviewed the draft of the Merger Agreement dated as of June 29, 2017;

•	reviewed a draft of the Limited Guarantee dated as of June 29, 2017 made by Monomoy Capital Partners III, L.P. in favor of the Company;

•	reviewed copies dated as of June 27, 2017, of the debt commitment letters and the equity commitment letter with respect to Monomoy’s contemplated financing of the Merger;

•	reviewed certain publicly available business and financial information regarding the Company;

•	reviewed certain non-public business and financial information regarding the Company’s business and prospects, including certain financial projections for the Company for the fiscal years ended January 2018 through January 2022 (the “Projections”), all as prepared and provided to Guggenheim by the Company’s senior management;

•	discussed with the Company’s senior management their views of the Company’s business, operations, historical and projected financial results and future prospects, including the commercial and competitive dynamics in the retail industry;

•	reviewed the historical prices, trading multiples and trading activity of shares of our common stock;

•	compared the financial performance of the Company and the trading multiples and trading activity of shares of our common stock with corresponding data for certain other publicly traded companies that Guggenheim deemed relevant in evaluating the Company;

•	reviewed the valuation and financial metrics of certain mergers and acquisitions that Guggenheim deemed relevant in evaluating the Merger;

•	performed discounted cash flow analyses based on the Projections;

•	performed illustrative sensitivity analyses to the foregoing discounted cash flow analysis based on a range of growth and margin variables Guggenheim identified in consultation with the Company’s senior management;

•	performed illustrative leveraged buyout analyses based on the Projections; and

•	conducted such other studies, analyses, inquiries and investigations as Guggenheim deemed appropriate.

With respect to the information used in arriving at Guggenheim’s opinion:

•	Guggenheim relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, the Projections, other estimates and other forward-looking information) furnished by or discussed with the Company or obtained from public sources, data suppliers and other third parties.

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•	Guggenheim (i) did not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim did not independently verify, any such information (including, without limitation, the Projections, any other estimates and any other forward-looking information), (ii) expressed no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of the Projections, any other estimates and any other forward-looking information or the assumptions upon which they are based and (iii) relied upon the assurances of the Company’s senior management that they are unaware of any facts or circumstances that would make such information (including, without limitation, the Projections, any other estimates and any other forward-looking information) incomplete, inaccurate or misleading.

•	Specifically, with respect to (i) the Projections, any other estimates and any other forward-looking information furnished by or discussed with the Company, (a) Guggenheim was advised by the Company’s senior management and Guggenheim assumed, that the Projections, other estimates and other forward-looking information utilized in its analyses had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s senior management as to the expected future performance of the Company and the corporate income tax rates applicable to the Projections and (b) Guggenheim assumed that such Projections, other estimates and such other forward-looking information were reviewed by the Board with the understanding that such information would be used and relied upon by Guggenheim in connection with rendering its opinion and (ii) any projections, any other estimates and/or any other forward-looking information obtained by Guggenheim from public sources, data suppliers and other third parties, Guggenheim assumed that such information was reasonable and reliable.

•	During the course of its engagement, the Board asked Guggenheim to solicit indications of interest from various potential strategic and private equity acquirors regarding a potential transaction with the Company, and Guggenheim considered the results of such solicitation process in rendering its opinion.

Guggenheim also noted certain other considerations with respect to its engagement and the rendering of its opinion:

•	Guggenheim did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of the Company or any other entity or the solvency or fair value of the Company or any other entity, nor was Guggenheim furnished with any such appraisals.

•	Guggenheim’s professionals are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and Guggenheim’s opinion should not be construed as constituting advice with respect to such matters; accordingly, Guggenheim relied on the assessments of the Company and its other advisors with respect to such matters. The Company’s senior management advised Guggenheim that the Projections, all other estimates and all other forward-looking information reflect the current U.S. federal corporate income tax regime pursuant to the Internal Revenue Code of 1986, as amended; at the direction of the Board and the Company’s senior management, Guggenheim did not consider or analyze the impacts of any potential or proposed reform thereof in connection with its opinion and analyses. Guggenheim did not express any view or render any opinion regarding the tax consequences of the Merger to the Company or its stockholders.

•	Guggenheim further assumed that:

•	In all respects meaningful to its analyses, (i) the final executed form of the Merger Agreement would not differ from the draft that Guggenheim reviewed, (ii) the Company, Parent and Sub would comply with all terms of the Merger Agreement and (iii) the representations and warranties of the Company, Parent and Sub contained in the Merger Agreement were true and correct and all conditions to the obligations of each party to the Merger Agreement to consummate the Merger would be satisfied without any waiver, amendment or modification thereof.

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•	The Merger would be consummated in a timely manner in accordance with the terms of the Merger Agreement and in compliance with all applicable laws, documents and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on the Company or the Merger in any way meaningful to Guggenheim’s analyses or opinion.

•	Guggenheim did not express any view or opinion as to the price or range of prices at which shares of our common stock or other securities of the Company may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger.

Summary of Financial Analyses

Overview of Financial Analyses

This “Summary of Financial Analyses” presents a summary of the principal financial analyses performed by Guggenheim and presented to the Board in connection with Guggenheim’s rendering of its opinion. Such presentation to the Board was supplemented by Guggenheim’s oral discussion, the nature and substance of which may not be fully described herein.

Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim’s financial analyses.

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the financial analyses set forth below, without considering such analyses as a whole, would in Guggenheim’s view create an incomplete and misleading picture of the processes underlying the financial analyses considered in rendering Guggenheim’s opinion.

In arriving at its opinion, Guggenheim:

•	based its financial analyses on various assumptions, including assumptions concerning general business and economic conditions, capital markets considerations and industry-specific and company-specific factors, all of which are beyond the control of the Company, Monomoy and Guggenheim;

•	did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

•	considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and

•	ultimately arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believed that the totality of the factors considered and the various financial analyses performed by Guggenheim in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to be paid to holders of shares of our common stock (excluding the Company or any of its wholly owned subsidiaries or Parent or any of its wholly owned subsidiaries) to the extent expressly specified in such opinion.

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With respect to the financial analyses performed by Guggenheim in connection with rendering its opinion:

•	Such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

•	None of the selected publicly traded companies used in the selected publicly traded companies analysis described below is identical or directly comparable to the Company, and none of the selected precedent merger and acquisition transactions used in the selected precedent merger and acquisition transactions analysis described below is identical or directly comparable to the Merger; however, such companies and transactions were selected by Guggenheim, among other reasons, because they represented or involved target companies which may be considered broadly similar, for purposes of Guggenheim’s financial analyses, to the Company based on Guggenheim’s familiarity with the retail industry.

•	Selected publicly traded companies analysis and selected precedent merger and acquisition transactions analysis are not mathematical; rather, such analyses involve complex considerations and judgments concerning the differences in business, financial, operating and capital markets-related characteristics and other factors regarding the selected publicly traded companies and selected precedent merger and acquisition transactions to which the Company and the Merger were compared.

•	Such financial analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

Certain Definitions

Throughout this “Summary of Financial Analyses,” the following financial terms are used in connection with Guggenheim’s various financial analyses:

•	CapEx: means capital expenditures.

•	Cash-adjusted: means the relevant company’s share price calculated as (i) market capitalization minus net cash (ii) divided by diluted shares outstanding.

•	CY: means calendar year

•	EBIT: means the relevant company’s operating earnings (including the impact of stock-based compensation expenses (treated as a cash expense)) before interest and taxes.

•	EBITDA: means the relevant company’s operating earnings (including the impact of stock-based compensation expenses (treated as a cash expense)), before interest, taxes, depreciation and amortization.

•	EBITDAR: means the relevant company’s operating earnings (including the impact of stock-based compensation expenses (treated as a cash expense)), before interest, taxes, depreciation, amortization and rent expense.

•	Enterprise value: represents the relevant company’s equity value plus (i) the principal or face amount of total debt and preferred stock plus (ii) the book value of any non-controlling/minority interests less (iii) cash, cash equivalents, short- and long-term marketable investments and certain other cash-like items.

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•	Equity value: represents the relevant company’s (i) gross equity value as calculated (a) based on outstanding common shares plus shares issuable upon the conversion or exercise of all in-the-money convertible securities, stock options and/or stock warrants times (b) the relevant company’s stock price less (ii) the cash proceeds from the assumed exercise of all in-the-money stock options and stock warrants.

•	LTM: means last twelve months as of April 1, 2017.

•	NA: means not applicable.

•	NM: means not meaningful.

•	P/E: means the relevant company’s stock price divided by its historical or projected earnings.

•	Unlevered free cash flows: means the relevant company’s after-tax unlevered operating cash flow minus capital expenditures and changes in working capital.

•	WACC: means weighted average cost of capital.

Recap of Implied Merger Financial Metrics

Based on the Merger Consideration of $12.97 per share in cash for each share of our common stock, Guggenheim calculated various implied merger-related premia and multiples as outlined in the table below:

Merger Premia and Implied Merger Multiples

		Market(1)		Merger
Price per Share (2)		$9.70		$12.97
% Premium		0.0%		33.7%
% Cash-Adjusted Premium		0.0%		54.9%

Enterprise Value/EBITDA Multiples:	Metric
LTM:	$38	4.1	x	6.4	x
2017E:	$41	3.8	x	5.9	x
2018E:	$47	3.3	x	5.1	x

Enterprise Value/EBIT Multiples:
LTM:	$15	10.2	x	15.9	x
2017E:	$16	9.6	x	14.9	x
2018E:	$21	7.3	x	11.3	x

Cash-Adjusted P/E Multiples:
LTM:	$0.34	17.4	x	26.9	x
2017E:	$0.39	15.3	x	23.7	x
2018E:	$0.52	11.6	x	17.9	x

P/E Multiples:
LTM:	$0.34	28.2	x	37.7	x
2017E:	$0.39	24.9	x	33.2	x
2018E:	$0.52	18.8	x	25.1	x

(1)       As of June 28, 2017, the day prior to the announcement of the Merger.

(2)       Dollars in millions, except per share data.

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West Marine Financial Analyses

Recap of Financial Analyses.

In evaluating the Company in connection with rendering its opinion, Guggenheim performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including selected publicly traded companies analysis, selected precedent merger and acquisition transactions analysis and discounted cash flow analyses. Solely for informational reference purposes, Guggenheim also performed a discounted cash flow sensitivity analysis, a leveraged buyout valuation analysis and a premia paid analysis and reviewed the historical trading price range for our common stock and Wall Street equity research analysts’ price targets for our common stock.

Recap of West Marine Change-of-Control Financial Analyses

Merger Price Per Share	$12.97

	Reference Range for West Marine
	Low	High
Financial Analyses
Selected Publicly Traded Companies Analysis
Enterprise Value/2017E EBITDA Multiples	$9.54	$12.51
Enterprise Value/2017E EBIT Multiples	$6.84	$9.72
2017E Cash-Adjusted P/E Multiples	$6.54	$9.10

Selected Precedent M&A Transactions Analyses
Enterprise Value/CY (EBITDA – CapEx) Multiples	$11.18	$16.49
Enterprise Value/CY EBIT Multiples	$9.72	$12.81
CY Cash-Adjusted P/E Multiples	$9.70	$12.68

Discounted Cash Flow Analysis	$11.72	$14.88

For Informational Reference Purposes
Discounted Cash Flow Sensitivity Analysis	$7.65	$14.88
Leveraged Buyout Valuation Analysis	$11.69	$14.50
52 Week Low/High	$7.77	$11.72
Premia Paid Analysis	$10.99	$12.83
Research Analyst Price Targets	$11.00	$12.00

Selected Publicly Traded Companies Analysis.

Guggenheim reviewed and analyzed the Company’s historical stock price performance, projected/forecasted financial performance and trading valuation metrics compared to corresponding data for certain publicly traded companies in the boat sales, sporting goods retail and small cap specialty retail sectors that Guggenheim deemed relevant for purposes of its valuation analysis. The following eighteen publicly traded companies were selected by Guggenheim for purposes of this analysis:

Selected Publicly Traded Companies

•	MarineMax, Inc.	•	Francesca’s Holdings Corp.
•	Big 5 Sporting Goods Corp.	•	Genesco Inc.
•	Dick’s Sporting Goods, Inc.	•	Guess?, Inc.
•	Hibbett Sports, Inc.	•	Shoe Carnival, Inc.
•	Sportsman’s Warehouse Holdings, Inc.	•	Tailored Brands, Inc.
•	Abercrombie & Fitch Co.	•	Tilly’s, Inc.
•	Ascena Retail Group, Inc.	•	Vera Bradley, Inc.
•	The Buckle, Inc.	•	Zumiez Inc.
•	Express, Inc.
•	The Finish Line, Inc.

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Guggenheim calculated, among other things, various trading multiples for the Company and the selected publicly traded companies (in the case of the selected publicly traded companies, based on Wall Street equity research consensus estimates and each company’s most recent publicly available financial filings), which are summarized in the table below:

Selected Publicly Traded Company Multiples

	2017E Enterprise Value /EBITDA	2017E Enterprise Value /EBIT	2017E Cash-Adjusted P/E
Boat Sales
MarineMax, Inc.	11.5x	13.3x	16.1x
Sporting Goods Retailers
Big 5 Sporting Goods Corp.	5.1x	7.2x	10.8x
Dick’s Sporting Goods, Inc.	5.0x	6.9x	10.9x
Hibbett Sports, Inc.	3.5x	4.4x	7.0x
Sportsman’s Warehouse Holdings, Inc.	5.8x	7.9x	8.8x
Small Cap Specialty Retail
Abercrombie & Fitch Co.	4.1x	NM	NM
Ascena Retail Group, Inc.	3.5x	12.4x	17.3x
The Buckle, Inc.	3.8x	4.8x	7.1x
Express, Inc.	2.7x	6.7x	11.7x
The Finish Line, Inc.	4.0x	6.8x	10.6x
Francesca’s Holdings Corp.	4.3x	5.7x	9.0x
Genesco Inc.	4.1x	6.7x	8.6x
Guess?, Inc.	6.4x	14.1x	22.7x
Shoe Carnival, Inc.	5.9x	9.5x	13.9x
Tailored Brands, Inc.	6.1x	9.2x	5.9x
Tilly’s, Inc.	4.1x	8.0x	12.9x
Vera Bradley, Inc.	5.4x	9.6x	14.4x
Zumiez Inc.	3.6x	6.3x	9.9x

Statistical Recap – Sporting Goods
75th Percentile	5.6x	7.7x	10.8x
Mean	4.8x	6.6x	9.4x
Median	5.1x	7.1x	9.8x
25th Percentile	3.9x	5.0x	7.5x

Statistical Recap – Small Cap Specialty Retail
75th Percentile	5.6x	9.6x	14.3x
Mean	4.5x	8.3x	12.0x
Median	4.1x	7.4x	11.2x
25th Percentile	3.7x	6.4x	8.7x

In performing its selected publicly traded companies analysis:

•	Guggenheim selected (i) a trading enterprise value/2017E EBITDA multiple reference range of 3.7x-5.6x, which resulted in a reference range of $9.54 to $12.51 per share of our common stock, (ii) a trading enterprise value/2017E EBIT multiple reference range of 5.0x-9.6x, which resulted in a reference range of $6.84 to $9.72 per share of our common stock and (iii) a trading 2017E cash-adjusted P/E multiple reference range of 7.5x-14.3x, which resulted in a reference range of $6.54 to $9.10 per share of our common stock, in each case, for purposes of evaluating our common stock on a stand-alone public market trading basis.

•	Guggenheim noted that the Merger Consideration of $12.97 was above the high end of the foregoing public market trading reference range based on the selected publicly traded companies analysis.

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Selected Precedent Merger and Acquisition Transaction Analysis.

Guggenheim reviewed and analyzed certain financial metrics associated with precedent merger and acquisition transactions announced since 2013 involving a U.S.-target company in the specialty retail sector with target values over $250 million. The following twelve precedent merger and acquisition transactions were selected by Guggenheim for purposes of this analysis:

Selected Precedent Merger and Acquisition (M&A) Transactions

Date Announced	Acquirer	Target
10/03/2016	Bass Pro Group, LLC	Cabela’s Inc.
08/07/2016	Steinhoff International Holdings N.V.	Mattress Firm Holding Corp.
12/20/2016	Orchestra-Premaman S.A.	Destination Maternity Corp.
11/23/2015	CVC Capital Partners Limited & Canada Pension Plan Investment Board	PETCO Animal Supplies, Inc.
05/18/2015	Ascena Retail Group, Inc.	ANN Inc.
02/04/2015	Staples, Inc.	Office Depot, Inc.
12/14/2014	BC Partners, Inc.	PetSmart, Inc.
12/19/2013	Sycamore Partners, L.P.	The Jones Group Inc.
11/26/2013	The Men’s Wearhouse, Inc.	Jos. A. Bank Clothiers, Inc.
05/23/2013	Apax Partners, L.P.	rue21, Inc.
05/10/2013	TowerBrook Capital Partners L.P.	True Religion Apparel, Inc.
03/07/2013	Sycamore Partners Management, L.L.C.	Hot Topic, Inc.

Guggenheim calculated, among other things and to the extent publicly available, certain implied change-of-control transaction multiples for the selected precedent merger and acquisition transactions (based on Wall Street equity research consensus estimates, each company’s most recent publicly available financial filings and certain other publicly available information), which are summarized in the table below:

Selected Precedent M&A Transaction Multiples

Precedent M&A Transactions	Enterprise Value/CY (EBITDA – CapEx)	Enterprise Value /CY EBIT	CY Cash-Adjusted P/E
Cabela’s Inc.	15.9x	15.1x	18.3x
Mattress Firm Holding Corp.	15.2x	15.9x	27.8x
Destination Maternity Corp.	NA	NA	NA
PETCO Animal Supplies, Inc.	NA	NA	NA
ANN Inc.	10.7x	13.6x	22.8x
Office Depot, Inc.	11.7x	14.4x	24.4x
PetSmart, Inc.	10.7x	10.8x	18.8x
The Jones Group Inc.	8.1x	9.6x	14.5x
Jos. A. Bank Clothiers, Inc.	NA	9.3x	16.4x
rue21, Inc.	16.5x	13.1x	21.0x
True Religion Apparel, Inc.	7.7x	7.5x	12.8x
Hot Topic, Inc.	18.1x	13.0x	23.7x

Statistical Recap
75th Percentile	16.2x	14.6x	23.9x
Mean	12.7x	12.2x	20.0x
Median	11.7x	13.0x	19.9x
25th Percentile	9.4x	9.6x	15.9x

Parent/West Marine Merger	11.7x	14.9x	23.7x

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In performing its selected precedent merger and acquisition transactions analysis:

•	Guggenheim selected a reference range of transaction multiples for purposes of evaluating West Marine on a change-of-control basis as follows: (i) transaction enterprise value/CY (EBITDA – CapEx) multiple range of 9.4x-16.2x, which resulted in a reference range of $11.18 to $16.49 per share for purposes of evaluating our common stock on a change-of-control basis; (ii) transaction enterprise value/CY EBIT multiple range of 9.6x-14.6x, which resulted in a reference range of $9.72 to $12.81 per share for purposes of evaluating our common stock on a change-of-control basis; and (iii) transaction CY cash-adjusted P/E multiple range of 15.9x-23.9x, which resulted in a reference range of $9.70 to $12.68 per share for purposes of evaluating our common stock on a change-of-control basis.

•	Guggenheim noted that the Merger Consideration of $12.97 was above the foregoing change-of-control transaction reference ranges based on transaction enterprise value/CY EBIT multiples and transaction CY cash-adjusted P/E multiples and was in line with reference range based on transaction enterprise value/CY (EBITDA – CapEx) multiples.

Discounted Cash Flow Analyses.

Guggenheim performed illustrative stand-alone discounted cash flow analyses of the Company based on management’s projected unlevered free cash flows for the Company (treating the impact of stock-based compensation as a cash expense) and an estimate of its terminal/continuing value at the end of the projection horizon. In performing its illustrative discounted cash flow analyses:

•	Guggenheim based its discounted cash flow analyses on the Projections as provided by the Company’s senior management.

•	Guggenheim estimated the Company’s weighted average cost of capital to be within a range of 11.25%-14.25% based on, among other factors, (i) Guggenheim’s then-current estimate of the prospective U.S. equity risk premium range of 5.5%-6.5%, (ii) a review of the Company’s historical five-year adjusted beta as reported by Bloomberg, its historical two-year adjusted beta as reported by Bloomberg and its Barra predicted beta as well as similar beta information for the Company’s selected peer group companies, resulting in an estimated levered beta range of 1.000-1.350, (iii) the prevailing interpolated yield on the 20-year U.S. Treasury bond of 2.60% as of June 28, 2017 as a proxy for the risk-free rate of return, (iv) a size/liquidity premium of 3.10% applicable to companies of a comparable size to the Company as reported by Duff and Phelps 2017 Valuation Handbook, (v) the Company’s target capital structure on a prospective basis which was assumed not to include any debt and (vi) Guggenheim’s investment banking and capital markets judgment and experience in valuing companies similar to the Company.

•	Guggenheim applied the mid-year convention when discounting future cash flows.

•	In calculating the Company’s terminal/continuing value for purposes of its discounted cash flow analyses, Guggenheim used an illustrative range of perpetuity growth rates of the Company’s terminal year normalized unlevered free cash flow of (2.0%)-0.0%.

•	Guggenheim illustrative discounted cash flow analyses resulted in an overall reference range of implied values of $11.72 to $14.88 per share of our common stock for purposes of evaluating our common stock on a stand-alone intrinsic-value basis.

•	Guggenheim noted that the Merger Consideration of $12.97 per share of our common stock was in line with the aforementioned reference range based on the illustrative discounted cash flow analyses.

Other Financial Reviews and Analyses for Informational Reference Purposes

In order to provide certain context for the financial analyses in connection with its opinion as described above, Guggenheim undertook various additional financial reviews and analyses as summarized below for informational reference purposes. As a general matter, Guggenheim did not consider such additional financial reviews and analyses to be determinative methodologies for purposes of its opinion.

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Discounted Cash Flow Sensitivity Analysis.

Guggenheim repeated the discounted cash flow analyses described above after sensitizing certain of the Company’s EBITDA margins and the Company’s average comparable sales during the Projections period. These variables were selected, in consultation with the Company’s management and the Board, because of the potential volatility in operating performance in the current retail environment. The sensitized discounted cash flow analyses applied the same WACC and perpetuity growth rates as the illustrative discounted cash flow analyses described above. Guggenheim illustrative discounted cash flow sensitivity analyses resulted in an overall reference range of implied values of $7.65 to $14.88 per share of our common stock.

The results of the illustrative discounted cash flow sensitivity analysis based on variations in the Company’s EBITDA margin and average comparable sales are summarized in the tables below:

WACC: 14.25%; Perpetuity Growth Rate: (2.0%)
			Average Comparable Sales
					Management Plan
	2021E EBITDA Margin at Base Case Revenue	Change in EBITDA Margin from 2016	(1.0%)	1.0%	2.2%
Base Case	4.8%	0.00%	$7.65	$7.82	$7.92
Best Case (‘07 - ‘16)	5.9%	1.1%	8.58	8.86	9.03
Management Plan	8.4%	3.6%	10.87	11.40	11.72

WACC: 12.75%; Perpetuity Growth Rate: (1.0%)
			Average Comparable Sales
					Management Plan
	2021E EBITDA Margin at Base Case Revenue	Change in EBITDA Margin from 2016	(1.0%)	1.0%	2.2%
Base Case	4.8%	0.00%	$8.13	$8.40	$8.55
Best Case (‘07 - ‘16)	5.9%	1.1%	9.24	9.63	9.86
Management Plan	8.4%	3.6%	11.93	12.61	13.02

WACC: 11.25%; Perpetuity Growth Rate: 0.0%
			Average Comparable Sales
					Management Plan
	2021E EBITDA Margin at Base Case Revenue	Change in EBITDA Margin from 2016	(1.0%)	1.0%	2.2%
Base Case	4.8%	0.00%	$8.82	$9.21	$9.45
Best Case (‘07 - ‘16)	5.9%	1.1%	10.17	10.72	11.05
Management Plan	8.4%	3.6%	13.42	14.33	14.88

•	Guggenheim noted that the Merger Consideration of $12.97 per share of our common stock was in line with the aforementioned reference range based on the illustrative discounted cash flow sensitivity analyses presented above.

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Leveraged Buyout Analysis.

Guggenheim performed an illustrative analysis of the implied price per share of our common stock that could theoretically be paid by a financial sponsor, assuming a June 30, 2017 starting balance sheet and that such sponsor required a 4.5-year internal rate of return ranging from 20%-25%. Guggenheim performed the illustrative leveraged buyout analysis assuming (i) the transaction was completed with $124 million of total debt (implying initial leverage ratios of approximately 3.1x EBITDA and 4.1x EBITDAR, which levels were consistent with the size of the equity guarantee provided by Monomoy (ii) the Company achieved the management projections during the 4.5-year projection period and (iii) the financial sponsor exited its investment at the end of the 4.5-year projection period for an enterprise value/EBITDA multiple ranging from 3.5x-5.5x.

•	Based on these assumptions, the leveraged buyout analysis implied a reference range of values of $11.69 to $14.50 per share of our common stock.

•	Guggenheim noted that the Merger Consideration of $12.97 was in line with this reference range of values.

West Marine’s Stock Price Trading History.

Guggenheim reviewed the Company’s stock price trading history over a fifty-two week timeframe ended June 28, 2017 and noted, among other things, that shares of our common stock never traded above the Merger Consideration of $12.97 during such timeframe and were bound between $7.77 and $11.72 during such timeframe.

Premia Paid Analysis.

Guggenheim reviewed the premia paid in transactions in which U.S. retail targets (excluding auto retailers and gas stations) were acquired in transactions announced after June 21, 2004 with transaction values ranging between $200 million and $1 billion, as summarized in the following table:

Premia Paid Analysis: Selected Retail M&A Transactions Announced Since June 21, 2004

Date			Cash-Adjusted Premium (%)
Announced	Acquiror	Target	1-Day	1-Week	1-Month	3-Month
11/07/2016	Bain Capital Private Equity	Blue Nile, Inc.	38%	18%	17%	40%
11/11/2015	The Kroger Co.	Roundy’s, Inc.	65%	60%	31%	46%
08/21/2015	Catterton Management Co., L.L.C.	Steiner Leisure Limited	15%	11%	18%	32%
12/05/2015	Sequential Brands Group, Inc.	Martha Stewart Living Omnimedia, Inc.	24%	28%	29%	(5)%
09/29/2014	JAB Holding Co.	Einstein Noah Restaurant Group, Inc.	51%	52%	42%	28%
07/02/2014	The Kroger Co.	Vitacost.com Inc.	32%	31%	27%	14%
12/20/2013	TPG Capital, L.P.	Telautograph Corp.	11%	15%	17%	28%
07/24/2013	Hanesbrands Inc.	Maidenform Brands, Inc.	23%	26%	36%	30%
07/22/2013	Spartan Stores, Inc.	Nash-Finch Co.	0%	2%	14%	27%
05/10/2013	TowerBrook Capital Partners L.P.	True Religion Apparel, Inc.	76%	83%	55%	14%
03/23/2013	Apax Partners, L.P.	rue21, Inc.	57%	50%	61%	48%
03/07/2013	Sycamore Partners	Hot Topic, Inc.	34%	26%	24%	41%
11/14/2012	Starbucks Corp.	Teavana Holdings, Inc.	53%	48%	23%	36%
09/26/2012	Investor Group	American Greetings Corp.	22%	14%	22%	33%
05/14/2012	Golf Town USA Holdings Inc.	Golfsmith International Holdings Inc.	30%	30%	38%	38%
05/09/2012	Bed Bath & Beyond Inc.	Cost Plus, Inc.	22%	16%	24%	54%
05/02/2012	Ascena Retail Group, Inc.	Charming Shoppes, Inc.	129%	151%	130%	175%
12/19/2011	Bi-Lo LLC	Winn-Dixie Stores, Inc.	76%	84%	52%	37%
06/13/2011	Honeywell International Inc.	EMS Technologies, Inc.	36%	33%	39%	81%
05/02/2011	PPR S.A.	Volcom, Inc.	30%	40%	41%	63%
08/24/2009	Advent International Corp.	Charlotte Russe Holding, Inc.	34%	36%	30%	102%
06/25/2009	Ascena Retail Group, Inc.	Tween Brands, Inc.	20%	20%	45%	177%
11/13/2006	Dick’s Sporting Goods Inc.	Golf Galaxy, Inc.	20%	22%	44%	72%
06/21/2004	Dick’s Sporting Goods Inc.	Gaylan’s Trading Company, Inc.	53%	52%	87%	58%

		Statistical Recap
		25th Percentile	22%	19%	23%	28%
		Median	33%	30%	34%	39%
		75th Percentile	53%	51%	45%	61%

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•	Guggenheim’s analysis of premia paid resulted in a reference range of $10.99 to $12.83 per share of our common stock for purposes of evaluating our common stock on a change-in-control basis.

•	Guggenheim noted the Merger Consideration of $12.97 implied a 54.9% cash-adjusted premium to the Company’s unaffected stock price of $9.70, the closing price on June 28, 2017, the day prior to the announcement of the Merger, which was above the reference range of premia values.

Wall Street Equity Research Analyst Stock Price Targets.

Guggenheim reviewed selected Wall Street equity research analyst stock price targets for the Company as published prior to June 28, 2017:

•	Guggenheim noted that such Wall Street equity research analyst stock price targets for shares of our common stock ranged from $11.00 to $12.00 per share. For comparison purposes, Guggenheim noted that the Merger Consideration of $12.97 per share was above the foregoing equity research price target range for the Company.

•	Guggenheim noted that the public market trading price targets published by Wall Street equity research analysts do not necessarily reflect current market trading prices for shares of our common stock, and such estimates are subject to various uncertainties, including the Company’s future financial performance and future capital markets conditions.

Other Considerations

Except as described in the summary above, the Company did not provide specific instructions to, or place any limitations on, Guggenheim with respect to the procedures to be followed or factors to be considered in performing its financial analyses or providing its opinion. The type and amount of consideration payable in the Merger were determined through negotiations between the Company and Monomoy and were approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. Guggenheim’s opinion was just one of the many factors taken into consideration by the Board. Consequently, Guggenheim’s financial analyses should not be viewed as determinative of the decision of the Board with respect to the fairness, from a financial point of view, of the Merger Consideration to holders of shares of our common stock (excluding the Company or any of its wholly owned subsidiaries or Parent or any of its wholly owned subsidiaries).

Pursuant to the terms of Guggenheim’s engagement letter, the Company has agreed to pay Guggenheim a cash transaction fee (based on a percentage of the aggregate consideration involved in the Merger) contingent upon consummation of the Merger, which cash transaction fee is estimated to be approximately $5.9 million. In connection with Guggenheim engagement, a cash milestone fee of $1.0 million became payable upon delivery of Guggenheim’s opinion, which will be credited against the foregoing cash transaction fee. In addition, the Company has agreed to reimburse Guggenheim for certain expenses and to indemnify Guggenheim against certain liabilities arising out of its engagement.

As previously disclosed to the Board, aside from Guggenheim’s current engagement by the Company, Guggenheim has not been previously engaged during the past two years by the Company, nor has Guggenheim been previously engaged during the past two years by Monomoy, to provide financial advisory or investment banking services for which Guggenheim received fees. Guggenheim may seek to provide the Company, Monomoy, and their respective affiliates with certain financial advisory and investment banking services unrelated to the Merger in the future, for which services Guggenheim would expect to receive compensation.

Guggenheim and its affiliates and related entities engage in a wide range of financial services activities for its and their own accounts and the accounts of Guggenheim and its customers, including: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim or its affiliates and related entities may (i) provide such financial services to the Company, Monomoy, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies, for which services Guggenheim or its affiliates and related entities has received, and may receive, compensation and (ii) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain bank debt, debt or equity securities and derivative products of or relating to the Company, Monomoy, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies. Furthermore, Guggenheim or its affiliates and related entities and Guggenheim’s or its affiliates’ respective directors, officers, employees, consultants and agents may have investments in the Company, Monomoy, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies.

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Consistent with applicable legal and regulatory guidelines, Guggenheim has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim’s research analysts may hold views, make statements or investment recommendations and publish research reports with respect to the Company, Monomoy, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies and the Merger that differ from the views of Guggenheim’s investment banking personnel.

Forward-Looking Financial Information

Given the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, the Company does not as a matter of general practice publicly disclose detailed projections as to its anticipated financial position or results of operations, other than providing, from time to time, estimated ranges for the then-current fiscal year of certain expected financial results in its regular earnings press releases and other investor materials.

In connection with the Company’s evaluation of a possible transaction and other strategic alternatives, the Company’s management prepared certain forward-looking financial information with respect to fiscal years 2017 through 2021 (the “financial projections”), which is summarized below, and provided such information to the Board, the Strategic Committee and Guggenheim. The financial projections were made available in the virtual data room to Monomoy and other potential buyers in connection with their due diligence investigation and evaluation of a possible transaction.

The financial projections were prepared assuming the Company’s continued operation on a standalone basis without any sale of or partnership with respect to the financial services business.

None of the financial projections were intended for public disclosure. A summary of the financial projections is included in this proxy statement only because the financial projections or certain portions thereof were made available to the Board, the Strategic Committee, Guggenheim, Monomoy and other potential buyers, as applicable. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by the Company that the financial projections or the information contained therein is material.

The financial projections are unaudited and were not prepared with a view toward public disclosure or compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles as applied in the U.S. (“GAAP”) or the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures. Neither the Company’s independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the financial projections or expressed any opinion or any other form of assurance on the financial projections or their achievability. The Company’s independent registered public accounting firm assumes no responsibility for, and disclaims any association with, the financial projections.

In the view of the Company’s management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding the Company’s future financial performance at the time of their preparation. The financial projections are not facts and should not be relied upon as necessarily predictive of actual future results. You are cautioned not to place undue reliance upon the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of the Company, Monomoy or any of their respective affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections or the ultimate performance of the Company relative to the financial projections. Except as required by applicable law, neither the Company nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the financial projections if any or all of them have changed or change or otherwise have become, are or become inaccurate (even in the short term). These considerations should be taken into account if evaluating the financial projections, which were prepared as of an earlier date.

The financial projections do not necessarily reflect changes in general business or economic conditions since the time they were prepared, changes in the Company’s businesses or their prospects or any other transactions or events that have occurred or that may occur and that were not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or necessarily predictive of future performance, which may be significantly more favorable or less favorable than as set forth therein and should not be regarded as a representation that the financial forecasts, projected results or other estimates and assumptions therein will be achieved.

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Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple fiscal years, and such information by its nature becomes less predictive with each succeeding fiscal year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results, including, without limitation, the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2016, filed with the SEC on February 28, 2017, and in the Company’s other public filings with the SEC. For additional information on factors that may cause the Company’s future financial results to materially vary from the projected results summarized below, see the section captioned “Forward-Looking Statements” on page 19. Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. No representation is made by the Company or any of its affiliates, advisors or other representatives or any other person to any Company stockholder or any other person regarding the actual performance of the Company compared to the results included in the financial projections or otherwise.

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. For a more detailed description of the information available, see the section captioned “Where You Can Find More Information” on page 19. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the effect of the Merger and related matters. Further, the financial projections do not take into account the effect of any failure of the Merger to be consummated and should not be viewed in any manner in that context.

The financial projections reflect various estimates, assumptions and methodologies of the Company, all of which are difficult to predict and many of which are beyond the Company’s control, including, among other things, assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions and matters specific to the Company’s businesses. Such assumptions include, but are not limited to, the following:

•	the Company’s continued operation on a standalone basis;

•	a modest increase in average comparable store sales at each store level for waterlife stores and waterlife-select stores, and a slight decrease in average comparable store sales at each store level for traditional stores, during the five-year period;

•	expansion into greenfield locations with new generic waterlife and waterlife-select stores;

•	market consolidation, converting traditional stores into new waterlife stores;

•	revitalization of waterlife and waterlife-select stores;

•	no material increase in selling space;

•	a steady increase in online traffic annually due to initiatives, including content development;

•	modest improvement in conversion rates;

•	moderate growth of professional sales within stores and declining hub revenue (i.e., fulfilling orders for professional customers with van delivery in certain markets) through fiscal year 2019 before stabilizing;

•	evolution of product mix to reflect growth and improved profitability offset by mix shift to lower margin channels;

•	growth of private label to be a driver of improved margin;

•	improved online profitability due to decreased discounting and increased efficiencies;

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•	distribution center expenses projected to be slightly downwards despite annual growth in retail direct-to-customer revenue;

•	modest increase in inventory turns, driven primarily by increasing merchandise expansion turn;

•	net working capital expected to decrease despite top-line growth;

•	retail capital expenditure reflects continued retail transformation described above;

•	capital expenditure for information technology and eCommerce improvements; and

•	average tax rate consistent with the Company’s current average tax rate.

In addition, certain of the financial projections are non-GAAP financial measures, including EBITDA net income and unlevered cash flow. Non-GAAP financial measures should not be considered in isolated form or as a substitute for financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled financial measures used by other companies.

Financial Projections

The following table summarizes the financial projections:

Financial Projections (U.S. dollars in millions, except per share amounts)
	Fiscal Years
	2017	2018	2019	2020	2021
Net Revenue	$714.9	$734.2	$772.9	$806.1	$839.8
% Growth	2.0%	2.7%	5.3%	4.3%	4.2%
EBITDA(1)	$40.9	$47.1	$57.4	$61.3	$70.7
% Margin	5.7%	6.4%	7.4%	7.6%	8.4%
EBIT	$16.2	$21.4	$34.9	$39.9	$52.8
% Margin	2.3%	2.9%	4.5%	4.9%	6.3%
Net Income Per Diluted Share	$0.39	$0.52	$0.84	$0.97	$1.28
% Growth	47.6%	32.4%	63.5%	14.5%	32.7%
Unlevered Free Cash Flow	$21	$24	$32	$37	$39

(1)	Represents earnings before interest, taxes, depreciation and amortization.

NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES INTENDS TO, AND EACH OF THEM DISCLAIMS ANY OBLIGATION TO, UPDATE, CORRECT OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING OR EVENTS OCCURRING AFTER THE RESPECTIVE DATES WHEN THE FINANCIAL PROJECTIONS WERE PREPARED OR TO REFLECT THE EXISTENCE OF FUTURE CIRCUMSTANCES OR THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE INACCURATE OR NO LONGER APPROPRIATE.

Financing

General. Parent estimates that the total amount of funds required to consummate the merger and related transactions and pay related fees and expenses will be approximately $354 million. Parent expects this amount to be funded through a combination of the following:

•	debt financing in an aggregate principal amount of $250 million, consisting of (i) a $225 million senior secured first-lien credit facility of which $200 million is an asset-based revolving line of credit and $25 million is a first-in last-out asset-based term loan, and (ii) a $25 million second lien asset-based term loan ((i) and (ii) together, the “Debt Financing”); and

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•	cash equity investments by Monomoy in an aggregate amount of up to $130 million.

Equity Financing. On June 29, 2017, Monomoy entered into an equity commitment letter (the “Equity Commitment Letter”) with Parent pursuant to which Monomoy committed to contribute (or cause to be contributed) to Parent up to $130 million in cash in the aggregate (the “Equity Financing”). The Equity Commitment of Monomoy is subject to the following conditions:

•	the conditions to closing in the Merger Agreement have been satisfied or waived; and

•	the Debt Financing has been funded or will be funded if and when the Equity Commitment is funded.

The obligation of Monomoy to fund the Equity Commitment will automatically and immediately terminate upon the earliest to occur of: (i) the consummation of the Merger; (ii) the termination of the Merger Agreement; or (iii) if neither of the foregoing have occurred, 60 days after the Outside Date, unless the Company has made a claim to enforce the commitment of Monomoy in which case the Equity Commitment continues until the claim is resolved or the parties otherwise agree.

The Company is an express third-party beneficiary of the Equity Commitment Letter and has the right to seek specific performance of the obligations of Monomoy under the Equity Commitment Letter under certain circumstances.

Debt Financing. In connection with the entry into the Merger Agreement, (i) Bank of America, N.A. (“BAML”) provided commitments to Parent under a commitment letter dated June 27, 2017 (the “BAML Debt Commitment Letter”), which provides for a commitment to fund up to the $225 million senior-secured portion of the Debt Financing (the “BAML Debt Commitment”) subject to terms and express conditions, and (ii) Pathlight Capital LLC (“Pathlight”) provided its commitment to Parent under a commitment letter dated June 27, 2017 (the “Pathlight Debt Commitment Letter”), which provides for a commitment to fund the $25 million second-lien term loan of the Debt Financing in the form subject to terms and express conditions. Under the BAML Debt Commitment Letter and the Pathlight Debt Commitment Letter, BAML and Pathlight have committed to provide an aggregate principal amount of $250 million in asset-based debt financing, consisting of a $200 million senior secured first lien revolving line of credit, a $25 million senior secured first-in last-out term loan facility and a $25 million second lien term loan facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) will act as lead arranger to form a syndicate of financial institutions and institutional investors (with BAML, the “Lenders”) to fund the BAML Debt Commitment, however, the formation of such a syndicate is not a condition to the BAML Debt Commitment.

The obligations of the Lenders to provide the debt financing under the BAML Debt Commitment Letter and of Pathlight to provide the debt financing under the Pathlight Debt Commitment Letter are subject to customary conditions, including, without limitation, the following (subject to certain exceptions and qualifications as set forth in the BAML Debt Commitment Letter and the Pathlight Debt Commitment Letter):

•	the substantially simultaneous closing of the Merger in accordance in all material respects with the Merger Agreement;

•	the substantially simultaneous funding of the equity financing;

•	the repayment and termination of the Company’s existing senior secured credit facility;

•	the receipt of certain specified financial statements of the Company and the borrower;

•	the execution and delivery of definitive documentation with respect to the Debt Financing;

•	the absence of a material adverse effect (as defined in the Merger Agreement and subject to certain exceptions) on the Company since June 29, 2017;

•	the perfection of the Lenders’ and Pathlight’s security interests in the collateral (subject to certain exceptions);

•	the receipt of a borrowing base certificate showing, as of the date of the Merger, excess availability of a specified amount under the Debt Financing documentation, after giving effect to the Merger and the payment of all related fees;

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•	the accuracy of certain specified representations and warranties in the Merger Agreement and in the definitive documents with respect to the Debt Financing; and

•	the delivery by the Company of documentation and other information reasonably requested by the Lenders or Pathlight.

The commitment of the Lenders under the BAML Debt Commitment Letter and the commitment of Pathlight under the Pathlight Debt Commitment Letter expire upon the earliest of (i) the Outside Date, (ii) the consummation of the Merger without the use of the Debt Financing, and (iii) the valid termination of the Merger Agreement.

Limited Guarantees

Concurrently with the execution of the Merger Agreement, an affiliated fund of Monomoy has executed and delivered a limited guarantee in favor of the Company (the “Limited Guarantee”), pursuant to which such fund has agreed, subject to the terms and conditions of the Limited Guarantee, to guarantee the payment of Parent’s obligations to pay the Reverse Termination Fee (as described in more detail under “The Merger Agreement—Reverse Termination Fee and Other Remedies”), and certain reimbursement and indemnification obligations, which are referred to as the “Guaranteed Obligations.”

The Limited Guarantee will terminate upon the earliest to occur of:

•	the closing of the Merger;

•	the payment, performance and/or satisfaction in full of the Guaranteed Obligations; and

•	the valid termination of the Merger Agreement other than in a circumstance in which the Company is entitled to payment of the Guaranteed Obligations, or the 30th day following any other purported termination of the Merger Agreement unless the Company shall have commenced a suit, action or other proceeding alleging that any Guaranteed Obligations are due and owing to the Company.

In the event that the Company, any shareholder or affiliate expressly asserts in any litigation or other legal proceeding relating to a Limited Guarantee that certain provisions of the Limited Guarantee are illegal, invalid or unenforceable or that an affiliated fund of Monomoy is liable in excess of the cap or other specified permitted claims, then (i) the obligations of such fund under such Limited Guarantee will terminate, (ii) if such fund has previously made any payments under its Limited Guarantee, it will be entitled to recover such payments from the Company and (iii) such fund will not have any liability to the Company with respect to such Limited Guarantee.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement adopted by stockholders, the Board and the Strategic Committee were aware of and considered these interests to the extent that they existed at the time, among other matters.

Insurance and Indemnification of Directors and Executive Officers

All rights to indemnification by the Company or any of its subsidiaries in favor of present and former directors and officers of the Company or any of its subsidiaries (the “indemnified parties”) set forth in the organizational documents of the Company or any of its subsidiaries as in effect as of the date of the Merger Agreement will survive the Merger and will be observed by Parent and the Surviving Corporation and its subsidiaries to the fullest extent permitted by applicable law. The Merger Agreement also provides that the indemnification rights set forth in the indemnification agreements, the form of which was filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, between the Company or any of its subsidiaries and any of the directors, officers or employees thereof will be assumed by the Surviving Corporation and will continue in full force and effect in accordance with their terms following the Effective Time.

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If the Company fails to do so prior to the Effective Time, Parent is obligated to cause the Surviving Corporation to obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six years from the Effective Time. If the Company and the Surviving Corporation for any reason fail to obtain such a “tail” insurance policy as of the Effective Time, the Surviving Corporation must, and Parent must cause the Surviving Corporation to, continue to maintain in effect for a period of six years from and after the Effective Time (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) such insurance in place as of the date of the Merger Agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the Merger Agreement. Alternatively, the Surviving Corporation is obligated to, and Parent must cause the Surviving Corporation to, purchase comparable directors’ and officers’ liability insurance for such six-year period (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the Merger Agreement.

For more information, see the section captioned “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance.”

Treatment of Equity-Based Awards

Options

Immediately prior to the Effective Time, each Option granted under the Company Equity Incentive Plan that is then outstanding, all of which are fully vested, will be cancelled and, in exchange therefor, each holder of any such cancelled Option will be entitled to receive payment of an amount in cash equal to the product of (i) the total number of shares of our common stock subject to such Option, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share subject to such cancelled Option, without interest; provided, however, that (i) any such Option with respect to which the exercise price per share subject thereto is greater than the Merger Consideration will be cancelled in exchange for no consideration and (ii) such option payments may be reduced by the amount of any required tax withholdings as contemplated by the Merger Agreement.

Employee RSUs

Immediately prior to the Effective Time, each RSU granted under the Company Equity Incentive Plan that is then outstanding (other than those RSUs held by a non-employee director of the Company) will be assumed by the Surviving Corporation and will be converted into a Cash Replacement Company RSU. Such Cash Replacement Company RSUs will, subject to the holder’s continued employment with the Surviving Corporation through the applicable vesting dates, vest and be payable at the same time as the RSUs for such Cash Replacement Company RSUs were exchanged would have vested pursuant to their terms. All Cash Replacement Company RSUs will have the same terms and conditions as applied to the RSUs for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for administrative or ministerial changes that are not materially detrimental to the holders and that are necessary for the administration of the Cash Replacement Company RSUs. With respect to PSUs, the number of PSUs assumed by the Surviving Corporation and converted into Cash Replacement Company RSUs will be determined (A) for PSUs with a performance period that by its terms has ended prior to the Effective Time, based on actual performance through the end of such performance period, and (B) for PSUs with a performance period that by its terms has not ended prior to the Effective Time, assuming performance at 100% of target levels.

Non-Employee Director RSUs

Immediately prior to the Effective Time, each award of unvested RSUs granted under the Company Equity Incentive Plan, that is then outstanding and is held by a non-employee director of the Company will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled RSUs will be entitled to receive payment of an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of our common stock subject to such RSUs, without interest; provided, however, that any such RSU payments may be reduced by the amount of any required tax withholdings as contemplated by the Merger Agreement.

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Summary Table

The following table sets forth the number of shares of our common stock underlying Options and RSUs currently held by each of the Company’s executive officers and non-employee directors, and also the cash payments that each Company executive officer is expected to receive with respect to his vested outstanding Options (and, in the case of RSUs granted to Company executive officers, the equity acceleration value of such unvested outstanding awards upon a qualified termination in connection with a change in control) and that each Company non-employee director is expected to receive with respect to his or her vested Options and unvested outstanding RSUs. The amounts in the table are based on the equity awards held by our executive officers and directors as of July 14, 2017, the latest practicable date to determine such amounts before the filing of this proxy statement, and the Merger Consideration of $12.97 per share. These numbers do not forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. Depending on when the closing date of the Merger occurs, certain equity-based awards shown in the table may vest in accordance with their terms.

Name	Options (#)	Options ($)	RSUs (#)(3)	RSUs ($)(1)(3)	PSUs (#)(2)	PSUs ($)(1)	Total ($)(1)
Executive Officers
Matthew L. Hyde	126,667	$147,134	81,802	$1,065,062	35,230	$458,695	$1,670,890
Jeffrey L. Lasher	—	—	41,410	$539,158	14,325	$186,512	$725,670
Barry Kelley	30,833	$70,766	30,410	$395,938	13,062	$170,067	$636,772
Paul Rutenis	—	—	41,410	$539,158	14,325	$186,512	$725,670

Directors
Barbara L. Rambo	—	—	6,493	$84,492	—	—	$84,492
Randolph K. Repass	10,123	$40,290	6,493	$84,353	—	—	$124,643
Alice M. Richter	—	—	6,493	$84,492	—	—	$84,492
Dennis F. Madsen	6,691	$9,255	6,493	$84,492	—	—	$93,748
Christiana Shi	—	—	6,493	$84,492	—	—	$84,492
James F. Nordstrom, Jr.	—	—	6,493	$84,492	—	—	$84,492
Robert D. Olsen	—	—	6,493	$84,492	—	—	$84,492

(1)	This amount includes the value of accrued dividends in the amount of $0.05 per share as of July 14, 2017 that would be payable when the RSUs (and PSUs) are settled. No interest will accrue or otherwise be payable with respect to any accrued dividends.

(2)	This amount does not include the number of PSUs which are outstanding as of July 14, 2017, but will be forfeited due to failure to fully meet performance goals under the Company Equity Incentive Plan in each of the 2015 and 2016 years as follows: Mathew L. Hyde: 5,127; Jeffrey L. Lasher: 2,496; Barry Kelley: 1,944; and Paul Rutenis: 2,496. With respect to PSU awards granted in 2017, this amount reflects the number of PSUs that would be awarded based on target performance as the performance period for such awards will not be determined until the end of the 2017 fiscal year.

(3)	This amount only includes time-based RSUs.

Treatment of Purchase Rights under the SPP

The Company’s Amended and Restated Associates Stock Buying Plan (the “SPP”) will be terminated prior to the Effective Time and the Company will take all action necessary to: (i) cause any outstanding offering period under the SPP to be terminated prior to the Effective Time; (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period; (iii) provide that all outstanding options granted under the SPP (the “SPP Options”) will be canceled as of the closing date of the Merger, provided that each holder of an SPP Option may exercise each outstanding purchase right under the SPP prior to the Effective Time; (iv) provide that no further offering period or purchase period will commence under the SPP after the date of the Merger Agreement; and (v) ensure that no individual may make a new election to purchase shares in any current offering period or increase his or her election to purchase shares in any current offering period. On such new exercise date, the Company shall apply the funds credited as of such date under the SPP within each participant’s payroll withholding account to the purchase of whole shares of our common stock in accordance with the terms of the SPP.

Payments Upon Termination Following Change-in-Control

All Executive Officers

We are parties to employment offer letters with each of our executive officers. These offer letters generally provide that each executive officer is entitled to receive severance in accordance with the Company’s Amended and Restated Executive Officer Severance Plan (the “Top Hat Severance Plan”) in the event their employment is terminated without “Cause” or they resign for “Good Reason” in various scenarios, including in connection with a change in control, which will occur upon the consummation of the Merger. Each executive officer has also executed a separate election letter to only receive severance benefits in accordance with the Top Hat Severance Plan.

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Pursuant to the Top Hat Severance Plan, if an executive officer’s employment is terminated without Cause or if such executive officer resigns for Good Reason within 24 months following a change in control, which will occur upon the consummation of the Merger, and provided such executive officer signs and does not revoke a release of all claims within 90 days following the date of the executive officer’s termination of employment, then the executive officer will be entitled to receive accelerated vesting of all of his or her unvested RSUs. In addition, such executive officer will be entitled to receive severance benefits equal to (i) the sum of the executive officers’ annual base salary, plus the full amount of his or her annual target bonuses (provided, however, that with respect to executive officers with the title of: (a) “Chief Executive Officer,” such sum will be multiplied by one and one-half times, (b) “Executive Vice President” or “Senior Vice President,” such sum will be multiplied by one time, and (c) “Vice President,” or any other title, such sum will be multiplied by one-half times), (ii) the prorated amount of his or her target bonus for the year in which the termination occurred, (iii) Company-provided health continuation coverage following termination of employment for 18 months for executive officers with the title of “Chief Executive Officer” and “Executive Vice President” and 12 months for executive officers with any other title, and (iv) outplacement services for a period of one year following termination of employment in an amount not to exceed $20,000. The cash portion of these payments will be paid in a lump sum following the date on which the required release becomes effective. In the event any payments or benefits payable pursuant to the Top Hat Severance Plan cause the applicable executive officer to be subject to any golden parachute excise tax imposed pursuant to Section 4999 of the Internal Revenue Code, payments made to such executive officer pursuant to the Top Hat Severance Plan will be reduced to an amount equal to the greatest dollar amount that would not subject the named executive officer to the imposition of the excise tax, unless the executive officer would be better off (on an after-tax basis) receiving all payments and paying all excise and income taxes.

The Merger will constitute a “change in control” for purposes of these agreements. “Cause” and “Good Reason” are defined as follows in the Top Hat Severance Plan:

•	“Cause” is defined as one or more of the following events: if the executive officer (i) has breached any material obligation to the Company or its affiliates that is or could reasonably be expected to result in material harm to the Company; (ii) has violated any significant Company policy; (iii) has violated any of the Company’s operating and/or financial/accounting procedures which results in a material loss to the Company; (iv) has been arrested for, convicted of, or has pled guilty or nolo contendere to, any felony, or to any misdemeanor involving moral turpitude (including forgery, fraud, theft or embezzlement); (v) has been arrested for, convicted of, or has pled guilty or nolo contendere to, any offense involving fraud, dishonesty, breach of trust or money laundering; (vi) has engaged in dishonesty, embezzlement, misappropriation or fraud in connection with the business of the Company, or has stolen property or opportunities of the Company, or has assaulted or battered an associate or director of the Company; (vii) has failed substantially to perform his or her assigned duties with the Company (other than a failure resulting from the executive officer’s incapacity due to physical or mental illness or from the assignment to the executive officers that would constitute “Good Reason”); or (viii) has engaged in willful malfeasance, illegal conduct, gross negligence or misconduct demonstrably injurious to the Company; provided, however, that it shall only be deemed cause pursuant to clauses (i), (ii), (vii) and (viii) if the named executive officer is given written notice describing the basis of cause and, if the event is reasonably susceptible of cure, the named executive officer fails to cure within ten (10) days.

•	“Good Reason” is defined as one or more of the following conditions that occur without the executive officer’s written consent; (i) a material and adverse change in the executive officer’s title, position or responsibilities (excluding reporting responsibilities) from his or title, position or responsibilities in effect immediately prior thereto (it being understood that a change in title, position or responsibilities that results from the Company no longer having publicly-traded securities will not be deemed to be material in and of itself); (ii) a reduction in the executive officer’s base salary by more than ten percent, other than in connection with a reduction of ten percent or more applicable to all or substantially all of the Company’s senior management; (iii) a relocation of the Company’s principal offices to which the executive officer reports to a location more than 50 miles from its current location, excluding any executive officer who was not previously assigned to a principal location or any required travel on the Company’s business, (iv) the Company requests that the executive officer engage or participate in any unlawful act, or (v) the failure of any successor to the Company to assume the Top Hat Severance Plan; provided, however, that it shall only be deemed good reason pursuant to the foregoing definition if (x) the Company is given written notice from the named executive officer within 60 days following the first occurrence of a condition that the executive officer considers to constitute good reason, (y) the Company is given 30 days to investigate the allegations made by the executive officer and fails to remedy such condition within 30 days following such investigation, and (z) the executive officer resigns from employment within 30 days following the end of the period within which the Company was entitled to remedy the condition constituting good reason but failed to do so.

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New Management Arrangements

As of the date of this proxy statement, none of the Company, Parent or Sub has entered into any employment agreements with the Company’s named executive officers solely in connection with the Merger. No material terms have been discussed to date, but going forward certain of the Company’s executive officers may have discussions, or may enter into agreements with, Parent or Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that may be paid or become payable to the Company’s named executive officers. Please see the previous portions of this section for further information regarding this compensation.

The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger is consummated on July 14, 2017, and that the employment of each of the named executive officers was subject to an involuntary termination on the date described in the footnotes below, as applicable. Our executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the Merger. For purposes of calculating such amounts, we have assumed that no named executive officer will receive a reduction in benefits as a result of the golden parachute rules as described in the section captioned “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger – Payments upon Termination following Change-in-Control” above.

In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites ($)(3)	Total Payments ($)(4)

Matthew L. Hyde	2,829,369	1,670,890	44,046	$4,544,305
Jeffrey L. Lasher	1,142,630	725,670	49,228	$1,917,528
Barry Kelley	994,354	636,772	48,889	$1,680,015
Paul Rutenis	1,115,451	725,670	59,737	$1,900,858

(1)	This amount represents the “double-trigger” cash severance payments to which each named executive officer may become entitled under the Top Hat Severance Plan, as described in the section captioned “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger – Payments upon Termination following Change-in-Control” above. For each named executive officer, the amount in this column assumes that such named executive officer experiences a qualifying termination upon the consummation of the Merger or within 24 months thereafter.

The amount represents the amounts described above and assumes a prorated performance bonus is payable as of July 14, 2017, the assumed Effective Time. The amounts shown in this column are based on the compensation and benefit levels in effect on July 14, 2017, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if compensation and benefit levels are changed after such date, actual payments to an executive officer may be different than those provided for above. Set forth below are the values of the cash severance components described above:

Name	Salary Component ($)	Target Bonus Component ($)	Pro Rata Bonus Component ($)	Total ($)
Matthew L. Hyde	1,248,000	1,248,000	333,369	2,829,369
Jeffrey L. Lasher	630,000	378,000	134,630	1,142,630
Barry Kelley	548,246	328,948	117,160	994,354
Paul Rutenis	615,014	369,009	131,428	1,115,451

(2)	This amount represents the aggregate value of (i) the “single-trigger” cash consideration to be received by each named executive officer in exchange for the cancellation of all outstanding Options, which will occur upon consummation of the Merger, and (ii) the “double-trigger” acceleration value of the unvested RSUs held by each of the named executive officers that would be accelerated assuming a qualifying termination upon the consummation of the Merger or within 24 months thereafter. This amount includes the value of accrued dividends in the amount of $0.05 per share as of July 14, 2017 that will be payable when the RSUs (and PSUs) are settled. The amounts shown are based on the number of Options, RSUs and PSUs held by each named executive officer as of July 14, 2017, the latest practicable date to determine such amounts before the filing of this proxy statement. The amounts shown do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of RSUs and/or PSUs following the date of this proxy statement. Depending on when the closing of the Merger occurs, certain RSUs and PSUs will vest in accordance with their terms. No interest will accrue or otherwise be payable with respect to any accrued dividends. The value of the RSUs that would be accelerated assuming a qualifying termination upon the change in control are the “double-trigger” vesting acceleration benefits to which each named executive officer is entitled under the Top Hat Severance Plan, as described in the section captioned “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger – Payments upon Termination following Change-in-Control” above.

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Set forth below are the values of the cash consideration to be received in connection with the cancellation of vested Options and the unvested RSUs that would vest upon a qualifying termination based on the Merger Consideration of $12.97 per share:

Name	Options ($)	Company Time-Based RSUs ($)	Company Performance-Based RSUs ($)
Matthew L. Hyde	147,134	1,065,062	458,695
Jeffrey L. Lasher	—	539,158	186,512
Barry Kelley	70,766	395,938	170,067
Paul Rutenis	—	539,158	186,512

(3)	Equals the value of “double-trigger” continued medical benefits (for 18 months for Messrs. Hyde, Lasher, Kelley and Rutenis) and the value of outplacement services ($20,000 per person) assuming a qualifying termination upon the consummation of the Merger or within 24 months thereafter, as described in the section captioned “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger – Payments upon Termination following Change-in-Control” above. The amounts reflected in the column above reflect health and benefits rates in effect for 2017; therefore, if benefits levels change between the date of this proxy statement and the closing of the Merger, such amounts will change.

(4)	Equals the sum of the “Cash,” “Equity Award Vesting” and “Perquisites” columns.

The “single-trigger” and “double-trigger” components of the aggregate total compensation amounts, respectively, for each named executive officer are as follows:

Name	Single-Trigger Payments ($)	Double-Trigger Payments ($)
Matthew L. Hyde	147,134	4,397,171
Jeffrey L. Lasher	—	1,917,528
Barry Kelley	70,766	1,609,249
Paul Rutenis	—	1,900,858

Any amounts shown in the tables above that are subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code may be subject to reduction to the extent such reduction would result in the named executive officer retaining a greater after-tax amount of such payment.

Closing and Effective Time of the Merger

The closing of the Merger will take place (i) on the date that is two business day following the satisfaction or waiver (to the extent permitted by applicable law) of all of the conditions to the closing of the Merger (as described in the section of this proxy captioned “The Merger Agreement — Conditions to the Merger”), other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing or (ii) at another date agreed to in writing by the parties. The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such other time as is agreed upon in writing by Parent and the Company and specified in the certificate of merger in accordance with the DGCL.

Appraisal Rights

If the Merger is consummated, stockholders who have complied exactly with the procedures set forth in Section 262 of the DGCL, including stockholders who: (i) do not vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (ii) continuously hold their shares of our common stock through the Effective Time; and (iii) properly demand appraisal of their shares of our common stock in compliance with the requirements of Section 262 are entitled to exercise appraisal rights in connection with the Merger under Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of our common stock is entitled to demand appraisal rights for the shares registered in such holder’s name. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

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Under Section 262, holders of shares of our common stock who: (i) do not vote in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (ii) continuously hold their shares of our common stock through the Effective Time; and (iii) otherwise follow exactly the procedures set forth in Section 262, will be entitled to have their shares appraised by the Court of Chancery and to receive payment in cash of the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Court of Chancery. Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the Company’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of our common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully.

Failure to comply exactly with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL.

A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, the Company believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must, among other requirements, do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby;

•	the stockholder must deliver to the Company a written demand for appraisal that complies with Section 262 before the vote on the Merger Agreement at the Special Meeting; and

•	the stockholder must continuously hold the shares of our common stock through the Effective Time.

The stockholder or the Surviving Corporation must also file a petition in the Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of our common stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, at the Special Meeting at which the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. A holder of shares of our common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made, and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby or abstain from voting on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. Neither voting against the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby at the Special Meeting will result in a loss of appraisal rights under the DGCL.

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Only a holder of record of shares of our common stock is entitled to demand appraisal rights for the shares registered in such holder’s name. A demand for appraisal in respect of shares of our common stock should be executed by or on behalf of the holder of record and must reasonably inform the Company of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares of our common stock in connection with the Merger. If the shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES OF OUR COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF OUR COMMON STOCK. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF OUR COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be delivered to:

West Marine, Inc.

Attn: Corporate Secretary

500 Westridge Drive

Watsonville, California 95076-4100

Any holder of shares of our common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation.

No appraisal proceeding in the Court of Chancery will be dismissed without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just; provided, however, that such dismissal will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.

Notice by the Surviving Corporation

If the Merger is consummated, within ten days after the Effective Time, the Surviving Corporation will notify each holder of shares of our common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby that the Merger has become effective and the effective date thereof, and include a copy in such notice of Section 262.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, the Surviving Corporation or any holder of shares of our common stock who has complied with Section 262 and is entitled to exercise appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any holders of shares of our common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed by Section 262. The failure of a holder of shares of our common stock to file such a petition within the period specified in Section 262 will nullify the stockholder’s previous written demand for appraisal.

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Within 120 days after the Effective Time, any holder of shares of our common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of our common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to exercise appraisal rights thereunder. The Court of Chancery may require stockholders demanding appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

Determination of Fair Value

After determining the holders of our common stock entitled to appraisal, the Court of Chancery will appraise the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of the Company and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

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If any stockholder who demands appraisal of his, her or its shares of our common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, such stockholder’s shares of our common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on our common stock, except dividends or other distributions on the holder’s shares of our common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply exactly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to certain U.S. Holders and Non-U.S. Holders (each as defined below) of shares of our common stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•	tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions; tax-exempt organizations; retirement plans or other tax-deferred accounts; S-corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and shareholders, partners or investors therein); insurance companies; mutual funds; brokers or dealers in stocks or securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; personal holding companies; controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax; or certain former citizens, or long-term residents, of the United States;

•	tax consequences to holders holding the shares of our common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders that received their shares of our common stock on exercise of notes, warrants or options, through a tax qualified retirement plan, or otherwise in a compensatory transaction;

•	tax consequences to holders who own an equity interest, actually or constructively, in HPE or the Surviving Corporation following the Merger;

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•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their shares of our common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences to holders who hold their shares of our common stock as “qualified small business stock” within the meaning of Section 1202 of the Code or Section 1244 Stock for purposes of the Code;

•	tax consequences to holders of their shares of our common stock who demand appraisal rights under Delaware law;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner (for U.S. federal income tax purposes) of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our common stock and partners (or persons treated as partners for U.S. federal income tax purposes) therein should consult their tax advisors regarding the tax consequences of the Merger.

No ruling from the IRS and no opinion of counsel has been or will be obtained regarding the U.S. federal income tax consequences of the Merger described below. No assurance can be given that the IRS will agree with the views expressed in this summary. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner (for U.S. federal income tax purposes) of shares of our common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons, as defined in Section 7701(a)(30) of the Code, have the authority to control all of its substantial decisions; or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the consummation of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. Gain or loss realized generally must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered pursuant to the Merger.

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Additionally, a 3.8% tax generally is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain individuals and on the undistributed net investment income of certain estates and trusts. For individuals, the additional 3.8% tax generally is imposed on all or a portion of the net investment income of individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash in exchange for shares of our common stock pursuant to the Merger.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner (for U.S. federal income tax purposes) of shares of our common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local, and foreign tax consequences that may be relevant to them in light of their particular circumstances. Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax on a net income basis at rates generally applicable to U.S. persons, and, if such Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty) and may be offset by certain U.S. source capital losses; or

•	the Company is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock and certain other requirements are met, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above except that the branch profits tax will not apply). We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 28%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (i) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on a properly completed IRS Form W-9 (or a substitute or successor form) or (ii) a Non-U.S. Holder that (A) provides a certification of such holder’s foreign status on a properly completed appropriate series of IRS Form W-8 (or a substitute or successor form) or (B) otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES OF OUR COMMON STOCK. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

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Regulatory Approvals Required for the Merger

Parent and the Company have generally agreed to (and Parent has agreed to cause Sub and each of Parent’s and Sub’s affiliated investment funds to and the Company has agreed to cause each of its subsidiaries to) use their reasonable best efforts to promptly obtain all necessary actions or approvals from governmental entities to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals (i) include that the applicable waiting period under the HSR Act has expired or been terminated; and (ii) may include the approval or clearance of the Merger pursuant to antitrust laws of potentially other jurisdictions (collectively, the “foreign jurisdictions”) as required.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the Merger cannot be consummated until Parent and the Company, or their “ultimate parent entities,” file a notification and report form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be consummated until the expiration of waiting period following the parties’ filing of their respective HSR Act notification forms (typically a 30-day period) or the early termination of that waiting period.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Foreign Competition Laws

Under the competition laws of certain foreign jurisdictions, certain competition law filings may be necessary. Parent and the Company, or their “ultimate parent entities,” have not yet made the necessary filings as dictated by the competition laws of foreign jurisdictions.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the consummation of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the consummation of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

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THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms in this section but not defined in this proxy statement have the meaning ascribed to such terms in the Merger Agreement.

The representations, warranties, covenants and agreements described in this section and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the Merger Agreement and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by Parent, the Company and Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and, in some cases, were qualified by matters disclosed to Parent and Sub by the Company in the disclosure letter to the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purposes of allocating contractual risk between the parties to the Merger Agreement, rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement and do not purport to be accurate as of the date of this proxy statement and, accordingly, you should not rely on such representations and warranties as characterizations of the actual state of facts as of the date of this proxy statement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Sub because the parties may take certain actions that are either expressly permitted in the disclosure letter delivered by the Company in connection with the execution of the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding the Company, Parent, Sub or their respective businesses or affiliates. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.

Form and Effects of the Merger; Directors and Officers; Certificate of Incorporation and Bylaws

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company. The separate corporate existence of Sub will cease, and the Company will continue as the Surviving Corporation and will become a wholly-owned subsidiary of Parent.

From and after the Effective Time, the Surviving Corporation will possess all properties, rights, privileges, powers and franchises of the Company and Sub, and all of the debts, liabilities and duties of the Company and Sub will become the debts, liabilities and duties of the Surviving Corporation.

At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement and the bylaws of the Surviving Corporation will be amended and restated in their entirety to conform to the bylaws of Sub as in effect immediately prior to the Effective Time (except that the references to the name of Sub will be replaced by references to “West Marine, Inc.”), in each case, until thereafter amended in accordance with applicable law and the applicable provisions thereof.

From and after the Effective Time, the directors of Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation. The directors and officers will serve in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

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Closing and Effective Time of the Merger

Unless otherwise mutually agreed by the parties to the Merger Agreement, the closing of the Merger is expected to occur at 9:00 a.m. New York City time on the date that is two business days following the satisfaction or waiver (to the extent permitted by applicable law) of the conditions to the Merger set forth in the Merger Agreement and described in the section captioned “The Merger Agreement — Conditions to the Merger” (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions at the closing of the Merger).

The Merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as is agreed upon by Parent and the Company and specified in the certificate of merger in accordance with the DGCL. As of the date of this proxy statement, we expect to consummate the Merger in the third quarter of fiscal year 2017; however, consummation of the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to the consummation of the Merger more fully described in the section captioned “The Merger Agreement — Conditions to the Merger” and we cannot specify when, or assure you that, the Company and Parent will satisfy or waive all or any conditions to the Merger. There may be a substantial amount of time between the date of the Special Meeting and the consummation of the Merger and it is possible that factors outside the control of the Company or Parent could delay the consummation of the Merger, or prevent the Merger from being consummated; however, we expect to consummate the Merger promptly following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions more fully described below in the section captioned “The Merger Agreement — Conditions to the Merger.”

Merger Consideration

Effect of the Merger on the Company’s Capital Stock

At the Effective Time, each share of our common stock issued and outstanding immediately prior to the Effective Time (including any shares resulting from the settlement of RSUs which become settlable as of the consummation of the Merger and any shares issued upon the exercise of Options, but excluding Cancelled Shares and Dissenting Shares) will be cancelled and will automatically be converted into the right to receive the Merger Consideration of $12.97 in cash, without interest, and subject to deduction for any required withholding tax. At the Effective Time, all of the Cancelled Shares will be automatically canceled and retired without payment of any consideration. Each Dissenting Share will not be converted into the right to receive Merger Consideration, unless and until such stockholder fails to perfect or effectively withdraws or loses such stockholder’s right to appraisal under the DGCL, at which time each such share of our common stock will be converted into and exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal is irrevocably lost, the Merger Consideration. Dissenting shares shall be treated in accordance with Section 262, as more fully described in the section captioned “The Merger — Appraisal Rights.”

Treatment of the Company Equity-Based Awards

The Merger Agreement provides that the Company’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

Options

Immediately prior to the Effective Time, each Option that is then outstanding will be cancelled and, in exchange therefor, each holder of any such cancelled Option will be entitled to receive payment of an amount in cash equal to the product of (i) the total number of shares of our common stock subject to such Option, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share subject to such cancelled Option, without interest; provided, however, that (i) any such Option with respect to which the exercise price per share subject thereto is greater than the Merger Consideration will be cancelled in exchange for no consideration and (ii) such option payments may be reduced by the amount of any required tax withholdings as contemplated by the Merger Agreement.

Employee RSUs

Immediately prior to the Effective Time, each award of unvested RSUs (including PSUs) granted under the Company Equity Incentive Plan, that is then outstanding (other than those RSUs held by a non-employee director of the Company) will be assumed by the Surviving Corporation and will be converted into a Cash Replacement Company RSU. Such Cash Replacement Company RSUs will, subject to the holder’s continued employment with the Surviving Company through the applicable vesting dates, vest and be payable at the same time as the RSUs for such Cash Replacement Company RSUs were exchanged would have vested pursuant to their terms. All Cash Replacement Company RSUs will have the same terms and conditions as applied to the RSUs for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for administrative or ministerial changes that are not materially detrimental to the holders and that are necessary for the administration of the Cash Replacement Company RSUs. With respect to PSUs, the number of PSUs assumed by the Surviving Corporation and converted into Cash Replacement Company RSUs will be determined (A) for PSUs with a performance period that by its terms has ended prior to the Effective Time, based on actual performance through the end of such performance period, and (B) for PSUs with a performance period that by its terms has not ended prior to the Effective Time, assuming performance at 100% of target levels.

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Non-Employee Director RSUs

Immediately prior to the Effective Time, each award of unvested RSUs granted under the Company Equity Incentive Plan that is then outstanding and is held by a non-employee director of the Company will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled RSUs will be entitled to receive payment of an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of our common stock subject to such RSUs, without interest; provided, however, that any such RSU payments may be reduced by the amount of any required tax withholdings as contemplated by the Merger Agreement.

SPP Options

The SPP will be terminated prior to the Effective Time and the Company will take all action necessary to (i) cause any outstanding offering period under the SPP to be terminated prior to the Effective Time, (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period, (iii) provide that all outstanding SPP Options will be canceled as of the closing date of the Merger, provided that each holder of an SPP Option may exercise each outstanding purchase right under the SPP prior to the Effective Time, (iv) provide that no further offering period or purchase period will commence under the SPP after the date of the Merger Agreement and (v) ensure that no individual may make a new election to purchase shares in any current offering period or increase his or her election to purchase shares in any current offering period. On such new exercise date, the Company shall apply the funds credited as of such date under the SPP within each participant’s payroll withholding account to the purchase of whole shares of our common stock in accordance with the terms of the SPP.

Exchange and Payment Procedures

Prior to the Effective Time, Parent will designate and deposit with a U.S.-based nationally recognized financial institution reasonably acceptable to the Company (the “Paying Agent”) cash sufficient to pay the aggregate Merger Consideration payable to stockholders pursuant to the terms of the Merger Agreement (the “Exchange Fund”). In the event that the Exchange Fund becomes insufficient to make such payments, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount sufficient to make such payments.

As promptly as practicable after the Effective Time (but in no event later than the second business day following the Effective Time), Parent will cause the Paying Agent to mail to each person who, immediately prior to the Effective Time, was a holder of record of certificate(s) (a “certificate”) representing outstanding shares of our common stock that were converted into the right to receive the Merger Consideration (i) a letter of transmittal and (ii) instructions for effecting the surrender of the certificate in exchange for payment of the Merger Consideration.

Upon surrender to the Paying Agent of a certificate along with a duly completed and validly executed letter of transmittal and such other documents as may be required by the Paying Agent, the holder of such certificate will be entitled to receive the Merger Consideration for each share formerly represented by such certificate (other than with respect to Dissenting Shares and Cancelled Shares), subject to deduction for any required withholding tax and without interest. Payment of the Merger Consideration with respect to non-certificated shares of our common stock represented by book-entry (the “book-entry shares”) (other than with respect to Dissenting Shares and Cancelled Shares) will only be made to the person in whose name such book-entry shares are registered and will be made promptly following the Effective Time without any action on the part of the person in whose name such book-entry shares are registered, subject to deduction for any required withholding tax and without interest.

Certificates should not be surrendered by stockholders prior to the Effective Time and should be sent only pursuant to instructions set forth in the letters of transmittal to be mailed to stockholders as promptly as practicable following the Effective Time.

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The letter of transmittal will include instructions of the procedures to be taken by a holder of a certificate if such holder has lost a certificate or if such certificate has been stolen or destroyed. In the event any certificate has been lost, stolen or destroyed, the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of any Merger Consideration, require the owner of such lost, stolen or destroyed certificate to provide an appropriate affidavit and to deliver a bond in a customary amount.

If any Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate is registered, then, as a condition of payment of the Merger Consideration, the surrendered certificate is properly endorsed or is otherwise in proper form for transfer and the person requesting such payment shall pay to the Paying Agent any transfer and other similar taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate so surrendered or shall establish to the reasonable satisfaction of the Paying Agent that such taxes either have been paid or are not required to be paid.

The Merger Consideration paid in accordance with the terms of the Merger Agreement upon surrender of any shares of our common stock shall represent full payment and satisfaction of all rights pertaining to such shares of our common stock. From and after the Effective Time, the holders of shares of our common stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of our common stock except as otherwise provided for in the Merger Agreement or by applicable law. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in the Merger Agreement,

Any portion of the Exchange Fund (including any interest received with respect thereto) that is not distributed to holders of shares of our common stock following the first anniversary of the Effective Time will be delivered to the Surviving Corporation upon demand, and any remaining holders of shares of our common stock will thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable upon due surrender of their shares of our common stock, without interest. None of Parent, Sub, the Company, the Surviving Corporation and the Paying Agent will be liable to any holder or former holder of our common stock or to any other person or entity with respect to any cash amounts properly delivered to any public official pursuant to any applicable abandoned property law, escheat or similar laws.

Withholding

Each of Parent, the surviving corporation, the Company, Sub and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of our common stock, Options or RSUs such amounts for taxes that it is required to deduct and withhold with respect to making such payment, or the vesting, waiver or restrictions or other actions provided for in the Merger Agreement, under all applicable tax laws.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Parent and Sub.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to the Company, any change, circumstance, development, occurrence, state of facts, event or effect that has had, or would reasonably be expected to have, individually or in the aggregate together with all other changes, circumstances, developments, occurrences, states of facts, events or effects, a material adverse effect on the business, financial condition or continuing results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following shall constitute or be taken into account in determining whether there has been, a “Company Material Adverse Effect”:

•	the entry into or the announcement or pendency of the Merger Agreement or the Merger and the other transactions contemplated by the Merger Agreement or the consummation of the Merger and the other transactions contemplated by the Merger Agreement, in each case, including (i) by reason of the identity of, or any facts or circumstances relating to, Parent, Sub or any of their respective affiliates, (ii) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company and its subsidiaries following the Effective Time and (iii) the impact of any of the foregoing on any relationships with customers, suppliers, vendors, business partners, employees or regulators;

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•	any change, circumstance, development, occurrence, state of facts, event or effect affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world (including interest rates and exchange rates) generally affecting the industries in which the Company or any of its subsidiaries operates, except to the extent they materially and disproportionately adversely affect the Company and its subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which the Company and its subsidiaries operate;

•	the suspension of trading in securities generally on the NASDAQ;

•	any development or change in applicable Law, GAAP or accounting standards or the interpretation of any of the foregoing, except to the extent they materially and disproportionately adversely affect the Company and its subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which the Company and its subsidiaries operate;

•	any action taken by the Company or any of its subsidiaries that is expressly required by the Merger Agreement or at Parent’s request or the failure by the Company or any of its subsidiaries to take any action that is prohibited by the Merger Agreement (including, if applicable, to the extent Parent fails to provide its consent to such action after receipt of a written request therefor);

•	the commencement, occurrence, continuation or escalation of any armed hostilities or acts of war (whether or not declared) or terrorism, except to the extent they materially and disproportionately adversely affect the Company and its subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which the Company and its subsidiaries operate;

•	any actions or claims made or brought by any of the current or former Company stockholders (or on their behalf or on behalf of the Company, but in any event only in their capacities as current or former stockholders) arising out of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement;

•	the existence, occurrence or continuation of any weather-related or force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity, except to the extent they materially and disproportionately adversely affect the Company and its subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which the Company and its subsidiaries operate; or

•	any changes in the market price or trading volume of the shares of our common stock, any changes in the ratings or the ratings outlook for the Company or any of its subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to the Company or any of its subsidiaries or any failure of the Company to meet any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other metrics for any period ending on or after the date of the Merger Agreement (it being understood that the exceptions in this clause shall not prevent or otherwise affect the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by the foregoing clauses) from being taken into account in determining whether a Company Material Adverse Effect has occurred).

In the Merger Agreement, the Company has made representations and warranties to Parent and Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and its subsidiaries;

•	the Company’s certificate of incorporation and bylaws and the equivalent governing documents of its subsidiaries;

•	the capital structure of the Company as well as the ownership and capital structure of its subsidiaries;

•	the Company’s corporate power and authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

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•	the Board’s approval and recommendation of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;

•	the absence of any conflicts with, or violations of, laws, organizational documents or the Company’s material contracts or the creation of encumbrances upon the properties, assets or rights pursuant to the Company’s material contracts, in each case as a result of the Company’s execution, delivery or performance of the Merger Agreement or the consummation by the Company of the transactions contemplated by the Merger Agreement;

•	required consents or approvals of and regulatory filings with governmental entity in connection with the Merger Agreement and the consummation of the transactions contemplated thereby;

•	possession of authorizations, licenses and permits necessary to operate the business;

•	compliance with laws;

•	the Company’s SEC filings and financial statements included in such SEC filings;

•	the absence of any untrue statement of material fact or omission of statements of material fact required to be stated in this proxy statement;

•	internal control over financial reporting and disclosure controls and procedures related to reports filed under the Exchange Act;

•	the conduct of the business in the ordinary course in all material respects and the absence of a Company Material Adverse Effect, in each case since April 1, 2017;

•	the absence of undisclosed liabilities;

•	the absence of litigations and outstanding governmental orders and judgments;

•	matters relating to employees and employee benefit plans;

•	labor matters;

•	the payment of taxes, the filing of tax returns, the absence of tax proceedings or tax liabilities for another person, and other tax matters related to the Company and its subsidiaries;

•	real property leased by the Company and its subsidiaries;

•	compliance with environmental laws;

•	intellectual property matters;

•	compliance with privacy and security laws;

•	material contracts;

•	insurance matters;

•	the receipt of the opinion of Guggenheim by the Company with respect to the fairness of the Merger Consideration to the Company stockholders from a financial point of view, as of the date of such opinion and subject to the assumptions and limitations set forth therein;

•	the inapplicability of state anti-takeover statutes to the Merger;

•	the Requisite Stockholder Approval;

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•	payment of fees to brokers, finders or investment bankers in connection with the Merger Agreement and the transactions contemplated thereby; and

•	acknowledgement by the Company of the absence of representations and warranties by Parent or Sub other than those set forth in the Merger Agreement and the Limited Guarantee.

In the Merger Agreement, Parent and Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement, including as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Sub;

•	Parent’s and Sub’s corporate authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

•	the absence of any conflicts with, or violations of, laws, organizational documents or contracts or the creation of encumbrances upon Parent’s or Sub’s properties, assets or rights, in each case as a result of Parent’s and Sub’s execution, delivery or performance of the Merger Agreement or the consummation by Parent and Sub of the transactions contemplated by the Merger Agreement;

•	required consents or approvals of and regulatory filings with governmental entity in connection with the Merger Agreement and the consummation of the transactions contemplated thereby;

•	the absence of any untrue statement of material fact or omission of statements of material fact required to be stated in this proxy statement from any information supplied or to be supplied in writing by or on behalf of Parent or Sub specifically for inclusion in this proxy statement;

•	the absence of litigations and outstanding governmental orders and judgments;

•	the capitalization of Sub and absence of any activities other than pursuant to consummation of the transactions contemplated in the Merger Agreement;

•	lack of “interested stockholder” status pursuant to Section 203 of the DGCL;

•	the financing and the availability of funds to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•	the Limited Guarantee;

•	payment of fees to brokers, finders or investment bankers in connection with the Merger Agreement and the transactions contemplated thereby;

•	solvency of Parent, Surviving Corporation and their respective subsidiaries;

•	absence of arrangements relating to the transactions contemplated by the Merger Agreement or operations of the Surviving Corporation after the Effective Time;

•	acknowledgment by Parent and Sub as to independent investigation and the absence of reliance upon any representations and warranties of the Company other than those set forth in the Merger Agreement and a certificate to be delivered pursuant to the Merger Agreement;

•	the absence of arrangements pursuant to which the Company stockholders are entitled to consideration different from the Merger Consideration or agree to vote against any Superior Proposal; and

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•	investment intention of Parent.

The representations and warranties of the Company, Parent and Merge Sub contained in the Merger Agreement will not survive the consummation of the Merger.

Covenants Regarding Conduct of Business by the Company Prior to the Merger

Between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms (the “Pre-Closing Period”), except as set forth in the Company disclosure letter, as expressly contemplated or as required by the Merger Agreement or as required by applicable law, by any governmental entity of competent jurisdiction or by the rules of the NASDAQ, unless Parent otherwise agrees in writing (which agreement not to be unreasonably withheld, delayed or conditioned), the Company is required to, and is required to cause its subsidiaries to, conduct its operations in all material respects in the ordinary course in substantially the same manner as conducted before the date of the Merger Agreement and in compliance with applicable law.

In addition, during the Pre-Closing Period, except as set forth in the Company disclosure letter, as expressly contemplated or required by the Merger Agreement, or as required by applicable law, by any governmental entity of competent jurisdiction or by the rules of the NASDAQ, the Company will not, and will cause each of its subsidiaries not to, do any of the following without Parent’s prior written consent (which consent not to be unreasonably withheld, delayed or conditioned):

•	amend or modify the corporate organizational documents of the Company or any of its subsidiaries;

•	issue or authorize the issuance of any equity securities, any securities convertible into, or exchangeable or exercisable for, any such equity securities, or any rights to acquire any such equity securities, other than upon the exercise the outstanding purchase right under the SSP, Options, options granted under the SSP and the vesting of RSUs;

•	other than certain exceptions, sell or otherwise encumber or dispose of any properties or non-cash assets with a value in excess of $1 million in the aggregate;

•	declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of the Company, or, other than certain exceptions, offer to redeem, repurchase or acquire, any shares of its capital stock;

•	other than certain exceptions, reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire any of its equity securities or securities or other rights exercisable for or convertible into any such equity securities or amend any term of any equity securities;

•	other than certain exceptions, merge or consolidate with any person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	make or offer to make any acquisition of a material business or enter into a new business unrelated to the Company’s current business;

•	other than certain exceptions, incur any indebtedness for borrowed money or issue any debt securities, or assume or guarantee the obligations of any person (other than a wholly-owned subsidiary of the Company) for borrowed money, with the aggregate principal amount outstanding at any one time in excess of $500,000;

•	other than certain exceptions, make any loans, advances or capital contributions to, or investments in, any other person (other than any subsidiary of the Company);

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•	except to the extent required by law or the terms of any benefit plan: (i) (A) other than as required by any contract made available to Parent prior to and in effect as of the date of the Merger Agreement, increase the compensation, bonus, severance or benefits payable or to become payable to, or (B) grant any severance, retention, transaction, change in control or termination pay or other similar benefit to, any current or former directors, officers or employees, consultants, independent contractors or other individual service providers; (ii) other than certain exceptions, enter into any employment, consulting, independent contractor, individual service provider or severance agreement; (iii) establish, adopt, enter into or amend any benefit plan, collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, employment, termination, severance or other plan or agreement; (iv) accelerate the payment, right to payment, funding or vesting of any compensation or benefits; (v) hire any employee with an expected annual compensation in excess of $250,000 or terminate any employee with an annual compensation in excess of $250,000, other than terminations for cause; or (vi) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any benefit plan of the Company

•	except in each case to the extent required by law, make, revoke or change any material tax election inconsistent with past practice, surrender any claim for a refund of taxes, enter into a closing agreement with respect to any material amount of taxes, amend any material tax return or settle or compromise any material tax proceeding or assessment by any governmental entity;

•	make any material change in accounting policies or procedures, other than as required by GAAP, applicable law or any governmental entity with competent jurisdiction;

•	make any capital expenditures except as set forth in the Company disclosure letter;

•	enter into, modify or amend or terminate any material contract or any contract with a supplier except, in each case, for (A) entering into purchase orders in the ordinary course of business, (B) renewals of contracts for a term or renewal term of one year or less cancellable by the Company or its subsidiaries, without penalty or other liability, upon notice of 90 days or less and (C) new contracts with suppliers entered into in the ordinary course of business that do not require an annual expenditure of $250,000 individually or $500,000 in the aggregate;

•	settle or compromise any proceeding or series of proceedings that involve, individually or in the aggregate, the payment of more than $5 million (net of any amount covered by insurance or indemnification) in excess of the amount reserved on the latest consolidated balance sheet of the Company in respect of the proceedings and do not involve any material injunction or non-monetary relieve on the Company or any of its subsidiaries; or

•	authorize or enter into any contract to do any of the foregoing.

Restriction on Solicitation of Competing Proposals

Except as permitted by the terms of the Merger Agreement, the Company will, and will cause each of its subsidiaries and its and their respective directors, officers, employees, managers, consultants, accountants, advisors, investment bankers and counsel (collectively, the “representatives”) to:

•	cease any solicitations, discussions or negotiations with any persons that may be ongoing with respect to any Competing Proposal (as defined below); and

•	terminate “data room” access for such persons and their representatives and request the prompt return or destruction of any non-public information regarding the company or its subsidiaries furnished to such persons and their representatives.

Except as permitted by the terms of the Merger Agreement, the Company has also agreed that it will not, and will cause each of its subsidiaries and its and their respective representatives not to:

•	initiate, solicit, facilitate, or knowingly encourage the submission of any Competing Proposal;

•	furnish any non-public information regarding the Company or any of its subsidiaries to any third person in connection with or in response to a Competing Proposal;

•	participate in any discussions or negotiations with any third person with respect to any Competing Proposal;

•	terminate, waive, amend or modify any provision of, or grant permission under, any confidentiality agreement or standstill agreement to which the Company or any of its subsidiaries is party;

•	waive the applicability of all or any portion of any takeover statute in respect of any person; or

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•	resolve to agree to take any of the foregoing actions.

Notwithstanding the restrictions described above, the Company may furnish information with respect to it and its subsidiaries to, and participate in discussions or negotiations with, the person making a Competing Proposal and such person’s representatives regarding such Competing Proposal if:

•	the Company has received a bona fide written Competing Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, which Competing Proposal is made on or after the date of the Merger Agreement and prior to the Special Meeting (or any adjournment or postponement thereof); and

•	the Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) and that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under law.

When furnishing any such non-public information to, or entering into discussions or negotiations with, such person, the Company will: (i) not, not permit its subsidiaries, and not authorize its representatives to, disclose any non-public information regarding the Company to such person without first entering into an acceptable confidentiality agreement with such person that contains substantially similar terms to those contained in the confidentiality agreement entered into by and between the Company and Monomoy (an “Acceptable Confidentiality Agreement”); (ii) promptly (and in any event within 48 hours) advise Parent in writing of the receipt of any Competing Proposal that constitutes or would reasonably be expected to lead to a Superior Proposal and shall disclose to Parent the material terms of any such Competing Proposal (but shall have no obligation to disclose to Parent the identity of any person making such Competing Proposal or the terms thereof); (iii) keep Parent informed in all material respects on a prompt basis of any material developments, discussions or negotiations regarding such Competing Proposal; and (iv) as promptly as practicable (and in any event within 24 hours thereafter) provide to Parent any information concerning the Company or its subsidiaries provided or made available to such other person (or its representatives) that was not previously provided or made available to Parent.

A “Competing Proposal” means, other than the transactions contemplated by the Merger Agreement, any proposal, inquiry, indication of interest or offer, from any person or group of persons (other than Parent, Sub or any of their respective affiliates) relating to, in a single transaction or a series of related transactions, (i) the direct or indirect acquisition (whether by merger, consolidation, equity investment, joint venture, recapitalization, reorganization or otherwise) by any person or group of persons of more than 20% of the consolidated assets of the Company and its subsidiaries, taken as a whole, (ii) the acquisition in any manner, directly or indirectly, by any person or group of persons of more than 20% of any class of equity securities of the Company or any of its subsidiaries or (iii) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution or similar transaction that would result in any person or group of persons beneficially owning, directly or indirectly, more than 20% of the voting power of the surviving entity in a merger involving the Company or any of its subsidiaries or the resulting direct or indirect parent of the Company or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power).

A “Superior Proposal” means an unsolicited Competing Proposal (with all percentages in the definition of Competing Proposal increased to 50%), which was not obtained or made as a result of a breach of the non-solicitation provisions of the Merger Agreement, made by any person on terms that the Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, and considering such factors as the Board considers to be appropriate, are (i) more favorable to the Company and its stockholders from a financial perspective than the transactions contemplated by the Merger Agreement and (ii) reasonably capable of being completed in accordance with its terms.

Obligation of the Board with respect to Its Recommendation

In addition, except as permitted by the Merger Agreement, neither the Board nor any of its committees will: (i) adopt, authorize, approve, endorse, recommend or otherwise declare advisable the adoption of any Competing Proposal; (ii) following the public announcement of a Competing Proposal, at the written request of Parent, fail to reaffirm publicly the Company Recommendation (as defined in the Merger Agreement and described in the section captioned “The Merger Agreement — Obligations with respect to this Proxy Statement and the Special Meeting”) within ten business days after Parent’s written request to do so (provided, however, that Parent shall be entitled to make such written request for reaffirmation only once as to each Competing Proposal unless the price contemplated by such Competing Proposal is increased); (iii) following the commencement of a tender offer or exchange relating to the shares of our common stock by a person unaffiliated with Parent, fail to reaffirm the Company Recommendation and recommend that the Company stockholders reject such tender offer or exchange offer within ten business days after the commencement of such tender offer or exchange offer; (iv) withhold, change, modify, amend or otherwise propose publicly to withdraw, change, modify, amend, in each case, in a manner adverse to Parent, the Company Recommendation or fail to include the Company Recommendation in this proxy statement (any of the foregoing, a “Change of Company Recommendation”); or (v) allow the Company or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Competing Proposal (other than an Acceptable Confidentiality Agreement) or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement.

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Pursuant to the Merger Agreement, the Company is permitted to: (i) take and disclose to its stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) issue a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that a position disclosed pursuant to clause (i) shall not be deemed a Change of Company Recommendation if it includes either an express rejection of any applicable Competing Proposal or an express reaffirmation of the Company Recommendation; provided, further, that the Company may not make a Change of Company Recommendation except as expressly permitted by the Merger Agreement.

Furthermore, at any time prior to obtaining approval of the Merger Agreement by the Company stockholders, the Board may make a Change of Company Recommendation if:

•	(i) a Competing Proposal (that did not result from a material breach of the non-solicitation provisions of the Merger) is made to the Company after the date of the Merger Agreement by a third person and such Competing Proposal is not withdrawn and (ii) the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Competing Proposal constitutes a Superior Proposal;

•	the Company provides Parent prior written notice of the Company’s intention to make a Change of Company Recommendation (the “Notice of Change of Recommendation”) no less than three business days prior to the Board making a Change of Company Recommendation, which notice shall identify the person making such Superior Proposal and include the material terms and conditions of such Superior Proposal (it being agreed that neither the delivery of such notice by the Company nor the public announcement that the Board has received or is evaluating a Competing Proposal, in and of itself, shall constitute a Change of Company Recommendation);

•	the Company has (to the extent requested by Parent) negotiated in good faith with Parent with respect to any changes to the terms of the Merger Agreement proposed by Parent during such three business days prior to making such Change of Company Recommendation (it being understood and agreed that any amendment to any material term of such Superior Proposal shall require a new Notice of Change of Recommendation and an additional two-day period from the date of such notice); and

•	taking into account any changes to the terms of the Merger Agreement offered by Parent in writing to the Company, the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) that such Competing Proposal would continue to constitute a Superior Proposal even if such changes offered in writing by Parent were to be given effect.

In addition, at any time prior to the Effective Time, the Board may make a Change of Company Recommendation if:

•	there shall occur or arise after the date of the Merger Agreement a material development or material change in circumstances (or if such material development or material change in circumstances occurred or arose on or prior to the date of the Merger Agreement, the material consequences of which are not known to the Board as of the date of the Merger Agreement and only become known to the Board prior to the Effective Time), in each case, that was not reasonably foreseeable and that relates to the Company or any of its subsidiaries but does not relate to any Competing Proposal (each, an “Intervening Event”);

•	the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that, in light of such Intervening Event, the failure to withdraw or modify the Company Recommendation in a manner adverse to Parent would, if the Merger Agreement were not amended or an alternative transaction with Parent were not entered into, be inconsistent with the Board’s fiduciary obligations to the Company stockholders under applicable law;

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•	the Company provides Parent a Notice of Change of Recommendation, which notice shall describe the Intervening Event (it being agreed that neither the delivery of the Notice of Change of Recommendation by the Company nor the public announcement that the Board is considering making a Change of Company Recommendation under applicable law will constitute a Change of Company Recommendation);

•	the Company has (to the extent requested by Parent) negotiated in good faith with Parent with respect to any changes to the terms of the Merger Agreement proposed by Parent for at least three business days following receipt by Parent of such Notice of Change of Recommendation; and

•	taking into account any changes to the terms of Merger Agreement offered by Parent in writing to the Company, the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to withdraw or modify the Company Recommendation would be inconsistent with the Board’s fiduciary obligations to the Company stockholders under applicable law in light of such Intervening Event.

Obligations with respect to this Proxy Statement and the Special Meeting

The Merger Agreement requires that the Company, as promptly as reasonably practicable following the date of the Merger Agreement, prepare and file with the SEC this proxy statement. Parent is required to cooperate with the Company in the preparation of this proxy statement and is required to furnish all information concerning it and Sub as may be required to be set forth in this proxy statement under applicable law. The Company is required, with Parent’s cooperation, to use commercially reasonable efforts to have this proxy statement cleared by the SEC as promptly as reasonably practicable. The Company is required to, as soon as reasonably practicable after this proxy statement is cleared by the SEC for mailing to the Company stockholders, duly give notice of, convene and hold a meeting of its stockholders to consider the adoption of the Merger Agreement. The Board will, subject to the right of the Board to make a Change of Company Recommendation pursuant to the provisions described in the section captioned “The Merger Agreement — Obligation of the Board with respect to Its Recommendation,” recommend to the Company stockholders that the Requisite Stockholder Approval be given (the “Company Recommendation”). The Company will include the Company Recommendation in the proxy statement.

The Company may delay or postpone convening the stockholders’ meeting (i) with consent of Parent, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in god faith (after consultation with outside legal counsel) is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company stockholders prior to the stockholders’ meeting, or (iv) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval.

Access to Information

Until the Effective Time or the termination of the Merger Agreement in accordance with its terms, subject to certain express exceptions, the Company is required to, and is required to cause each of its subsidiaries to, provide to Parent, Sub and their respective representatives reasonable access during normal business hours in such manner as not to interfere with the operation of any business conducted by the Company or any of its subsidiaries, upon prior written notice to the Company, to the Company’s and its subsidiaries’ officers, employees, properties, offices and other facilities and to their books and records, and furnish promptly such information concerning the business, properties, contracts, assets and liabilities of the Company and its subsidiaries as Parent or its representatives may reasonably request.

Efforts to Consummate the Merger

Subject to provisions relating to a Change of Company Recommendation, each of the Company and Parent is required to (and Parent is required to cause each of its affiliated investment funds to) use reasonable best efforts to consummate the Merger and the other transactions contemplated by the Merger Agreement and to cause the conditions to Parent’s, Sub’s and the Company’s obligations to effect the Merger to be satisfied. Parent is required to (and is required to cause Sub and each of Parent’s and Sub’s affiliated investment funds to) and the Company is required to (and is required to cause each of its subsidiaries to) use reasonable best effectors to (i) promptly obtain all actions or nonactions, consents, permits, waivers, approvals, authorizations and orders from governmental entities or other persons necessary or advisable in connection with the consummation of the transactions contemplated by the Merger Agreement, (ii) as promptly as practicable, and in any event within ten business days after the date of the Merger Agreement, make and not withdraw all registrations and filings with any governmental entity or other persons necessary or advisable in connection with the consummation of the transactions contemplated by the Merger Agreement, including the filings required under the HSR Act or any other antitrust law, (iii) defend all lawsuits or other legal, regulatory, administrative or other proceedings to which it or any of its affiliates is a party challenging or affecting the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, (iv) seek to have lifted or rescinded any injunction or restraining order adversely affecting the ability of the parties to consummate the transactions contemplated by the Merger Agreement, (v) seek to resolve any objection or assertion by any governmental entity challenging the Merger Agreement or the transactions contemplated by the Merger Agreement, and (vi) execute and deliver any additional instruments necessary or advisable to consummate the transactions contemplated by the Merger Agreement.

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Each party is required to consult and cooperate with the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any governmental entity in connection with the transactions contemplated by the Merger Agreement. Each party is required to notify and keep the other parties informed as of the status of any request, inquiry, investigation or legal proceeding by or before any governmental entity with respect to the transactions contemplated by the Merger Agreement. In addition, each party is required to promptly inform the other parties of any communication to or from the FTC, the Antitrust Division or any other governmental entity regarding the transactions contemplated by the Merger Agreement.

Directors’ and Officers’ Indemnification and Insurance

From and after the Effective Time, Parent is required to, and is required to cause the Surviving Corporation to, to the extent provided in the organizational documents of the Company and its subsidiaries in effect as of the date of the Merger Agreement, indemnify, defend and hold harmless each current or former director or officer of the Company or any of its subsidiaries against (i) losses, expenses, judgments, fines, claims, damages or liabilities (including amounts paid in settlement) arising out of actions or omissions occurring at or prior to the Effective Time to the extent that they are based on or arise out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent that they are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement.

The Company is permitted to, prior to the Effective Time, and if the Company fails to do so, Parent is obligated to cause the Surviving Corporation to obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six years from the Effective Time for events occurring prior to the Effective Time that is substantially equivalent to and in any event no less favorable in the aggregate to the intended beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy. If the Company and the Surviving Corporation for any reason fail to obtain such a “tail” insurance policy as of the Effective Time, the Surviving Corporation is required to, and Parent is required to cause the Surviving Corporation to, continue to maintain in effect for a period of six years from and after the Effective Time (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) such insurance in place as of the date of the Merger Agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the Merger Agreement. Alternatively, the Surviving Corporation is obligated to, and Parent is obligated to cause the Surviving Corporation to, purchase comparable directors’ and officers’ liability insurance for such six-year period (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the Merger Agreement.

Furthermore, for at least six years from and after the Effective Time, the organizational documents of the Surviving Corporation and each of its subsidiaries must contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses for periods at or prior to the Effective Time than are currently set forth in the organizational documents of the Company and its subsidiaries. The Merger Agreement also provides that the indemnification rights set forth in the indemnification agreements, the form of which was filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, between the Company or any of its subsidiaries and any of the directors, officers or employees thereof will be assumed by the Surviving Corporation and will continue in full force and effect in accordance with their terms following the Effective Time.

Financing Covenants

The consummation of the Merger is not conditioned upon Parent’s or Sub’s receipt of the equity financing or any other financing. However, under the Merger Agreement, Parent and Sub are obligated to use their reasonable best efforts to arrange the equity financing and debt financings on the terms and conditions described in the original equity commitment letter and debt commitment letters. Parent will not permit any amendment or modification of, or any waiver or consent under, any provision of the original equity commitment letter or debt commitment letters or other documentation relating to the financings without the prior written consent of the Company if such amendment, modification, waiver or consent would (i) reasonably be expected to adversely affect Parent’s or Sub’s ability to consummate the transactions contemplated by the Merger Agreement, (ii) reduce the aggregate amount of the financing to fund the amounts required to be paid by Parent or Sub under the Merger Agreement below the amounts required to consummate the transactions contemplated by the Merger Agreement, (iii) impose new or additional conditions or expand upon (or amend or modify in any manner adverse to the interests of the Company) the conditions precedent to the financings as set forth in the original equity commitment letter or debt commitment letters or other documentation relating to the financings, (iv) reasonably be expected to delay the closing of the Merger, or (v) amend any remedies available in respect of the debt financing.

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Subject to certain exceptions, on or prior to the closing, the Company must use its commercially reasonable efforts to provide, or cause its representatives to provide, to Parent and Sub, at Parent’s sole expense, customary cooperation reasonably requested by Parent and Sub in connection with the arrangement, syndication and consummation of the debt financing. Parent has agreed to reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or any of its subsidiaries in connection with such cooperation and to indemnify the Company, its subsidiaries and their respective representatives against losses incurred in connection with the arrangement of the debt financing and any information used in connection therewith.

Employee Benefits

For a period of one year following the Effective Time, Parent is required to provide, or is required to cause its subsidiaries, including the Surviving Corporation, to provide, each employee of the Company or its subsidiaries who continues to be employed by the Surviving Corporation or any subsidiary thereof with (i) base salary, wages and cash-based commission opportunities at a rate that is substantially comparable in the aggregate to the rate of base salary, wages or commission opportunities provided to such employee immediately prior to the Effective Time, (ii) an annual bonus opportunity that is substantially comparable in the aggregate to the annual cash-based bonus opportunity provided to such employee immediately prior to the Effective Time, (iii) severance benefits that are substantially comparable in the aggregate to the severance benefits provided under the severance plan, policy or agreement in effect for the benefit of such employee immediately prior to the Effective Time, and (iv) other benefits (including paid-time off, but excluding, for the avoidance of doubt, equity incentive compensation) that are substantially comparable, in the aggregate, to the other compensation and benefits provided to such employee immediately prior to the Effective Time under the Company’s benefit plans.

Without limiting the generality of the foregoing, from and after the Effective Time, Parent shall, or shall cause its subsidiaries, including the Surviving Corporation, to, assume, honor and continue all of the Company’s and its subsidiaries’ employment, severance, retention and termination plans, policies, programs, agreements and arrangements in existence as of the date of the Merger Agreement, in accordance with their terms as in effect immediately prior to the Effective Time and, for a period of one year following the Effective Time, shall do so without any amendment or modification, other than any amendment or modification required to comply with applicable law or as permitted pursuant to the terms of the applicable plans, policies, programs, agreements and arrangements.

For purposes of eligibility to participate, vesting and, with respect to vacation and severance only, determination of the level of benefits under Parent’s and its subsidiaries’ benefit plans providing benefits to any continuing employees after the Effective Time, continuing employees will be credited for service with or recognized by the Company and its subsidiaries prior to the Effective Time to the extent that credit for such service is recognized under corresponding benefit plans of the Company or its subsidiaries prior to the Effective Time; provided, however, that credit for such service will not apply with respect to benefit accruals under any equity based compensation plan, long-term incentive plan, defined benefit pension plan, retiree plan or welfare plan, or if credit for such service would result in a duplication of benefits.

Additionally, Parent shall, or shall cause its subsidiaries, including the Surviving Corporation, to use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its subsidiaries, including the Surviving Corporation, in which continuing employees (and his or her covered dependents) will be eligible to participate from and after the Effective Time, except to the extent such pre-exiting condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable benefit plans of the Company immediately prior to the Effective Time. Parent shall, or shall cause its subsidiaries, including the Surviving Corporation, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such continuing employee (and dependents) will be eligible to participate from and after the Effective Time.

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Securityholder Litigation

The Company is required to promptly advise Parent of any litigation commenced after the date of the Merger Agreement against the Company or any of its directors by any of its stockholders (on their own behalf or on behalf of the Company) to the extent relating to the Merger Agreement or the transactions contemplated by the Merger Agreement and to keep Parent reasonably and regularly informed regarding any such litigation. The Company may not settle any such litigation without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned).

Other Covenants and Agreements

The Merger Agreement contains other covenants to and agreements regarding various other matters, including:

•	public statements with respect to the transactions contemplated by the Merger Agreement;

•	state anti-takeover or other similar laws;

•	the Company’s ability to take all actions reasonably necessary or advisable to ensure that dispositions of equity securities of the Company (including derivative securities) by any officer or director of the Company who is subject to Section 16 of the Exchange Act pursuant to the transactions contemplated by the Merger Agreement are exempt under Rule 16b-3 promulgated under the Exchange Act; and

•	each party being responsible for costs and expenses incurred by it in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement and the responsibility of Parent, Sub and, after the closing of the Merger, the Surviving Corporation, for all transfer taxes incurred in connection with the transactions contemplated by the Merger Agreement.

Conditions to the Merger

Conditions to Each Party’s Obligations

Each party’s obligations to consummate the Merger are subject to the satisfaction or waiver of the following conditions at or prior to the Effective Time:

•	the Company will have obtained the Requisite Stockholder Approval at the Special Meeting or any adjournment or postponement thereof;

•	no governmental entity of competent jurisdiction will have issued, enacted, entered, promulgated or enforced any law, order, injunction or decree that will render the consummation of the Merger illegal, or prohibit, enjoin or otherwise prevent the Merger; and

•	any waiting period (and any extension thereof) applicable to the Merger under the HSR Act will have been terminated or expired and any other approval or waiting period under any other applicable competition, merger control, antitrust laws will have been obtained, terminated or expired.

Additional Conditions to Parent and Sub’s Obligations

In addition, the obligations of Parent and Sub to effect the Merger are subject to the satisfaction or waiver by Parent of the following conditions:

•	the Company’s representations and warranties regarding our organization and qualification, authority to enter into the Merger Agreement, takeover statutes, Requisite Stockholder Approval and broker fees will be true and correct in all material respects as of the closing date (except to the extent expressly made as of a specific date, in which case as of such specific date, which need only be true and correct as of such date or time);

•	the Company’s representations and warranties regarding the absence of a Company Material Adverse Effect since April 1, 2017 through the date of the Merger Agreement will be true and correct in all respects as of the closing date;

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•	certain elements of the Company’s representations and warranties regarding our capitalization will be true and correct in all respects as of the closing date (except to the extent expressly made as of a specific date, in which case as of such specific date, which need only be true and correct as of such date or time), except for any failure of such representations and warranties to be true and correct would not increase the aggregate consideration payable by Parent to the holders of shares of our common stock, Options and RSUs by more than a de minimus amount;

•	the Company’s representations and warranties set forth in the Merger Agreement (other than those noted in the preceding three bullet points) will be true and correct (disregarding all materiality and Company Material Adverse Effect qualifications contained in such representations and warranties) as of the closing date (except to the extent expressly made as of a specific date, in which case as of such specific date, which need only be true and correct as of such date or time), except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

•	the Company will have performed or complied with in all material respects with all obligations, agreements and covenants required by the Merger Agreement to be performed or complied with by the Company prior to or at the closing;

•	since June 29, 2017, there will not have occurred a Company Material Adverse Effect; and

•	the Company will have delivered to Parent a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions to Parent’s and Sub’s obligations to consummate the Merger.

Additional Conditions to the Company’s Obligations

In addition, the Company’s obligations to effect the Merger are subject to the satisfaction or waiver by the Company of the following conditions:

•	the representations and warranties of Parent and Sub in the Merger Agreement will be true and correct in all material respects as of the closing date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Sub to fully perform their respective covenants and obligations pursuant to the Merger Agreement and (ii) such representations and warranties that expressly relate to a specific date or time (which need only be true and correct as of such date or time);

•	Parent and Sub will have performed or complied with in all material respects all obligations and agreements contained in the Merger Agreement to be performed or complied with by each of them prior to or at the closing; and

•	Parent and Sub will have delivered to the Company a certificate signed on behalf of Parent and Sub by an executive officer of Parent as to the satisfaction of the conditions to the Company’s obligations to consummate the Merger.

Termination of the Merger Agreement

The Merger Agreement may be terminated under the following circumstances:

•	by Parent and the Company by mutual written consent if the Board has recommended termination;

•	by either Parent or, if the Board has recommended termination, the Company, if:

•	the closing of the Merger has not occurred on or before the Outside Date;

•	the Requisite Stockholder Approval has not been obtained at a stockholders’ meeting or any adjournment or postponement thereof; or

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•	a governmental entity of competent jurisdiction has issued a final, non-appealable law, order, decree or injunction permanently enjoining, restraining or prohibiting the Merger;

•	by Parent, if:

•	the Board has failed to include its recommendation that the Company stockholders adopt the Merger Agreement in this proxy statement or has effected a Change of Company Recommendation; or

•	the Company has breached any of its representations, warranties or covenants in the Merger Agreement, and such breach would result in certain conditions to the Merger not being satisfied and such breach is not curable prior to the Outside Date or has not been cured within 30 calendar days after delivery of notice thereof by Parent to the Company; provided that this termination right will not be available to Parent if any breach by Parent or Sub of any representation, warranty or covenant in the Merger Agreement would result in certain conditions to the Merger not being satisfied;

•	by the Company, if:

•	prior to the Company stockholder approval, (i) the Board has effected a Change of Company Recommendation, (ii) the Company has complied with the non-solicitation provisions of the Merger Agreement, (iii) concurrently with, or immediately after, the termination of the Merger Agreement, the Company enters into a definitive acquisition agreement with respect to a Superior Proposal and (iv) the Company has previously paid or substantially concurrently pays the Company Termination Fee to Parent;

•	Parent or Sub has breached any of its representations, warranties or covenants in the Merger Agreement, and such breach would result in certain conditions to the Merger not being satisfied and such breach is not curable prior to the Outside Date or has not been cured within 30 calendar days after delivery of notice by the Company to Parent; provided that this termination right will not be available to the Company if any breach by the Company of any representation, warranty or covenant in the Merger Agreement would result in certain conditions to the Merger not being satisfied; or

•	(i) all conditions to Parent’s and Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions, by their nature, are to be satisfied by actions taken at the closing, and each of which is capable of being satisfied at the closing and is reasonably expected to be satisfied as of the closing), (ii) Parent and Sub fail to consummate the Merger on the closing date as required by the Merger Agreement, (iii) the Company has irrevocably confirmed by written notice to Parent that (A) all conditions to the Company’s obligations to effect the Merger have been satisfied or irrevocably waived (other than those conditions which, by their nature, are to be satisfied by actions taken at the closing) and (B) the Company stands ready, willing and able to consummate the Merger (and it has not delivered written notice purporting to revoke such notice) and (iv) Parent and Sub fail to consummate the Merger on the third business day following delivery of such written notice.

Effect of Termination

If the Merger Agreement is terminated, the Merge Agreement will become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective subsidiaries, officers or directors or any affiliate of any of the foregoing, except that certain provisions of the Merger Agreement, including each party’s acknowledgement of absence of other representations and warranties made by the other parties other than those set forth in the Merger Agreement, the Limited Guarantee and/or a certificate delivered pursuant to the Merger Agreement, confidentiality, termination fees provisions and miscellaneous provisions, will survive any such termination and remain in full force and effect. Subject to each party’s acknowledgement of absence of other representations and warranties made by the other parties other than those set forth in the Merger Agreement, the Limited Guarantee and/or a certificate delivered pursuant to the Merger Agreement and the termination fees payable by the Company or Parent described in the sections captioned “The Merger Agreement — Company Termination Fee” and “The Merger Agreement – Reverse Termination Fee and Other Remedies,” the termination of the Merger Agreement will not relieve any party from any liabilities or damages incurred or suffered by another party as a result of such first party’s intentional fraud or willful and material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

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Company Termination Fee

The Company has agreed to pay Parent the Company Termination Fee if the Merger Agreement is terminated as described below:

•	by Parent if the Board has failed to include its recommendation that the Company stockholders adopt the Merger Agreement in this proxy statement or has effected a Change of Company Recommendation; or

•	by the Company if (i) the Board has effected a Change of Company Recommendation, (ii) the Company complies with the non-solicitation provisions of the Merger Agreement, and (iii) concurrently with, or immediately after, the termination of the Merger Agreement, the Company enters into a definitive acquisition agreement with respect to a Superior Proposal.

In addition, the Company has agreed to pay Parent the Company Termination Fee if the Merger Agreement is terminated as described below:

•	(i) by the Company or Parent if the closing has not occurred on or before the Outside Date (but only if the terminating party has not materially breached any representation, warranty or covenant, which has caused the failure of the closing to occur on or before the Outside Date), (ii) by the Company or Parent if the Requisite Stockholder Approval has not been obtained at a stockholders’ meeting or any adjournment or postponement thereof, or (iii) by Parent if the Company’s failure to perform in any material respect its obligations, agreements or covenants under the Merger Agreement required to be performed prior to or at the closing has resulted in the closing condition relating to the Company’s performance of obligations, agreements or covenants not being satisfied, and such failure is not curable prior to the Outside Date, or if curable prior to the Outside Date, it has not been cured within 30 calendar days after delivery of written notice thereof by Parent to the Company;

•	prior to the Special Meeting or any adjournment or postponement thereof, a Competing Proposal has been publicly disclosed; and

•	within 12 months after the termination of the Merger Agreement, the Company has entered into a definitive agreement with respect to any Competing Proposal and any Competing Proposal is subsequently consummated; provided that each reference to 20% in the definition of “Competing Proposal” will be deemed to be a reference to “50%.”

Reverse Termination Fee and Other Remedies

Parent has agreed to pay the Company the Reverse Termination Fee if the Merger Agreement is terminated as described below:

•	by the Company if (i) all conditions to Parent’s and Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions, by their nature, are to be satisfied by actions taken at the closing, and each of which is capable of being satisfied at the closing and is reasonably expected to be satisfied as of the closing), (ii) Parent and Sub fail to consummate the Merger on the closing date as required by the Merger Agreement, (iii) the Company has irrevocably confirmed by written notice to Parent that (A) all conditions to the Company’s obligations to effect the Merger have been satisfied or irrevocably waived (other than those conditions which, by their nature, are to be satisfied by actions taken at the closing) and (B) the Company stands ready, willing and able to consummate the Merger (and it has not delivered written notice purporting to revoke such notice), and (iv) Parent and Sub fail to consummate the Merger on the third business day following delivery of such written notice; or

•	by the Company or Parent if the closing has not occurred on or before the Outside Date (but only if the terminating party has not materially breached any representation, warranty or covenant, which has caused the failure of the closing to occur on or before the Outside Date) at a time when the Company had the right to terminate the Merger Agreement under the circumstance described in the immediately preceding bullet point.

Furthermore, Parent has agreed that the Company has the right to seek damages following a termination of the Merger Agreement by the Company in the instance where Parent or Sub has internationally breached its covenants specified in Article V of the Merger Agreement and such breach is not curable prior to the Outside Date or has not been cured within 30 days after delivery of notice by the Company to Parent; provided, however, that under no circumstance will the Company or any of its affiliates be entitled to receive damages for such alleged intentional breach in excess of $15 million.

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In addition, prior to the termination of the Merger Agreement by the Company, the Company will be entitled to obtain specific performance to cause Parent and Sub to cause the Equity Financing to be funded and to consummate the Merger only if: (i) all conditions to Parent’s and Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions, by their nature, are to be satisfied by actions taken at the closing, and each of which is capable of being satisfied at the closing and is reasonably expected to be satisfied as of the closing), (ii) the BAML Debt Commitment comprised in the Debt Financing has been funded or will be funded at the closing if the Equity Financing is funded at the closing, (iii) the Company has irrevocably confirmed in a written notice to Parent (and has not purported to revoke such notice) that (A) all conditions to Parent’s and Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied by actions taken at the closing), and (B) if specific performance is granted and the Equity Financing and BAML Debt Commitment are funded, the Company stands ready, willing and able to consummate the closing. If a court of competent jurisdiction has declined to specifically enforce the obligations of Parent to cause the Equity Financing to be funded and to consummate the Merger under the above circumstance and has instead granted an award of damages for such alleged breach of Parent’s obligation to cause the Equity Financing to be funded and to consummate the Merger, the Company may enforce such award and accept damages for such alleged breach only if, within ten business days following such determination (i) the Company confirms to the Parent in writing that the Company stands ready, willing and able to consummate the closing (whether or not this Agreement has previously been terminated), and (ii) Parent does not consummate the transactions contemplated by this Agreement within ten business days of such written confirmation; provided, however, that under no circumstances will the Company or any of its affiliates be entitled to enforce such an award or accept damages for such alleged breach in excess of $25 million.

While the Company may pursue both a grant of specific performance to the extent permitted by the Merger Agreement and the payment of the Reverse Termination Fee or damages as described above relating to any intentional breach, under no circumstances will the Company be permitted or entitled to receive both such grant of specific performance (or damages contemplated pursuant to the immediately preceding paragraph) and the payment of the Reverse Termination Fee or damages relating to any intentional breach.

Amendment and Waiver

The Merger Agreement provides that subject to the other provisions of the Merger Agreement, the Merger Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the Company, Parent and Sub. However, in the event that the Merger Agreement has been adopted by the Company stockholders, no amendment will be made to the Merger Agreement that requires the approval of such stockholders under applicable law or rules of any relevant stock exchange without such approval; provided, however, that no amendment, modification, waiver or termination may be made to certain sections of the Merger Agreement in a manner adverse to the interests of any debt financing sources related party without the written consent of such debt financing sources.

The parties may at any time prior to the Effective Time (such action to be set forth in a written instrument duly executed and delivered on behalf of such party), (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any breaches of or inaccuracies in the representations and warranties of the other parties or (iii) waive compliance with any of the covenants or conditions of the other parties; provided, that after the approval of the Company stockholders has been obtained, no waiver may be made that, if obtained, would decrease the Merger Consideration or adversely affect the rights of the stockholders, without approval of the Company stockholders.

Governing Law

The Merger Agreement is governed by Delaware law, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Specific Performance

Parent, Sub and the Company have agreed that irreparable damage would occur if any provision of the Merger Agreement is not performed, or is threatened to be not performed, in accordance with its specific terms or is otherwise breached. Subject to certain provisions of the Merger Agreement, the parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, this being in addition to any other remedy to which they are entitled at law or in equity, and (ii) no party will require the other to post any bond or other security as a condition to institute any proceeding for specific performance under the Merger Agreement.

Subject to limited exceptions (including the receipt of Reverse Termination Fee or damages described in the section captioned “The Merger Agreement – Reverse Termination Fee and Other Remedies”), the Company has agreed that, prior to the closing of the Merger, specific performance will be the sole and exclusive remedy with respect to breaches by Parent or Sub in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement (whether in contract, tort or otherwise) and that it may not seek or accept any other form of relief that may be available for breach under the Merger Agreement or otherwise in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement (including monetary damages).

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THE VOTING AGREEMENT

The following is a summary of selected material terms and provisions of the Voting Agreement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreement that may be important to you. You are encouraged to read the Voting Agreement carefully and in its entirety. This summary is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is attached hereto as Annex D, and which is incorporated by reference into this proxy statement.

Concurrently with the execution of the Merger Agreement, Randolph K. Repass, his spouse and certain of the Repass family trusts, which beneficially owned, in the aggregate, approximately 20% of the issued and outstanding shares of our common stock as of that date, entered into the Voting Agreement with Parent and Sub. Certain other Repass family trusts, which beneficially owned shares of our common stock but were not able to deliver their signature pages concurrently with the execution of the Merger Agreement, signed the Voting Agreement on the following day, June 30, 2017, which increased the total issued and outstanding shares of our common stock subject to the Voting Agreement to approximately 24% as of June 30, 2017 and [  ●  ] as of the Record Date.

Voting Provisions

Pursuant to the Voting Agreement, during the period beginning on the date of the Voting Agreement and ending on the End Date (as defined below), such stockholders, solely in their capacities as holders of our common stock, Options, and shares of our common stock, Options or other equity securities of the Company that they may acquire at any time during the term of the Voting Agreement (collectively, the “stockholder securities”), have agreed to, or to cause the holder of record on applicable record date to, (a) appear at each stockholders’ meeting or otherwise cause all of their stockholder securities entitled to vote to be counted as present thereat for purposes of calculating a quorum and (b) vote (or cause to be voted), in person or by proxy, all stockholder securities beneficially owned thereby and entitled to vote:

•	in favor of (i) the approval of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and (ii) any other matter reasonably necessary to consummate the transactions contemplated thereby (including the Merger); and

•	against (i) any action or agreement which could reasonably be expected to impede, interfere with, prevent, delay or adversely affect the Merger Agreement, the Merger or the Voting Agreement, (ii) any Competing Proposal and (iii) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such stockholders under the Voting Agreement.

Notwithstanding the foregoing, such stockholders will retain at all times the right to vote their stockholder securities held by them in their sole discretions and without any other limitation on those matters other than those set forth above that are at any time or from time to time presented for consideration to the Company stockholders at any annual, special or other meeting of the Company stockholders or any action by written consent in lieu of a meeting of the Company stockholders.

Restrictions on Transfer; Other Actions

Subject to limited exceptions, such stockholders have covenanted and agreed that, except as contemplated by the Voting Agreement or in the Merger Agreement, each will not, and will cause each of its subsidiaries and affiliates not to:

•	directly or indirectly (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, (ii) enter into any derivative arrangement with respect to, or (iii) create any lien (other than any liens arising under the Voting Agreement or the Merger Agreement or any applicable restrictions on transfer under the Securities Act, the securities laws of any state within the United States or pursuant to any written policies of the Company with respect to restrictions upon the trading of securities under applicable securities laws) on or (iv) enter into any agreement with respect to (any of the foregoing, a “transfer”) any or all of its, his or her stockholder securities;

•	enter into any contract, option or other agreement, arrangement or understanding with respect to any transfer;

•	grant any proxy, power-of-attorney or other authorization or consent with respect to any of the stockholder securities with respect to any matter that is in contravention of the obligations of such stockholder under the Voting Agreement with respect to the stockholder securities; or

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•	deposit any of the stockholder securities into a voting trust, or enter into a voting agreement or arrangement with respect to any of such stockholder securities in contravention of the obligations of such stockholder under the Voting Agreement with respect to the stockholder securities.

Such stockholders agree that they will not exercise any appraisal rights available to them with respect to the Merger in accordance with Section 262 of the DGCL.

Non-Solicitation

Beginning on the date of the Voting Agreement and ending on the End Date, each such stockholder will not, and will cause its representative not to, directly or indirectly take any action that the Company is prohibited from taking under the non-solicitation provisions described in the section captioned “The Merger Agreement –Restriction on Solicitation of Competing Proposals.”

Termination

The Voting Agreement terminates immediately and automatically, and be of no further force and effect, without any notice or other action by any person, upon the earliest to occur of the following (the “End Date”):

•	valid termination of the Merger Agreement in accordance with its terms;

•	the Effective Time;

•	the mutual written consent of Parent and the stockholders party to the Voting Agreement; or

•	any change to the terms of the Merger Agreement without the prior written consent of the stockholders party to the Voting Agreement that (i) reduces the Merger Consideration or any other consideration otherwise payable with respect to the Options beneficially owned by such stockholders or (ii) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the shares of our common stock or Options beneficially owned by such stockholders.

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MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on the NASDAQ under the symbol “WMAR.” As of July 14, 2017, there were 25,279,066 shares of our common stock outstanding, held by approximately 616 stockholders of record. On March 24, 2017, we declared a cash dividend of $0.05 per share on issued and outstanding shares of our common stock, which was paid on May 25, 2017 to the Company stockholders of record as of the close of business on May 11, 2017.

The following table presents the high and low intra-day sale prices of our common stock on the NASDAQ during the fiscal quarters indicated:

	Common Stock Prices
	High		Low
Fiscal Year 2017 – Quarter Ended
July 29, 2017 (through July [ • ], 2017)	$	[ • ]	$	[ • ]
April 1, 2017		10.78		8.68
Fiscal Year 2016 — Quarter Ended
December 31, 2016		$11.42		$7.77
October 1, 2016		9.99		8.02
July 2, 2016		10.14		8.13
April 2, 2016		9.81		7.70
Fiscal Year 2015 — Quarter Ended
January 2, 2016		$10.39		$8.22
October 3, 2015		10.03		7.65
July 4, 2015		11.08		8.91
April 4, 2015		13.72		9.13

On June 29, 2017, the last full trading day prior to the public announcement of the Merger, the closing price of our common stock was $9.65 per share. On July 14, 2017, the last practicable trading day prior to the date of this proxy statement, the closing price of our common stock was $12.86 per share.

Following the Merger, there will be no further market for our common stock and it will be delisted from the NASDAQ and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of July 14, 2017, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of our common stock and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of our common stock subject to stock options held by that person that are currently exercisable, or exercisable within 60 days of July 14, 2017, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076-4100.

The percentages in the table below are based on 25,279,066 shares of our common stock outstanding as of July 14, 2017. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

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Name	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Randolph K. Repass(1)	6,463,779	25.6%
Dimensional Fund Advisors LP(2)	2,097,189	8.3%
Franklin Resources, Inc.(3)	2,039,905	8.1%
Royce & Associates, LLC(4)	1,306,947	5.2%

Named Executive Officers:
Matthew L. Hyde(5)	221,822	*
Jeffrey L. Lasher(6)	13,678	*
Barry Kelley(7)	86,969	*
Paul Rutenis(8)	16,162	*

Directors:
Dennis F. Madsen(9)	40,698	*
James F. Nordstrom, Jr.(10)	26,176	*
Robert D. Olsen(11)	26,176	*
Barbara L. Rambo(12)	41,988	*
Randolph K. Repass(1)	6,463,779	25.6%
Alice M. Richter(13)	44,364	*
Christiana Shi(14)	34,083	*
All current directors and executive officers as a group(15)	7,015,895	27.8%

*	Less than 1%
(1)	Mr. Repass is a director of West Marine, Inc. Includes 230,600 shares held by Mr. Repass’ spouse, 372,715 shares held in trust for Mr. Repass’ younger adult son, 147,800 shares held in trust for Mr. Repass’ older adult son, 40,400 shares held in trust for the benefit of Mr. Repass’ grandchildren, 801,383 shares held in a grantor retained annuity trust and 358,201 shares held by the Repass-Rodgers Family Foundation Inc. Mr. Repass has sole voting power with respect to 5,415,180 shares and sole dispositive power with respect to 6,233,179 shares and is deemed to have shared voting and dispositive power with respect to 230,600 shares. Includes stock options exercisable within 60 days to purchase 10,123 shares. Also includes 6,493 RSUs scheduled to vest on June 1, 2018 that will be fully vested and cancelled at the Effective Time of the Merger pursuant to the Merger Agreement. Mr. Repass disclaims beneficial ownership of all shares attributed to his spouse and all shares held by the Repass-Rodgers Family Foundation.
(2)	The information contained in the table and this footnote with respect to Dimensional Fund Advisors LP is based solely on a statement on Schedule 13G/A filed February 9, 2017, reporting beneficial ownership as of December 31, 2016, by Dimensional Fund Advisors LP to the effect that (a) it has sole dispositive power over all of the reported shares and (b) it has sole voting power over 2,035,856 shares. The business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(3)	The information contained in the table and this footnote with respect to Franklin Resources, Inc. is based solely on a statement on Schedule 13G/A filed December 12, 2016, reporting beneficial ownership as of November 30, 2016, by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Templeton Investments Corp., Templeton Investment Counsel, LLC and Franklin Advisory Services, LLC to the effect that (a) each (directly or indirectly) has dispositive and voting power over these shares to the extent disclosed therein and (b) these shares are held by investment companies or other managed accounts which are advised by subsidiaries of Franklin Resources, Inc. pursuant to investment management contracts which grant to such subsidiaries all investment and voting power over these shares. The business address for Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. is One Franklin Parkway, San Mateo, California 94403-1906. The business address for Franklin Templeton Investments Corp. is 200 King Street West, Suite 1500, Toronto, Ontario, Canada M5H 3T4. The business address for Templeton Investment Counsel, LLC is 300 S.E. 2nd Street, Fort Lauderdale, Florida 33301 and the business address for Franklin Advisory Services, LLC is 55 Challenger Road, Suite 501, Ridgefield Park, New Jersey 07660.
(4)	The information contained in the table and this footnote with respect to Royce & Associates, LLC is based solely on a statement on Schedule 13G/A filed January 23, 2017, reporting beneficial ownership as of December 31, 2016, by Royce & Associates, LP to the effect that it has sole dispositive and voting power over all of these shares. The business address for Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.
(5)	Consists of (a) 95,155 shares of our common stock and (b) 126,667 shares issuable upon the exercise of options exercisable within 60 days of July 14, 2017.
(6)	Consists of 13,678 shares of our common stock.
(7)	Consists of (a) 56,136 shares of our common stock and (b) 30,833 shares issuable upon the exercise of options exercisable within 60 days of July 14, 2017.
(8)	Consists of 16,162 shares of our common stock.

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(9)	Consists of (a) 27,514 shares of our common stock, (b) 6,691 shares issuable upon the exercise of options exercisable within 60 days of July 14, 2017 and (c) 6,493 RSUs scheduled to vest on June 1, 2018 that will be fully vested and cancelled at the Effective Time of the Merger pursuant to the Merger Agreement.
(10)	Consists of (a) 19,683 shares of our common stock and (b) 6,493 RSUs scheduled to vest on June 1, 2018 that will be fully vested and cancelled at the Effective Time of the Merger pursuant to the Merger Agreement.
(11)	Consists of (a) 19,683 shares of our common stock and (b) 6,493 RSUs scheduled to vest on June 1, 2018 that will be fully vested and cancelled at the Effective Time of the Merger pursuant to the Merger Agreement.
(12)	Consists of (a) 35,495 shares of our common stock and (b) 6,493 RSUs scheduled to vest on June 1, 2018 that will be fully vested and cancelled at the Effective Time of the Merger pursuant to the Merger Agreement.
(13)	Consists of (a) 37,871 shares of our common stock and (b) 6,493 RSUs scheduled to vest on June 1, 2018 that will be fully vested and cancelled at the Effective Time of the Merger pursuant to the Merger Agreement.
(14)	Consists of (a) 27,590 shares of our common stock and (b) 6,493 RSUs scheduled to vest on June 1, 2018 that will be fully vested and cancelled at the Effective Time of the Merger pursuant to the Merger Agreement.
(15)	Consists of (a) 6,796,130 shares of our common stock, (b) 174,314 shares issuable upon the exercise of options exercisable within 60 days of July 14, 2017 and (c) 45,451 RSUs scheduled to vest on June 1, 2018 that will be fully vested and cancelled at the Effective Time of the Merger pursuant to the Merger Agreement.

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FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of the Company stockholders. However, if the Merger is not consummated, stockholders will continue to be entitled to attend and participate in stockholder meetings.

The Company will hold an annual meeting in 2018 only if the Merger has not already been consummated.

Proposals of stockholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2018, if held, must be received by us at our offices at 500 Westridge Drive, Watsonville, California 95076-4100, Attention: Corporate Secretary, no later than December 22, 2017, and must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting.

Stockholders may only present a matter for consideration at our annual meeting in 2018, if held, if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be received by the secretary of the corporation at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. To be timely for the 2018 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary at the principal executive offices of the Company between February 1, 2018 and March 3, 2018.

Nominations for the election of directors at an annual meeting may be made only (i) by or at the direction of the Board, or (ii) by a stockholder who has delivered timely written notice to our Corporate Secretary and who was a stockholder at the time of that notice and as of the record date for that meeting. The notice must contain specified information about the nominees and about the stockholder proposing such nominations. To be timely for the next annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary at the principal executive offices of the Company between February 1, 2018 and March 3, 2018.

Stockholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Company filings with the SEC are incorporated by reference:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 28, 2017;

•	the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from the Company’s definitive proxy statement on Schedule 14A for the Company’s 2017 Annual Meeting of Stockholders, filed with the SEC on April 21, 2017;

•	the Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended April 1, 2017 filed with the SEC on May 1, 2017; and

•	the Company’s Current Reports on Form 8-K filed on March 24, 2017 (excluding the portions furnished under Items 7.01 and 9.01), April 14, 2017, June 5, 2017 and June 30, 2017.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

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Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

West Marine, Inc.

Attn: Corporate Secretary

500 Westridge Drive

Watsonville, California 95076-4100

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.westmarine.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

D.F. King & Co., Inc.

Stockholders May Call Toll-Free: (866) 751-6312

Banks & Brokers May Call Collect: (212) 269-5550

Email: WMAR@dfking.com

MISCELLANEOUS

The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Monomoy, Parent and Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [ ● ], 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

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Annex A

AGREEMENT AND PLAN OF MERGER

among

RISING TIDE PARENT INC.,

RISING TIDE MERGER SUB INC.

and

WEST MARINE, INC.

Dated as of June 29, 2017

A-1

A-2

A-3

Annex I Defined Terms	A-62

Exhibit A Form of Certificate of Incorporation of the Surviving Corporation	A-71

Exhibit B Form of Voting Agreement

A-4

This AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2017 (this “Agreement”), is made and entered into by and among Rising Tide Parent Inc., a Delaware corporation (“Parent”), Rising Tide Merger Sub Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Sub”), and West Marine, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Annex I, and other capitalized terms used in this Agreement are defined in the Sections where such terms first appear.

RECITALS

WHEREAS, the respective boards of directors of Parent, Sub and the Company have each approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the Closing, upon the terms and subject to the conditions set forth in this Agreement, Sub will be merged with and into the Company (the “Merger” and together with the other transactions contemplated by this Agreement, the “Transactions”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby each issued and outstanding Share, other than the Cancelled Shares and Dissenting Shares, will be converted into the right to receive the Merger Consideration;

WHEREAS, the board of directors of Parent has determined that this Agreement and the Transactions are advisable and in the best interests of Parent and has approved this Agreement and the Transactions;

WHEREAS, the board of directors of Sub has (a) determined that this Agreement and the Transactions are in the best interests of Sub and its sole stockholder, (b) adopted and declared advisable this Agreement and the consummation by Sub of the Transactions and (c) on the terms and subject to the conditions set forth in this Agreement, resolved to recommend that the sole stockholder of Sub adopt this Agreement;

WHEREAS, Parent, as sole stockholder of Sub, shall adopt this Agreement immediately following the execution of this Agreement;

WHEREAS, the board of directors of the Company has (a) adopted and declared advisable this Agreement and the consummation by the Company of the Transactions, (b) approved the execution, delivery and performance of this Agreement and the consummation by the Company of the Transaction, (c) determined that this Agreement and the Transactions, including the Merger, are advisable and in the best interests of the Company and its stockholders and (d) resolved to recommend that the stockholders of the Company adopt this Agreement and to submit this Agreement to the stockholders of the Company for adoption;

WHEREAS, concurrently with the execution and delivery of this Agreement, Shareholders holding approximately 20% of the outstanding shares of Company Common Stock have executed Voting Agreement in the form attached hereto as Exhibit B, whereby, subject to the terms and conditions set forth therein, such stockholder have agreed to vote their shares in favor of the Merger;

A-5

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, (a) Monomoy Capital Partners III, L.P. and the Company are entering into that certain limited guarantee (the “Limited Guarantee”) and (b) the Financing Commitments (as defined below) are being delivered to the Company; and

WHEREAS, each of Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions set forth in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

Article I
THE MERGER

Section 1.01       The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Sub shall be merged with and into the Company, whereupon the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Sub and the Company in accordance with Section 259 of the DGCL.

Section 1.02       Closing. The closing of the Merger (the “Closing”) will take place (a) at 9:00 a.m. New York City time on the date that is two (2) Business Days following the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) or (b) at another time or date agreed to in writing by the parties. The Closing will take place at the offices of Sidley Austin LLP, 1001 Page Mill Road, Palo Alto, California 94304, or at another place agreed to in writing by the parties. The date upon which the Closing actually occurs shall be referred to herein as the “Closing Date.”

Section 1.03       Effective Time. Concurrently with the Closing, the Company shall file a certificate of merger (the “Certificate of Merger”) with the office of the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the applicable provisions of the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other later date and time as is agreed between the parties and specified in the Certificate of Merger (such date and time, the “Effective Time”).

Section 1.04       Organizational Documents, Directors and Officers of the Surviving Corporation.

(a)               Organizational Documents. At the Effective Time, (i) the Company Charter, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in Exhibit A, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, and (ii) the Company By-laws shall be amended and restated in their entirety to read as the bylaws of Sub, as in effect immediately prior to the Effective Time, and as so amended and restated, shall be the by-laws of the Surviving Corporation (except that references to the name of Sub shall be replaced by references to the name of the Surviving Corporation), in each case until, subject to Section 5.07, thereafter amended in accordance with applicable Law and the applicable provisions of the certificate of incorporation and by-laws of the Surviving Corporation.

A-6

(b)               Directors. Subject to applicable Law, the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(c)               Officers. From and after the Effective Time, the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Article II
EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.01       Conversion of Securities.

(a)               At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any capital stock of the Company or Sub:

(i)                 Conversion of Company Common Stock. Each share of Company Common Stock (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time, other than the Cancelled Shares and the Dissenting Shares, shall automatically be converted into the right to receive $12.97 in cash, without interest (the “Merger Consideration”), and all of such Shares shall cease to be outstanding, shall cease to exist, and each certificate representing a Share (a “Certificate”) or non-certificated Share represented by book-entry (“Book-Entry Shares”) that formerly represented any of the Shares (other than the Cancelled Shares and the Dissenting Shares) shall thereafter be cancelled and cease to have any rights with respect thereto, except the right to receive the Merger Consideration without interest thereon, subject to Section 2.05.

(ii)              Cancellation of Company-Owned Shares and Parent-Owned Shares. All Shares that are held in the treasury of the Company or owned of record by any wholly-owned Company Subsidiary and all Shares owned of record by Parent or any of its wholly-owned Subsidiaries (such Shares, the “Cancelled Shares”) shall be cancelled and shall cease to exist, with no payment being made with respect thereto.

(iii)            Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

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(b)               Merger Consideration Adjustment. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the number of outstanding Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within said period, the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event.

Section 2.02       Exchange of Certificates; Payment for Shares.

(a)               Paying Agent. Prior to the Effective Time, Parent shall designate a U.S.-based nationally recognized financial institution reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the funds to which such holders shall become entitled pursuant to this Agreement. Prior to the Effective Time, Parent shall deposit with the Paying Agent, in immediately available funds, a cash amount equal to the sum of the Aggregate Common Stock Consideration (the “Exchange Fund”). The Exchange Fund shall be for the benefit of the holders of Shares that are entitled to receive the Merger Consideration. For purposes of determining the aggregate amount to be so deposited, Parent shall assume that no stockholder of the Company shall perfect any right to appraisal of such stockholder or its Shares. In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 2.01(a)(i) and this Section 2.02, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount sufficient to make such payments. Funds made available to the Paying Agent may be invested by the Paying Agent, as directed by Parent, but only in short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America with maturities of no more than 30 days or in commercial paper obligations rated A-1 or P1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, pending payment thereof by the Paying Agent to the holders of Shares pursuant to Section 2.01(a)(i) and Section 2.02; provided, that no investment of such deposited funds shall relieve Parent, the Surviving Corporation or the Paying Agent from promptly making the payments required by Section 2.01(a)(i) and this Section 2.02, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent, for the benefit of the holders of Shares, in the amount of such losses, which additional funds will be held and disbursed in the same manner as funds initially deposited with the Paying Agent to make the payments contemplated by Section 2.01(a)(i) and Section 2.02. Any interest or income produced by such investments will be payable to Sub or Parent, as Parent directs. Parent shall direct the Paying Agent to hold the Exchange Fund for the benefit of the former holders of Shares and to make payments from the Exchange Fund in accordance with Section 2.01(a)(i) and Section 2.02. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 2.01(a)(i) or Section 2.02, except as expressly provided for in this Agreement.

(b)               Procedures for Surrender. As promptly as practicable after the Effective Time (but in no event later than the second Business Day following the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose Shares were converted into the right to receive the Merger Consideration pursuant to this Agreement: (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e) to the Paying Agent) and shall otherwise be in such form and have such other provisions as Parent may reasonably specify after consultation with the Company and (ii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e)) for cancellation to the Paying Agent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificate, the holder of such Certificate shall be entitled to receive in exchange therefor the portion of the Aggregate Common Stock Consideration into which the Shares formerly represented by such Certificate were converted pursuant to Section 2.01 (less any required Tax withholdings as provided in Section 2.05), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made and the Merger Consideration may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, and the person requesting such payment shall pay to the Paying Agent any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate so surrendered or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes either have been paid or are not required to be paid. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered and shall be made promptly following the Effective Time without any action on the part of the person in whose name such Book-Entry Shares are registered. No interest shall be paid or accrue on any portion of the Merger Consideration payable upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.02(e)) or Book-Entry Share.

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(c)               Transfer Books; No Further Ownership Rights in Shares. As of the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Shares on the records of the Company. The Merger Consideration paid in accordance with the terms of this Article II upon surrender of any Shares shall represent full payment and satisfaction of all rights pertaining to such Shares. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d)               Termination of Exchange Fund; Abandoned Property; No Liability. At any time following the first anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) not disbursed to holders of Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) with respect to the Merger Consideration payable upon due surrender of their Shares and compliance with the procedures set forth in Section 2.02(b), without interest. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Share for Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e)               Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the Paying Agent) of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent or the Surviving Corporation, as applicable, shall issue in exchange for such lost, stolen or destroyed Certificate the portion of the Aggregate Common Stock Consideration into which the Shares formerly represented by such Certificate were converted pursuant to Section 2.01(a)(i); provided, however, that the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificate to provide a bond in a customary amount.

Section 2.03       Treatment of Company Options, RSUs and Equity Plans.

(a)               Treatment of Company Options. Prior to the Effective Time, the Company’s board of directors (or, if appropriate, any committee thereof) shall adopt appropriate resolutions to provide that, immediately prior to the Effective Time, each outstanding option to purchase Shares granted under the Company Equity Incentive Plan (the “Company Options”) shall be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled Company Option shall be entitled to receive, in consideration of the cancellation of such Company Option and in settlement therefor, a payment in cash of an amount equal to the product of (i) the total number of Shares subject to such cancelled Company Option and (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share subject to such cancelled Company Option, without interest (such amounts payable hereunder, the “Option Payments”); provided, however, that (i) any such Company Option with respect to which the exercise price per Share subject thereto is greater than the Merger Consideration shall be cancelled in exchange for no consideration and (ii) such Option Payments may be reduced by the amount of any required Tax withholdings as provided in Section 2.05. From and after the Effective Time, no Company Option shall be exercisable, and each Company Option shall only entitle the holder thereof to the payment provided for in this Section 2.03(a).

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(b)               Treatment of Employee Restricted Stock Units. Prior to the Effective Time, the Company’s board of directors (or, if appropriate, any committee thereof) shall adopt appropriate resolutions to provide that, immediately prior to the Effective Time, each then outstanding unvested award of time-based restricted stock units and performance-based restricted stock units (each, an “RSU”) with respect to Shares (each, an “RSU Award”) granted pursuant to the Company Equity Incentive Plan, other than any RSU Award held by a non-employee director of the Company, shall be assumed by the Surviving Corporation and shall be converted into the right to receive an amount in cash, without interest, equal to (i) the Merger Consideration, multiplied by (ii) the number of RSUs subject to such RSU Award (the “Cash Replacement Company RSU Awards”), which Cash Replacement Company RSU Awards will, subject to the holder’s continued employment with the Surviving Corporation through the applicable vesting dates, vest and be payable at the same time as the RSU Awards for which such Cash Replacement RSU Awards were exchanged would have vested pursuant to their terms. All Cash Replacement Company RSU Awards will have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) and settlement as applied to the RSU Awards for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes that are not materially detrimental to the holders and that in the reasonable and good faith determination of Parent are necessary for the administration of the Cash Replacement Company RSU Awards; provided, however, that no such change shall cause the Cash Replacement Company RSU Awards to violate Code Section 409A. To the extent an RSU Award is subject to performance conditions, the number of RSUs that are assumed by the Surviving Corporation and are converted into Cash Replacement Company RSU Awards shall be determined (A) for RSU Awards with a performance period that by its terms has ended prior to the Effective Time, based on actual performance through the end of such performance period, and (B) for RSU Awards with a performance period that by its terms has not ended prior to the Effective Time, assuming performance of 100% of target levels.

(c)               Treatment of Director Restricted Stock Units. Prior to the Effective Time, the Company’s board of directors (or, if appropriate, any committee thereof) shall adopt appropriate resolutions to provide that, immediately prior to the Effective Time, each outstanding unvested RSU Award granted pursuant to the Company Equity Incentive Plan and held by a non-employee director of the Company immediately prior to the Effective Time shall be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled RSU Award shall be entitled to receive, in consideration of the cancellation of such RSU Award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the Merger Consideration multiplied by (ii) the number of RSUs subject to such RSU Award, without interest (such amounts payable hereunder, the “RSU Payments”) (less any required Tax withholdings as provided in Section 2.05).

(d)               Termination of Company Equity Incentive Plan and Company Stock Purchase Plan.

(i)                 As of the Effective Time, the Company Equity Incentive Plan and the Company Stock Purchase Plan shall terminate, and no further Company Options, RSUs or other rights with respect to Shares shall be granted thereunder.

(ii)              As soon as practicable following the date of this Agreement, but prior to the Effective Time, the Company shall take all action that may be necessary to: (A) cause any outstanding offering period under the Company Stock Purchase Plan to be terminated prior to the Effective Time; (B) make any pro-rata adjustments that may be necessary to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the Company Stock Purchase Plan; (C) provide that all outstanding options granted under the Company Stock Purchase Plan (the “SPP Options”) shall be cancelled as of the Closing Date (if not terminated earlier pursuant to the terms of the Company Stock Purchase Plan), provided that each holder of an SPP Option may exercise (consistent with the Company Stock Purchase Plan and prior to the Effective Time) each outstanding purchase right under the Company Stock Purchase Plan; (D) provide that no further offering period or purchase period shall commence under the Company Stock Purchase Plan after the date of this Agreement; and (E) ensure that no individual shall be permitted to make a new election to purchase shares in any current offering period or increase his or her election to purchase shares in any current offering period; provided, however, that the actions described in clauses “(A)” through “(E)” of this sentence shall be conditioned upon the consummation of the Merger. On such new exercise date, the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan.

(e)               Parent Funding. At the Effective Time, Parent shall deposit with the Surviving Corporation cash in the amount necessary to make the payments required under this Section 2.03. Parent shall cause the Surviving Corporation to make the payments required under this Section 2.03 within three Business Days after the Effective Time. Parent shall cause the Surviving Corporation to pay through the Payroll Agent the applicable Option Payments and RSU Payments, if any, to the holders of Company Options and RSUs, in each case, subject to Section 2.05.

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Section 2.04          Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a “Dissenting Stockholder”) who is entitled to appraisal rights under Section 262 of the DGCL and has complied with all the provisions of the DGCL concerning the right of holders of Shares to require appraisal of such Shares (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as described in Section 2.01(a)(i), but shall become the right to receive the fair value of such Shares pursuant to the procedures set forth in Section 262 of the DGCL. If such Dissenting Stockholder withdraws such Dissenting Stockholder’s demand for appraisal or fails to perfect or otherwise loses such Dissenting Stockholder’s right of appraisal with respect to such Shares, in any case pursuant to the DGCL, such Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration for each such Share, without interest and subject to Section 2.05. The Company shall give Parent prompt notice of any demands for appraisal of Shares received by the Company, withdrawals of such demands and any other instruments served on the Company pursuant to Section 262 of the DGCL. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.05       Withholding Rights. Each of Parent, Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement in respect of the Shares, Company Options and RSU Awards vested or cancelled in the Merger, such amounts as it is required to deduct and withhold with respect to the making of such payment, or the vesting, waiver of restrictions or other actions provided for in this Agreement, under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Sub, Parent or the Paying Agent, as the case may be, such withheld amounts (a) shall be remitted by the Surviving Corporation, Sub, Parent or the Paying Agent, as applicable, to the applicable Governmental Entity, and (b) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Company Options or RSU Awards in respect of which such deduction and withholding was made by the Surviving Corporation, Sub, Parent or the Paying Agent, as the case may be.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents filed or furnished prior to the date of this Agreement, other than disclosures in the “Risk Factors” sections of any such filings and any disclosure of risks included in any “forward-looking statements” disclaimer contained in any such filings, or (b) as disclosed in the separate disclosure letter that is being delivered by the Company to Parent on the date of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent), the Company hereby represents and warrants to Parent and Sub as follows:

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Section 3.01       Organization and Qualification; Subsidiaries.

(a)               The Company and each Company Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. The Company and each Company Subsidiary has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)               The Company has made available to Parent true and complete copies of (i) the Certificate of Incorporation, as amended, of the Company (the “Company Charter”) (ii) the Bylaws, as amended, of the Company (the “Company By-laws”) and the equivalent governing documents of each Company Subsidiary (the “Subsidiary Organizational Documents”). Each of the Company Charter and the Company By-laws is in full force and effect, and the Company is not in violation of any of the provisions of such documents.

Section 3.02       Capitalization.

(a)               The authorized capital stock of the Company consists of 50,000,000 Shares and 1,000,000 shares of the Company’s preferred stock, par value $0.001 per share (“Company Preferred Stock”). As of the close of business on June 28, 2017 (the “Specified Date”), (i) 25,278,072 Shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 688,889 Shares were held in treasury, and (iv) except as set forth in this Section 3.02(a), there were no other issued or outstanding shares of capital stock of the Company.

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(b)               As of the close of business on the Specified Date, the Company had no Shares or Company Preferred Stock reserved for issuance, except 484,688 Shares reserved for issuance with respect to outstanding Company Options (with a weighted average exercise price of $10.94, (v) 677,128 Shares reserved for issuance with respect to outstanding RSUs (comprised of 494,937 time-based restricted stock units and 182,191 performance-based restricted stock units (assuming achievement of all applicable performance goals at maximum levels), (vi) the closing price as of the first date of the current offering period pursuant to the Company Stock Purchase Plan was $11.26, and (vii) as of the Specified Date, the Company had received aggregate contributions of $110,982.08 for the current offering period pursuant to the Company Stock Purchase Plan. Except as set forth in Section 3.02(a) and 3.02(b) and for changes since the close of business on the Specified Date resulting from (x) the exercise of Company Options outstanding on the Specified Date, (y) the vesting and settlement of RSUs outstanding on the Specified Date, and (z) Shares purchased pursuant to the Company Stock Purchase Plan pursuant to SPP Options outstanding on the Specified Date, as of the close of business on the date of this Agreement, there are no issued, reserved for issuance or outstanding (A) options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character to which the Company or any of the Company Subsidiaries is a party obligating the Company or any of the Company Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in the Company or any of the Company Subsidiaries or securities convertible into or exchangeable for such shares or equity interests relating to or based on the value of the equity securities of the Company or any Company Subsidiary, (B) contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of, or other equity securities of the Company or any Company Subsidiary, (C) obligations or binding commitments of the Company or any of the Company Subsidiaries (x) to repurchase, redeem or otherwise acquire any capital stock or equity securities of the Company or any of the Company Subsidiaries or (y) restricting the transfer of any capital stock or other equity securities, or (D) voting trusts, stockholders agreements, proxies or similar agreements or arrangements to which the Company is a party or by which the Company is bound with respect to the voting or transfer of any capital stock or other equity securities of the Company.

(c)               Section 3.02(c) of the Company Disclosure Letter contains a correct and complete list as of the close of business on the Specified Date of outstanding Company Options and RSUs, including for each award (as applicable) the holder (the specific identity of whom may be redacted to the extent required by applicable Law), type of award, number of Shares, grant date, vesting schedule and expiration date and exercise price with respect to Company Options.

(d)               All of the outstanding Shares are, and all the Shares that may be issued pursuant to the Company Equity Incentive Plan and Company Stock Purchase Plan will be when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens (other than transfer and other restrictions under applicable securities Laws) and not issued in violation of any preemptive rights, purchase option, call rights, rights of first refusal or similar rights.

(e)               As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of the Company or any Company Subsidiary may vote.

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(f)                The Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity securities of each of the Company Subsidiaries, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws or applicable foreign Laws), and all of such outstanding shares of capital stock or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, purchase option, call rights, rights of first refusal or similar rights. As of the date of this Agreement, there are no accrued and unpaid dividends with respect to any outstanding Shares. No Company Subsidiary owns any shares of capital stock or other securities of the Company. Other than with respect to the Company Subsidiaries, the Company and the Company Subsidiaries do not own or hold the right to acquire any equity securities, or voting interests (including any voting debt) of, or securities exchangeable or exercisable therefor, or investments in any other Person, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person. There are no outstanding obligations to which the Company or any Company Subsidiary is a party (i) restricting the transfer of any capital stock or other equity securities in any Company Subsidiary or (ii) limiting the exercise of voting rights with respect to any capital stock or other equity securities in any Company Subsidiary. Neither the Company nor any Company Subsidiaries has adopted a stockholder rights agreement, rights plan, “poison pill” or other similar agreement that is currently in effect. Since the Specified Date, there have been no dividends declared or paid on the Shares.

Section 3.03       Authority.

(a)               The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Stockholder Approval, to consummate the Transactions. Assuming that the Requisite Stockholder Approval is obtained and assuming the accuracy of the representations and warranties contained in Section 4.06(b), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, have been duly authorized by all necessary corporate action on the part of the Company’s board of directors and, other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by Parent and Sub and assuming the accuracy of the representations and warranties contained in Section 4.06(b)) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

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(b)               The Company’s board of directors has (i) adopted and declared advisable this Agreement and the consummation by the Company of the Transactions, (ii) approved the execution, delivery and performance of this Agreement and the consummation by the Company of the Transaction, (iii) determined that this Agreement and the Transactions, including the Merger, are advisable and in the best interests of the Company and its stockholders and (iv) resolved to recommend that the stockholders of the Company adopt this Agreement and to submit this Agreement to the stockholders of the Company for adoption, in each case, by resolutions duly adopted unanimously at a duly called and held meeting of the Company’s board of directors, which resolutions, subject to Section 5.03, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.

Section 3.04       No Conflict; Required Filings and Consents.

(a)               Assuming the accuracy of the representations and warranties contained in Section 4.06(b), none of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions, including the Merger will: (i) conflict with or violate any provision of the Company Charter or Company By-laws or any equivalent organizational or governing documents of any Company Subsidiary; (ii) assuming the Requisite Stockholder Approval is obtained and assuming that all consents, approvals and authorizations described in Section 3.04(b) have been obtained and all filings and notifications described in Section 3.04(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to, any Company Material Contract to which the Company or any Company Subsidiary is a party (or by which any of their respective properties or assets are bound) or any Company Permit, except, with respect to clause (iii), as contemplated by Section 2.03 or for (A) any such consents, approvals and authorizations, the failure to obtain which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (disregarding clause (a) of the proviso of clause (i) of the definition thereof) and (B) any such conflicts, violations, breaches, losses, defaults, terminations, rights of termination, vesting, amendment, acceleration or cancellation or Liens that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (disregarding clause (a) of the proviso of clause (i) of the definition thereof).

(b)               None of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity with respect to the Company or any Company Subsidiary or any of their respective properties or assets, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under the HSR Act or any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, “Antitrust Laws”), (iii) compliance with, and such filings as may be required under, Environmental Laws, (iv) compliance with the applicable requirements of the Securities Act or the Exchange Act, including the filing with the SEC of a proxy statement relating to the Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (v) filings as may be required under the rules and regulations of the NASDAQ, (vi) compliance with any applicable international, federal or state securities or “blue sky” Laws, (vii) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its affiliates and (viii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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Section 3.05       Permits; Compliance with Laws.

(a)               The Company and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Entity (each, a “Permit”) necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted (the “Company Permits”), and all such Company Permits are in full force and effect, except where the failure to possess, or the failure to be in full force and effect of, any Company Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)               Since January 1, 2016, the Company and each of the Company Subsidiaries has been in compliance with all Laws applicable to the Company, the Company Subsidiaries and their respective businesses and activities, except for such non-compliance that has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)               To the knowledge of the Company, neither the Company, nor the Company Subsidiaries, nor any of their respective employees, representatives or agents (in each case, acting in the capacity of an employee or representative of the Company or the Company Subsidiaries) has (i) used any funds (whether of the Company, the Company Subsidiaries or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) violated any provision of any Anti-Corruption Laws or any rules or regulations promulgated thereunder, anti-money laundering laws or any rules or regulations promulgated thereunder or any applicable Law of similar effect.  Since January 1, 2016, the Company has not received any communication that alleges any of the foregoing.

Section 3.06       Company SEC Documents; Financial Statements. Since January 1, 2016, the Company has filed with or furnished to (as applicable) the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective filing dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, in each case as in effect on the date each such document was filed with or furnished to the SEC. None of the Company Subsidiaries is currently required to file periodic reports with the SEC. As of the date of this Agreement, there are no material outstanding or unresolved comments received from the SEC with respect to any of the reports filed by the Company with the SEC. Since January 1, 2016, the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the NASDAQ. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes thereto) and the consolidated Company Subsidiaries included in or incorporated by reference into the Company SEC Documents (collectively, the “Company Financial Statements”) (x) were, except as may be indicated in the notes thereto, prepared in accordance with GAAP (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved except, in the case of unaudited statements, as permitted by SEC rules and regulations and (y) present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments that were not or will not be material in amount or effect). There are no unconsolidated Subsidiaries of the Company.

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Section 3.07       Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company or any of the Company Subsidiaries expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time filed with the SEC, at any time such the Proxy Statement is amended or supplemented or at the time such the Proxy Statement is first published, sent or given to the holders of Shares, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The the Proxy Statement, insofar as it relates to the Company or the Company Subsidiaries or other information supplied by the Company expressly for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the the Proxy Statement based on information supplied by Parent or Sub or any of their representatives specifically for inclusion (or incorporation by reference) therein.

Section 3.08       Internal Controls and Disclosure Controls. The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act and sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

Section 3.09       Absence of Certain Changes.

(a)               Except as set forth in Section 3.09(a) of the Company Disclosure Letter, except as otherwise expressly contemplated by this Agreement, from April 1, 2017 through the date of this Agreement, the businesses of the Company and the Company Subsidiaries have been conducted in the ordinary course of business in all material respects.

(b)               Except as set forth in Section 3.09(b) of the Company Disclosure Letter, from April 1, 2017 through the date of this Agreement, there have not been any changes, circumstances, events or effects that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.10       Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto, other than liabilities and obligations (a) disclosed, reserved against or provided for in the unaudited consolidated balance sheet of the Company as of April 1, 2017 or in the notes thereto, (b) incurred in the ordinary course of business since April 1, 2017, (c) incurred or permitted to be incurred under this Agreement or incurred in connection with the Transactions, (d) that have been discharged or paid in full or (e) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.11       Litigation. As of the date of this Agreement, there is no suit, claim, action, proceeding or arbitration (collectively, “Proceeding”) to which the Company or any Company Subsidiary is a party pending or, to the knowledge of the Company, threatened in writing that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator unrelated to this Agreement that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, there is no Proceeding to which the Company or any Company Subsidiary is a party pending or, to the knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other Transactions.

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Section 3.12       Employee Benefits.

(a)               Section 3.12(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of each material “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each other material employee benefit plan, policy, program or arrangement, in each case, maintained by the Company or any Company Subsidiary, other than any plan, policy, program, or arrangement which is required to be maintained by applicable Law (each a “Company Benefit Plan”). Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination, notification or opinion letter, and, to the knowledge of the Company, there are no circumstances that would reasonably be expected to result in the revocation of such letter.

(b)               Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan has been administered in substantial compliance with its terms and all applicable Laws, including ERISA and the Code and (ii) there are no material Proceedings (other than for routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan. Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service as to its qualified status or has timely filed an application for a favorable determination letter, or may rely upon an opinion letter for a prototype or volume submitter plan.

(c)               Section 3.12(c) of the Company Disclosure Letter lists, as of the date of this Agreement, each Company Benefit Plan that provides health benefits after retirement or other termination of employment, other than (i) as required by Law, (ii) coverage or benefits the full cost of which is borne by the employee or former employee (or any beneficiary of the employee or former employee) or (iii) benefits provided for a period of not more than 18 months following termination of employment or during any period during which the former employee is receiving severance pay.

(d)               At no time during the six-year period prior to the date of this Agreement has the Company, any Company Subsidiary or any of their respective ERISA Affiliates maintained, contributed to or had any obligations or liabilities under any employee benefit subject to Section 302 or Title IV of ERISA or Section 412 of the Code, or any multiemployer pension plan (as defined in Section 3(37) of ERISA).

(e)               Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Company Benefit Plan that is required to be registered under the Laws of a jurisdiction outside the United States has been registered and has been maintained in good standing with the appropriate regulatory authorities.

Section 3.13       Labor. As of the date of this Agreement, there is no labor strike or lockout, or, to the knowledge of the Company, threat thereof, against the Company or any Company Subsidiary. As of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement or similar agreement or arrangement with any labor union.

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Section 3.14       Tax Matters.

(a)               The Company and each Company Subsidiary has timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by it on or prior to the date of this Agreement and all such filed Tax Returns are correct, complete and accurate in all material respects, and has paid all Taxes that are shown as due on such filed Tax Returns, subject in each case to such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All Taxes which the Company or any Company Subsidiary has been required by Law to withhold or to collect for payment on or prior to the date of this Agreement have been duly withheld and collected and have been paid to the appropriate Governmental Entity, subject to such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)               As of the date of this Agreement there is no Proceeding pending or threatened in writing with respect to Taxes for which the Company or any Company Subsidiary may be liable that, if determined adversely, would, individually or in the aggregate with all other such Proceedings, reasonably be expected to have a Company Material Adverse Effect.

(c)               Neither the Company nor any Company Subsidiary has any liability for Taxes of another person (other than the Company or a Company Subsidiary) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law) as a result of filing Tax Returns on a consolidated, combined, or unitary basis with such person, which to the extent unpaid would, individually or in the aggregate with all other such liabilities, constitute a Company Material Adverse Effect. Since January 1, 2016, neither the Company or any Company Subsidiary constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.

(d)               The Company and each Company Subsidiary that has participated in a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4(b) has, to the extent and in the manner required by Treasury Regulation Section 1.6011-4(b), properly disclosed such participation.

(e)               Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no material Liens with respect to any Taxes, other than Permitted Liens, on the assets of the Company or any Company Subsidiary.

(f)                The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period described in Section 897(c)(1)(A)(ii) of the Code.

Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in Section 3.12 and in this Section 3.14 are the sole and exclusive representations and warranties made by the Company in this Agreement with respect to Taxes.

Section 3.15       Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary has a valid leasehold estate in all real property leased, subleased, licensed or otherwise occupied by the Company or any Company Subsidiary in each case free and clear of all Liens except for Permitted Liens.

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Section 3.16       Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a)               The Company and each Company Subsidiary are in material compliance with those Environmental Laws applicable to their respective operations (including possessing and complying with any required Environmental Permits), and there are no administrative or judicial Proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary and in the three years preceding the date of this Agreement none of the Company or any Company Subsidiary has received any written notice, demand, letter or claim, in either case, alleging that the Company or such Company Subsidiary is in violation of, or liable under, any Environmental Law.

(b)               Neither the Company nor any Company Subsidiary has received any written notice of Hazardous Substances present in, at, on, under any of the real property leased by the Company or any Company Subsidiary, either as a result of the operations of the Company or any Company Subsidiary that, in either case, would reasonably be expected to result in a material liability under Environmental Laws on the part of the Company or any Company Subsidiary.

Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.16 are the sole and exclusive representations and warranties made by the Company in this Agreement with respect to Hazardous Substances, Environmental Laws, Environmental Permits and any other matter related to the environment or the protection of human health and worker safety.

Section 3.17       Intellectual Property.

(a)               Section 3.17(a) of the Company Disclosure Letter lists all Company Intellectual Property Rights issued by, filed with, registered with, renewed by or the subject of a pending application before any Governmental Entity.

(b)               Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) to the Company’s knowledge, the Company and the Company Subsidiaries: (x) own the Company Intellectual Property Rights free and clear of Liens other than Permitted Liens; and (y) have the right to use in the manner currently used all other Intellectual Property Rights that are material to the business of the Company and the Company Subsidiaries as currently conducted; and (ii) neither the Company nor any of the Company Subsidiaries has received, in the 12 months preceding the date of this Agreement, any written charge, complaint, claim, demand or notice challenging the validity or enforceability of any of the Company Intellectual Property Rights that has not been settled or otherwise fully resolved.

(c)               To the Company’s knowledge, the Company and each Company Subsidiary have taken commercially reasonable measures to maintain and protect the secrecy of all owned Trade Secrets, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Company’s knowledge, no owned Trade Secret has been actually disclosed by the Company or any Company Subsidiary to any of their former employees or any third person other than pursuant to a non-disclosure agreement and/or license agreement, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Company’s knowledge, the Company and each Company Subsidiary have policies generally requiring each employee and individual independent contractor who is involved in the development of any Company Intellectual Property Right that is included in or used to make a Company product to execute one or more agreements with provisions relating to the ownership of Intellectual Property Rights developed within the scope of the individual’s employment or independent contractor relationship with the Company or any Company Subsidiary, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

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(d)               To the Company’s knowledge, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon any Intellectual Property Rights of any other person, except for any such infringement that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Company or any of the Company Subsidiaries has received, in the 12 months preceding the date of this Agreement, any written charge, complaint, claim, demand or notice alleging any such infringement by the Company or any of the Company Subsidiaries that has not been settled or otherwise fully resolved, except for any such infringement that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Company’s knowledge, no third person as of the date of this Agreement, is infringing, any Company Intellectual Property Rights, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(e)               To the Company’s knowledge, the execution and delivery of this Agreement will not affect ownership of the Company Intellectual Property Rights by the Company and the Company Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(f)                To the Company’s knowledge, the Company and the Company Subsidiaries own or have a right to access and use all computer systems, networks, hardware, information technology, software, databases, and websites material to the business of the Company and the Company Subsidiaries as currently conducted (the “IT Systems”), as such IT Systems are currently used by the Company and the Company Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Company’s knowledge, the IT Systems, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) are reasonably adequate for the current operation of the Company and each Company Subsidiary; (ii)  have not suffered any malfunction, failure or security breach in the 12 months preceding the date of this Agreement; and (iii) do not contain any viruses, trojan horses, bugs, or faults that materially and adversely disrupt their functionality or security.

(g)               The Company and the Company Subsidiaries have materially complied with those Privacy Laws applicable to their operation with respect to the collection, use, and disclosure of Personal Information collected by any public website owned or operated by the Company or the Company Subsidiaries since January 1, 2016. The Company and the Company Subsidiaries have taken measures materially consistent with any applicable Privacy Laws to protect the security, operation, and integrity of Personal Information in the possession of the Company and the Company Subsidiaries and, to the knowledge of the Company, neither the Company nor any Company Subsidiary has been required by any applicable Privacy Law to provide notice to an individual or business entity regarding unauthorized access to or acquisition of Personal Information in the possession of the Company or the Company Subsidiaries.

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Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.17 are the sole and exclusive representations and warranties made by the Company in this Agreement with respect to intellectual property matters.

Section 3.18       Material Contracts.

(a)               All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts shall be deemed to have been made available to Parent.

(b)               Other than the Contracts described in Section 3.18(a) and any Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC, Section 3.18(b) of the Company Disclosure Letter sets forth a complete list, and the Company has made available to Parent true and complete copies, of each Contract to which the Company or any of the Company Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject (other than any of the foregoing between the Company and any of the Company Subsidiaries or between any wholly-owned Company Subsidiaries), as of the date of this Agreement, that:

(i)                 constitutes a partnership, joint venture or similar arrangement that is material to the Company and the Company Subsidiaries, taken as a whole;

(ii)              evidences the creation, incurrence, assumption or guarantee of Indebtedness of the Company or any Company Subsidiary in an amount in excess of $1,000,000 (except for such Indebtedness between the Company and any of the Company Subsidiaries or between the Company Subsidiaries, guarantees by the Company of Indebtedness of any of the Company Subsidiaries and guarantees by any of the Company Subsidiaries of Indebtedness of the Company or any other Company Subsidiary);

(iii)            is a Contract with an affiliate that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act;

(iv)             grants any rights of first refusal, rights of first negotiation or other similar rights to any person with respect to the sale of any material operating unit of the Company and the Company Subsidiaries, taken as a whole;

(v)               would materially restrict the ability of Parent or its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) following the Effective Time to compete in any line of business that is material to Parent or its Subsidiaries or in any geographic territory that is material to Parent and its Subsidiaries; or

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(vi)             is a mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien, other than a Permitted Lien, on any material property or asset of the Company or any Company Subsidiary (other than any such item that relates to Indebtedness that is not required to be listed by Section 3.18(b)(ii)).

Each Contract described in Section 3.18(a) or Section 3.18(b) that is not terminable by the other party or parties thereto on 90 days’ or less notice is referred to in this Agreement as a “Company Material Contract.”

(c)               Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Company Material Contract, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary, where such breach or default, individually or together with other such breaches or defaults, has had or would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default, individually or together with other such breaches or defaults, has had or would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, each Company Material Contract is a valid and binding obligation of the Company or a Company Subsidiary that is a party thereto and, to the knowledge of the Company, is in full force and effect, except for such failures as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, subject to the Bankruptcy and Equity Exception.

Section 3.19       Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all Insurance Policies maintained by the Company and the Company Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent or as is required by Law or regulation, and all premiums due and payable thereon have been paid; (b) neither the Company nor any Company Subsidiary is in material breach of or default under any of the Insurance Policies; and (c) neither the Company nor any Company Subsidiary has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or material modification of any of the Insurance Policies.

Section 3.20       Opinion of Financial Advisor. On or prior to the date of this Agreement, the Company’s board of directors has received the opinion of Guggenheim Securities, LLC, to the effect that, as of the date of such opinion and subject to the assumptions and limitations set forth therein, the Merger Consideration to be paid to the holders of Shares pursuant to this Agreement is fair, from a financial point of view, to such holders. An executed copy of such opinion will be delivered to Parent solely for informational purposes after the execution of this Agreement, and it is agreed and understood that such opinion may not be relied on by Parent or Sub.

Section 3.21       Takeover Statutes. Assuming the accuracy of the representation contained in Section 4.06(b), either no “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law (a “Takeover Statute”) or none of the restrictions on business combinations contained in any such Takeover Statute is applicable to this Agreement or any of the Transactions.

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Section 3.22       Requisite Stockholder Approval. The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Shares entitled to vote at the Stockholders’ Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement, and approve and consummate the Transactions.

Section 3.23       Brokers. No broker, finder or investment banker other than Guggenheim Securities, LLC is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based on arrangements made by or on behalf of the Company or any of the Company Subsidiaries.

Section 3.24       Acknowledgement of No Other Representations or Warranties. Each of the Company and Company Subsidiaries acknowledges and agrees that, except for the representations and warranties contained in Article IV and the Limited Guarantee, none of the Parent or Sub or any of their respective affiliates or representatives makes or has made any representation or warranty, either express or implied, concerning the Parent or Sub or the transactions contemplated by this Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Except as disclosed in the separate disclosure letter that is being delivered by Parent and Sub to the Company on the date of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), Parent and Sub hereby jointly and severally represent and warrant to the Company:

Section 4.01       Organization. Each of Parent and Sub is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each of Parent and Sub has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where any such failure to be so organized, existing, in good standing or have such power or authority, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.02       Authority. Each of Parent and Sub has the requisite corporate or other legal entity power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by them of the Transactions have been duly authorized by all necessary corporate or other legal entity action on the part of Parent and Sub, and no other corporate or other legal entity proceedings on the part of Parent or Sub are necessary to authorize the execution, delivery and performance by Parent and Sub of this Agreement or the consummation by Parent or Sub of the Transactions other than the adoption of this Agreement by Parent in its capacity as sole stockholder of Sub (which adoption shall occur immediately following the execution of this Agreement). This Agreement has been duly executed and delivered by Parent and Sub and (assuming the due authorization, execution and delivery of this Agreement by the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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Section 4.03       No Conflict; Required Filings and Consents.

(a)               None of the execution, delivery or performance of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Transactions will: (i) conflict with or violate any provision of the certificate of incorporation, by-laws or any equivalent organizational or governing documents of Parent or Sub; (ii) assuming that all consents, approvals and authorizations described in Section 4.03(b) have been obtained and all filings and notifications described in Section 4.03(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Sub or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of Parent or Sub pursuant to, any Contract to which Parent or Sub is a party (or by which any of their respective properties or assets is bound) or any Permit held by it or them, except, with respect to clauses (ii) and (iii), for (A) any such consents and approvals, the failure to obtain which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the Transactions and (B) any such conflicts, violations, breaches, losses, defaults, terminations, rights of termination, vesting, amendment, acceleration or cancellation of Liens that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the Transactions.

(b)               None of the execution, delivery or performance of this Agreement by or on behalf of Parent or Sub or the consummation by Parent or Sub or any of their respective affiliates of the Transactions will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of a premerger notification and report form under the HSR Act and the receipt, termination or expiration, as applicable, of waivers, consents, approvals, waiting periods or agreements required under any Antitrust Laws, (iii) compliance with, and such filings as may be required under, Environmental Laws, (iv) compliance with the applicable requirements of the Securities Act or the Exchange Act; (v) compliance with any applicable international, federal or state securities “blue sky” Laws; and (vi) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the Transactions.

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Section 4.04       Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub or any of their respective affiliates expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at any time the Proxy Statement is amended or supplemented or at the time the Proxy Statement is first published, sent or given to the holders of Shares, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.05       Litigation. As of the date of this Agreement, there is no Proceeding to which Parent or Sub is a party pending or, to the knowledge of Parent, threatened against Parent or Sub that would reasonably be expected to prevent or materially delay the consummation of the Transactions. As of the date of this Agreement, none of Parent or Sub is subject to any outstanding order, writ, injunction, judgment or decree that, individually or in the aggregate, would reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 4.06       Capitalization and Operations of Sub; No Ownership of Company Common Stock.

(a)               As of the date of this Agreement, the authorized share capital of Sub consists of 1,000 shares, par value $0.01 per share, 100 of which are validly issued and outstanding. All of the issued and outstanding share capital of Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Sub was formed solely for the purpose of engaging in the Transactions, and it has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incidental to its formation and pursuant to this Agreement and the Transactions (including, for the avoidance of doubt, as contemplated by the Equity Commitment Letter or any other agreements or arrangements entered into in connection with this Agreement).

(b)               As of the date of this Agreement, none of Parent, Sub or any of their respective Subsidiaries beneficially owns (as defined in Rule 13d-3 promulgated under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, other than pursuant to this Agreement. None of Parent, Sub, any of their respective Subsidiaries, or the “affiliates” or “Associates” of any such entity is, and at no time during the last three years has been, an “Interested Stockholder” of the Company, in each case as defined in Section 203 of the DGCL.

Section 4.07       Financing.

(a)               As of the date of this Agreement, Parent has delivered to the Company a true and complete copy of (i) an executed equity commitment agreement, dated as of the date hereof (the “Equity Commitment Agreement”), among Parent, Sub and Guarantor, pursuant to which Guarantor has agreed, according to the terms and subject to the conditions therein, to fund an amount sufficient to satisfy the Financing Uses no later than immediately prior to the Closing (the “Equity Financing”), (ii) the Limited Guarantee and (iii) the Debt Financing Commitment Letters (the Equity Commitment Agreement and the Debt Financing Commitment Letters, collectively, the “Financing Letters”) (and corresponding fee letters relating to the Debt Financing Commitment Letters redacted only in respect of specific fee amounts and specific “flex” terms, none of which affect the conditionality, availability or amount of the Debt Financing available on the Closing Date or remedies available with respect thereto) from the Debt Financing Sources, pursuant to which the Debt Financing Sources have agreed to provide, severally and not jointly, subject to the terms and conditions therein, the Debt Financing (such Debt Financing, together with the Equity Financing, collectively referred to as the “Financings”). The Company is an express third-party beneficiary with respect to, and is entitled to specifically enforce, the Equity Commitment Agreement.

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(b)               On the Closing Date, assuming receipt of the proceeds of the Financings in accordance with the terms of the Financing Letters, Parent will have sufficient available funds to pay the Aggregate Merger Consideration and any other cash amounts payable pursuant to, or in connection with the Transaction, including any obligations of the Surviving Corporation or its Subsidiaries that become due or payable by the Surviving Corporation and the Company Subsidiaries in connection with, or as a result of, the Transactions, and payment of all fees and expenses related to the foregoing (collectively, the “Financing Uses”).

(c)               The Financing Letters and Limited Guarantee have not been terminated or otherwise amended, supplemented or modified in any respect as of the date of this Agreement. The Equity Commitment Agreement and the Limited Guarantee are legal, valid and binding obligations of each of the parties thereto (other than the Company), enforceable against such parties in accordance with their terms, subject to the Bankruptcy and Equity Exception. The Debt Financing Commitment Letters represent valid, binding and enforceable obligations of Parent and, to the knowledge of Parent, each other party thereto, to provide the Debt Financing, enforceable against such party in accordance with its terms, subject to the Bankruptcy and Equity Exception. As of the date of this Agreement, there are no side letters or other Contracts or arrangements relating to the Financings other than as expressly contained in the Financing Letters and delivered to the Company prior to the date hereof, in each case, that would affect the availabiltiy of the Debt Financing or make the Debt Financing materially less likely to occur. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, could constitute a default or breach on the part of Parent, Sub or Guarantor under any term of, or a failure of any condition under, the Financing Letters or otherwise result in any portion of the Financings contemplated thereby to be unavailable on the Closing Date. There are no conditions precedent or other contingencies to the availability of the Financings, other than the conditions set forth in this Agreement (with respect to the Equity Financing) and those explicitly set forth in the Debt Financing Commitment Letters (the “Financing Conditions”) with respect to the Debt Financing. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or, to the knowledge of Parent, any other party thereto under the Financing Letters or the Limited Guarantee or would result in the failure of a Financing Condition. Each of Parent and Sub has no reason to believe that it or any other party to the Financing Letters will be unable to satisfy on a timely basis any term thereof. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financings other than as expressly set forth in the Financing Letters.

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(d)               Neither Parent nor Sub has, directly or indirectly, entered into an exclusivity, lock-up or other similar agreement, arrangement or binding understanding with any bank or investment bank or other potential provider of debt or equity financing that prohibits such provider from providing or seeking to provide services, including debt or equity financing, to any third person in connection with a transaction relating to the Company or the Company Subsidiaries (including in connection with the making of any Competing Proposal) in connection with the Transactions.

Section 4.08       Guarantee. Concurrently with the execution of this Agreement, Parent and Sub have caused the Guarantor to deliver the Limited Guarantee, dated as of the date hereof, to the Company. The Limited Guarantee is in full force and effect and has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. The Limited Guarantee is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception. No event has occurred which, with or without notice, lapse of time or both, could constitute a default or breach on the part of the Guarantor under such Limited Guarantee.

Section 4.09       Brokers. No broker, finder or investment banker other than Jefferies LLC is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based on arrangements made by or on behalf of Parent, Sub or any of their respective affiliates.

Section 4.10       Solvency. Assuming that (a) the conditions to the obligation of Parent and Sub to consummate the Merger have been satisfied or waived, (b) any estimates, projections or forecasts prepared by the Company or the Company Representatives that have been provided to Parent, Sub or their representatives have been prepared in good faith based upon reasonable assumptions as of the date of preparation thereof, (c) the most recent financial statements included in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K filed by the Company with the SEC present fairly in all material respects that consolidated financial condition of the Company and its consolidated Subsidiaries at the end of the periods covered thereby and the consolidated results of operations of the Company and its consolidated Subsidiaries for the periods covered there, and (d) the representations and warranties of the Company set forth in Article III are accurate, then and immediately following the Effective Time and after giving effect to all of the Transactions, any alternative financing incurred in accordance with Section 5.08(a) and the payment of the aggregate Merger Consideration, any other repayment or refinancing of debt contemplated in this Agreement or the Financing Letters and the payment of the Aggregate Merger Consideration, Parent, the Surviving Corporation and each Subsidiary of the Surviving Corporation will be solvent. Parent and Sub are not entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors.

Section 4.11       Absence of Certain Arrangements. Other than this Agreement and as set forth on Section 4.11 of the Parent Disclosure Letter, as of the date of this Agreement, there are no Contracts or any commitments to enter into any Contract between Parent, Sub or any of their respective controlled affiliates, on the one hand, and any director, officer, employee or stockholder of the Company, on the other hand, relating to the transactions contemplated by this Agreement or the operations of the Surviving Corporation after the Effective Time.

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Section 4.12       Acknowledgement of No Other Representations or Warranties.

(a)               Each of Parent and Sub acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company Subsidiaries and that it and its representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and the Company Subsidiaries that it and its representatives have desired or requested to review for such purpose and that it and its representatives have had an opportunity to meet with the management of the Company and the Company Subsidiaries and to discuss the business, operations, assets, liabilities results of operations, condition (financial or otherwise) and prospects of the Company and the Company Subsidiaries. Each of Parent and Sub acknowledges and agrees that, except for the representations and warranties contained in Article III and the certificate to be delivered pursuant to Section 6.02(d), (i) none of the Company, the Company Subsidiaries or any of their respective affiliates or representatives makes or has made any representation or warranty, either express or implied, concerning the Company or the Company Subsidiaries or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or the Transactions, or the accuracy or completeness of any memoranda, documents, projections, or information (financial or otherwise) regarding the Company or any Company Subsidiary furnished to Parent, Sub or their affiliates or representatives an made available to Parent, Sub or their affiliates or representatives, including in any “data rooms,” “virtual data rooms,” management presentations or in any other form, in expectation of, or in connection with, the Transactions and (ii) no person has been authorized, expressly or impliedly, by the Company to make any representation or warranty relating to itself, any Company Subsidiary, or any of the other matters set forth in the foregoing subclause (i) in connection with the Merger. Parent and Sub each specifically disclaims that it is relying upon or has relied upon any representations or warranties (other than those set forth in Article III and the certificate to be delivered pursuant to Section 6.02(d)) or other statements or omissions that may have been made by any person or otherwise occurred, and acknowledges and agrees that the Company has specifically disclaimed and does hereby specifically disclaim reliance upon any such representation or warranty (other than those set forth in Article III and the certificate to be delivered pursuant to Section 6.02(d)) or other statement or omission. Parent and Sub each specifically disclaims any obligation or duty by the Company to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in Article III. To the fullest extent permitted by applicable Law, except with respect to the representations and warranties contained in Article III and the certificate to be delivered pursuant to Section 6.02(d) or any breach of any covenant or other agreement of the Company contained in this Agreement, except with respect of fraud, none of the Company, the Company Subsidiaries or any of their respective affiliates or representatives shall have any liability to Parent or Sub or their respective affiliates or representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information or statements (or any omissions therefrom) provided or made available by the Company, the Company Subsidiaries or their respective affiliates or representatives to Parent, Sub or their respective affiliates or representatives in connection with the Transactions.

(b)               Neither Parent nor any of its affiliates has entered into any Contract or any commitments to enter into any Contract pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote against, or not to tender Shares in any offer in connection with, any Superior Proposal.

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Section 4.13       Investment Intention. Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

Article V
COVENANTS

Section 5.01       Conduct of Business by the Company Pending the Merger. The Company agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except as set forth in Section 5.01 of the Company Disclosure Letter, as expressly contemplated or required by any other provision of this Agreement or as required by applicable Law, any Governmental Entity of competent jurisdiction or the rules or regulations of the NASDAQ, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld, delayed or conditioned), the Company will, and will cause each Company Subsidiary to, conduct its operations in all material respects in the ordinary course of business in substantially the same manner as heretofore conducted and in compliance with applicable Law. Without limiting the foregoing, except as set forth in Section 5.01 of the Company Disclosure Letter, as expressly contemplated or required by any other provision of this Agreement or as required by applicable Law, any Governmental Entity of competent jurisdiction or the rules or regulations of the NASDAQ, the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

(a)               amend or modify the Company Charter, the Company By-laws or any Subsidiary Organizational Document;

(b)               issue or authorize the issuance of any equity securities in the Company or any Company Subsidiary, or securities convertible into, or exchangeable or exercisable for, any such equity securities, or any rights of any kind to acquire any such equity securities or such convertible or exchangeable securities or RSUs or other common stock equivalents, other than (i) as contemplated by Section 2.03(d)(ii) and (ii) the issuance of Shares upon the exercise of Company Options and options granted under the Company Stock Purchase Plan and the vesting of RSUs, in each case outstanding as of the date of this Agreement or upon exercise of SPP Options that may be exercised pursuant to Section 2.03(d)(ii);

(c)               sell or otherwise encumber or dispose of any properties or non-cash assets with a value in excess of $1,000,000 in the aggregate, except (i) sales or dispositions made in connection with any transaction between or among the Company and any of the Company Subsidiaries or between or among the Company Subsidiaries or (ii) sales or dispositions made in the ordinary course of business;

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(d)               declare, set aside, make or pay any dividend or other distribution with respect to the capital stock of the Company, whether payable in cash, stock, property or a combination thereof, or offer to redeem, repurchase or acquire, any shares of its capital stock except for the acquisition of shares of its capital stock from (x) holders of Company Options in full or partial payment of the exercise price (or full or partial payment of Taxes) payable by such holder upon exercise of Company Options to the extent required or permitted under the terms of such Company Options or (y) holders of RSUs in full or partial payment of Taxes payable by such holder upon the settlement of RSUs to the extent required or permitted under the terms of such RSUs;

(e)               other than (i) in the case of Company Subsidiaries, (ii) in connection with the exercise of any outstanding Company Options permitted by the terms of such Company Options, or the payment of related withholding Taxes, by net exercise or by the tendering of shares, or Tax withholdings on the vesting or payment of RSUs or (iii) the purchase of shares pursuant to existing “10b5-1” plans, reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its equity securities or any options, warrants, securities or other rights exercisable for or convertible into any such equity securities or amend any term of any equity securities (in each case, whether by merger, consolidation or otherwise);

(f)                merge or consolidate the Company or any Company Subsidiary with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company, other than the merger of one or more Company Subsidiaries with or into one or more other Company Subsidiaries;

(g)               make or offer to make any acquisition of a material business (including by merger, consolidation or acquisition of stock or assets) or enter into a new business unrelated to the Company’s current business;

(h)               incur any Indebtedness for borrowed money or issue any debt securities, or assume or guarantee the obligations of any person (other than a wholly-owned Company Subsidiary) for borrowed money, except (i) Indebtedness among the Company and the Company Subsidiaries or among the Company Subsidiaries, and (ii) with respect to any Indebtedness not in accordance with clauses (i) and (ii), for any Indebtedness not to exceed $500,000 in the aggregate principal amount outstanding at any one time;

(i)                 make any loans, advances or capital contributions to, or investments in, any other Person (other than any Company Subsidiary) other than (i) loans made in the ordinary course of business not to exceed $250,000 in the aggregate and (ii) travel and business expense advances to employees of the Company made in the ordinary course of business consistent with past practices;

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(j)                 except to the extent required by Law or the terms of any Company Benefit Plan or as set forth in Section 5.01(j) of the Company Disclosure Letter: (i) other than as required by any Contract made available to Parent prior to the date hereof and in effect as of the date hereof, increase the compensation, bonus, severance or benefits payable or to become payable to any current or former directors, officers or employees, consultants, independent contractors or other individual service providers; (ii) grant any severance, retention, transaction, change in control or termination pay or other similar benefit to any current or former directors, officers, employees, consultants, independent contractors or other individual service providers of the Company or any Company Subsidiary, or enter into any employment, other than in the ordinary course of business to fill a newly opened position whose annual compensation does not exceed $250,000, or enter into any employment, consulting, independent contractor, individual service provider or severance agreement; (iii) establish, adopt, enter into or amend any Company Benefit Plan (or any arrangement that, if in effect on the date of this Agreement, would be a Company Benefit Plan), collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, employment, termination, severance or other plan or agreement; (iv) accelerate the payment, right to payment, funding or vesting of any compensation or benefits, including any outstanding Company Options or RSUs, other than as contemplated by this Agreement, (v) hire any employee with an expected annual compensation in excess of $250,000 or terminate any employee with an annual compensation in excess of $250,000, other than terminations for cause; or (vi) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan, other than as expressly contemplated by this Agreement;

(k)               except in each case to the extent required by Law, make, revoke or change any material Tax election inconsistent with past practice, surrender any claim for a refund of Taxes, enter into a closing agreement with respect to any material amount of Taxes, amend any material Tax Return or settle or compromise any material Tax Proceeding or assessment by any Governmental Entity;

(l)                 make any material change in accounting policies or procedures, other than as required by GAAP, applicable Law or any Governmental Entity with competent jurisdiction;

(m)             make any capital expenditures except for capital expenditures reflected on Section 5.01(m) of the Company Disclosure Letter;

(n)               enter into, modify or amend or terminate (other than through the expiration of its term in the ordinary course) any (i) Material Company Contract, (ii) any Contract that, if existing on the date of this Agreement, would have been a Material Company Contract, or (iii) any Contract with a supplier except, in each case, for (A) entering into purchase orders in the ordinary course of business, (B) renewals of Contracts for a term or renewal term of one year or less cancellable by the Company or its Subsidiaries upon notice of 90 days or less and without penalty or other liability of the Company or its Subsidiaries and (C) new Contracts with suppliers entered into in the ordinary course of business that do not require an expenditure of $250,000 annually individually or $500,000 annually in the aggregate;

(o)               settle or compromise any Proceeding or series of Proceedings other than settlements or compromises of Proceedings that do not, individually or in the aggregate, involve the payment of more than $5,000,000 (net of any amount covered by insurance or indemnification) in excess of the amount reserved on the latest consolidated balance sheet of the Company in respect of the Proceedings, as set forth in the Company SEC Documents, and do not involve any material injunction or non-monetary relieve on the Company or any of the Company Subsidiaries; or

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(p)               authorize or enter into any Contract to do any of the foregoing.

Nothing contained in this Agreement shall give Parent or Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 5.02       Agreements Concerning Parent and Sub.

(a)               During the period from the date of this Agreement through the Effective Time, neither Parent nor Sub shall engage in any activity of any nature except for activities related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) and the Financings or as provided in or contemplated by this Agreement.

(b)               Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Sub of, and the compliance by Sub with, all of the covenants, agreements, obligations and undertakings of Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Sub hereunder. Parent shall, immediately following execution of this Agreement, approve this Agreement in its capacity as sole stockholder of Sub in accordance with applicable Law and the certificate of incorporation and by-laws of Sub.

Section 5.03          No Solicitation; Change of Company Recommendation.

(a)               Except as permitted by this Section 5.03, (i) the Company shall, and shall cause the Company Subsidiaries and its and their respective directors, officers, employees, managers, consultants, accountants, advisors, investment bankers and counsel (collectively, the “Company Representatives”) to, cease any solicitations, discussions or negotiations with any persons that may be ongoing with respect to any Competing Proposal and shall terminate “data room” access for such persons and their representatives and request the prompt return or destruction of all non-public information regarding the Company or the Company Subsidiaries furnished to such persons and their representatives and (ii) the Company shall not, shall cause the Company Subsidiaries and the Company Representatives not to, (A) initiate, solicit, facilitate, or knowingly encourage the submission of any Competing Proposal, (B) furnish any non-public information regarding the Company or any Company Subsidiary to any third person in connection with or in response to a Competing Proposal, (C) participate in any discussions or negotiations with any third person with respect to any Competing Proposal, (D) terminate, waive, amend or modify any provision of, or grant permission under, any confidentiality agreement or standstill agreement to which the Company or any Company Subsidiary is party, (E) waive the applicability of all or any portion of any Takeover Statute in respect of any person, or (F) resolve to agree to take any of the foregoing actions.

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(b)               Notwithstanding anything to the contrary contained in this Agreement, but subject to the last sentence of this Section 5.03(b), if prior to the Stockholders’ Meeting (i) the Company receives a bona fide written Competing Proposal from a person that did not result from a material breach of Section 5.03(a), which Competing Proposal is made on or after the date of this Agreement and prior to the Stockholders’ Meeting, and (ii) the Company’s board of directors or a duly authorized committee thereof (the “Company Board”) determines in good faith, after consultation with its financial advisors and outside counsel, that such Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Law, then the Company may (A) furnish information with respect to the Company and the Company Subsidiaries to the person making such Competing Proposal and its representatives and (B) participate in discussions or negotiations with the person making such Competing Proposal and its representatives regarding such Competing Proposal; provided, however, that the Company (w) will not, will not permit the Company Subsidiaries to, and will not authorize the Company Representatives to, disclose any non-public information regarding the Company to such person without first entering into an Acceptable Confidentiality Agreement with such person; (x) will promptly (and in any event within 48 hours) advise Parent in writing of the receipt of any Competing Proposal that constitutes or would reasonably be expected to lead to a Superior Proposal and shall disclose to Parent the material terms of any such Competing Proposal (but shall have no obligation to disclose to Parent the identity of any person making such Competing Proposal or the terms thereof) (such notice, including the material terms of such Competing Proposal, a “Competing Proposal Notice”), (y) will keep Parent informed in all material respects on a prompt basis of any material developments, discussions or negotiations regarding such Competing Proposal, including by updating the Competing Proposal Notice to reflect any updated terms of the Competing Proposal, and (z) will as promptly as practicable (and in any event within 24 hours thereafter) provide to Parent any information concerning the Company or the Company Subsidiaries provided or made available to such other person (or its representatives) that was not previously provided or made available to Parent. So long as the Company and the Company Representatives have otherwise complied with this Section 5.03, none of the foregoing shall prohibit the Company or the Company Representatives from contacting any person or group of persons that has made a Competing Proposal after the date of this Agreement solely to request the clarification of the terms and conditions thereof so as to determine whether the Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and any such actions shall not be a breach of this Section 5.03.

(c)               Except as set forth in Section 5.03(d) or Section 5.03(e), neither the Company’s board of directors nor any committee thereof shall (i) adopt, authorize, approve, endorse, recommend or otherwise declare advisable the adoption of any Competing Proposal, (ii) following the public announcement of a Competing Proposal, at the written request of Parent, fail to reaffirm publicly the Company Recommendation within ten (10) Business Days after Parent’s written request to do so (provided, however, that Parent shall be entitled to make such written request for reaffirmation only once as to each Competing Proposal unless the price contemplated by such Competing Proposal is increased), (iii) following the commencement of a tender offer or exchange relating to the Shares by a person unaffiliated with Parent, fail to reaffirm the Company Recommendation and recommend that the Company’s stockholders reject such tender offer or exchange offer within ten (10) Business Days after the commencement of such tender offer or exchange offer, or (iv) withhold, change, modify, amend or otherwise propose publicly to withdraw, change, modify, amend, in each case, in a manner adverse to Parent, the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement (any action set forth in the foregoing clauses (i) through (iv), a “Change of Company Recommendation”) or (v) allow the Company or any of the Company Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Competing Proposal (other than an Acceptable Confidentiality Agreement) or requiring the Company to abandon, terminate or fail to consummate the Transactions.

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(d)               Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Requisite Stockholder Approval, the Company Board may make a Change of Company Recommendation if:

(i)                 (A) a Competing Proposal (that did not result from a material breach of Section 5.03(a)) is made to the Company after the date hereof by a third person and such Competing Proposal is not withdrawn and (B) the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal constitutes a Superior Proposal;

(ii)              the Company provides Parent prior written notice of the Company’s intention to make a Change of Company Recommendation (a “Notice of Change of Recommendation”) no less than three (3) Business Days prior to the Company Board making a Change of Company Recommendation, which notice shall identify the person making such Superior Proposal and include the material terms and conditions of such Superior Proposal (it being agreed that neither the delivery of the Notice of Change of Recommendation by the Company nor the public announcement that the Company Board has received or is evaluating a Competing Proposal, in and of itself, shall constitute a Change of Company Recommendation);

(iii)            the Company has (to the extent requested by Parent) negotiated in good faith with Parent with respect to any changes to the terms of this Agreement proposed by Parent during such three (3) Business Days prior to making such Change of Company Recommendation (it being understood and agreed that any amendment to any material term of such Superior Proposal shall require a new Notice of Change of Recommendation and an additional two-day period from the date of such notice); and

(iv)             taking into account any changes to the terms of this Agreement offered by Parent in writing to the Company, the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal would continue to constitute a Superior Proposal even if such changes offered in writing by Parent were to be given effect.

(e)               Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Effective Time, the Company Board may make a Change of Company Recommendation if:

(i)                 there shall occur or arise after the date of this Agreement a material development or material change in circumstances (or if such material development or material change in circumstances occurred or arose on or prior to the date of this Agreement, the material consequences of which are not known to the Company Board as of the date of this Agreement and only become known to the Company Board prior to the Effective Time), in each case, that was not reasonably foreseeable and that relates to the Company or the Company Subsidiaries but does not relate to any Competing Proposal (as to which Section 5.03(d) shall apply) (any such material development or material change in circumstances unrelated to an Competing Proposal being referred to as an “Intervening Event”);

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(ii)              the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that, in light of such Intervening Event, the failure to withdraw or modify the Company Recommendation in a manner adverse to Parent would, if this Agreement were not amended or an alternative transaction with Parent were not entered into, be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law;

(iii)            the Company provides Parent a Notice of Change of Recommendation, which notice shall describe the Intervening Event (it being agreed that neither the delivery of the Notice of Change of Recommendation by the Company nor the public announcement that the Company Board is considering making a Change of Company Recommendation under applicable Law shall constitute a Change of Company Recommendation);

(iv)             the Company has (to the extent requested by Parent) negotiated in good faith with Parent with respect to any changes to the terms of this Agreement proposed by Parent for at least three Business Days following receipt by Parent of such Notice of Change of Recommendation; and

(v)               taking into account any changes to the terms of this Agreement offered by Parent in writing to the Company, the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to withdraw or modify the Company Recommendation would be inconsistent with the Company Board’s fiduciary obligations to the Company’s stockholders under applicable Law in light of such Intervening Event.

(f)                Nothing contained in this Section 5.03 shall prohibit the Company or the Company Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) issuing a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that a position disclosed pursuant to clause (i) shall not be deemed a Change of Company Recommendation if it includes either an express rejection of any applicable Competing Proposal or an express reaffirmation of the Company Recommendation and provided further that the Company or the Company Board may not effect a Change of Recommendation except as permitted by Section 5.03(d) or (e).

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Section 5.04       Access to Information. From the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to: (a) provide to Parent and Sub and their respective representatives reasonable access during normal business hours in such a manner as not to interfere with the operation of any business conducted by the Company or any Company Subsidiary, upon prior written notice to the Company, to the officers, employees, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof; and (b) furnish promptly such information concerning the business, properties, Contracts, assets and liabilities of the Company and Company Subsidiaries as Parent or its representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any Company Subsidiary to) afford such access or furnish such information to the extent that the Company believes in good faith after consultation with legal counsel that doing so would: (i) result in the loss of attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege); (ii) violate any confidentiality obligations of the Company or any Company Subsidiary to any third person or otherwise breach, contravene or violate any then effective Contract to which the Company or any Company Subsidiary is party (provided that the Company shall use commercially reasonable efforts to obtain the consent of such third party to share such information with Parent); (iii) result in a competitor of the Company or any Company Subsidiary receiving information that is competitively sensitive; or (iv) breach, contravene or violate any applicable Law (including the HSR Act or any other Antitrust Law). Parent shall, and shall cause each of its Subsidiaries and its and their respective representatives, to hold all information provided or furnished pursuant to this Section 5.04 confidential in accordance with the terms of the Confidentiality Agreement. During any visit to the business or property sites of the Company or any of the Company Subsidiaries, each of Parent and Sub shall, and shall cause their respective representatives accessing such properties to, comply with all applicable Laws and all of the Company’s and the Company Subsidiaries’ safety and security procedures. Notwithstanding anything to the contrary contained in this Section 5.04, from the date of this Agreement to the Effective Time, none of Parent, Sub or any of their respective affiliates shall conduct, without the prior written consent of the Company, any invasive subsurface environmental site investigation at any real property owned or leased by the Company, and in no event may any such invasive subsurface environmental site investigation include any sampling or other intrusive investigation of air, surface water, groundwater, soil or anything else at or in connection with any of such real property.

Section 5.05       Appropriate Action; Consents; Filings.

(a)               Subject to Section 5.03, each of Parent and the Company shall (and Parent shall cause each of its affiliated investment funds to) use its reasonable best efforts to consummate the Transactions and to cause the conditions set forth in Article VI to be satisfied. Without limiting the generality of the foregoing, Parent shall (and shall cause Sub and each of Parent’s or Sub’s affiliated investment funds to) and the Company shall (and shall cause each of the Company Subsidiaries to) use its reasonable best efforts to (i) promptly obtain all actions or nonactions, consents, Permits (including Environmental Permits), waivers, approvals, authorizations and orders from Governmental Entities or other persons necessary or advisable in connection with the consummation of the Transactions, (ii) as promptly as practicable, and in any event within ten Business Days after the date of this Agreement, make and not withdraw (without the Company’s consent) all registrations and filings with any Governmental Entity or other persons necessary or advisable in connection with the consummation of the Transactions, including the filings required of the parties or their “ultimate parent entities” under the HSR Act or any other Antitrust Law, and promptly make any further filings pursuant thereto that may be necessary or advisable, (iii) defend all lawsuits or other legal, regulatory, administrative or other Proceedings to which it or any of its affiliates is a party challenging or affecting this Agreement or the consummation of the Transactions, in each case until the issuance of a final, non-appealable order with respect to each such lawsuit or other Proceeding, (iv) seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the Transactions, in each case until the issuance of a final, non-appealable order with respect thereto, (v) seek to resolve any objection or assertion by any Governmental Entity challenging this Agreement or the Transactions and (vi) execute and deliver any additional instruments necessary or advisable to consummate the Transactions.

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(b)               In furtherance of the obligations set forth in Section 5.05(a), Parent shall (and shall cause its affiliated investment funds to) use reasonable best efforts to promptly take any and all actions necessary or advisable in order to avoid or eliminate each and every impediment to the consummation of the Transactions and obtain all approvals and consents under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Entity, in each case with competent jurisdiction, so as to enable the parties to consummate the Transactions as promptly as practicable. Neither Parent nor Sub, directly or indirectly, through one or more of their respective affiliated investment funds, shall take any action, including acquiring or making any investment in any person or any division or assets thereof, that would reasonably be expected to cause a material delay in the satisfaction of the conditions contained in Article VI or the consummation of the Transactions.

(c)               Without limiting the generality of anything contained in this Section 5.05, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation or legal Proceeding by or before any Governmental Entity with respect to the Transactions; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation or legal Proceeding; and (iii) promptly inform the other parties of any communication to or from the FTC, the Antitrust Division or any other Governmental Entity regarding the Transactions. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Entity in connection with the Transactions. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation or legal Proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation or legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation or legal Proceeding.

Section 5.06       Public Announcements. The initial press release issued by Parent and the Company concerning this Agreement and the Transactions shall be a joint press release, and thereafter, except with respect to any Change of Company Recommendation, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, fiduciary duties or by obligations pursuant to any listing agreement with any national securities exchange.

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Section 5.07       Directors & Officers Indemnification and Insurance.

(a)               Indemnification. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable Law, to the extent provided in the organizational documents of the Company and the Company Subsidiaries in effect as of the date hereof, indemnify, defend and hold harmless each current or former director or officer of the Company or any of the Company Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) to the extent that they are based on or arise out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the Transactions, whether asserted or claimed prior to, at or after the Effective Time, and including any expenses incurred in enforcing such person’s rights under this Section 5.07. In the event of any such loss, expense, claim, damage or liability (whether or not asserted before the Effective Time), the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under Law).

(b)               Insurance. The Company shall be permitted to, prior to the Effective Time, and if the Company fails to do so, Parent shall cause the Surviving Corporation to, obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six years from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policy as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for such six-year period (and for so long thereafter as any claims brought before the end of such six-year period thereunder are being adjudicated) with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement.

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(c)               Successors. In the event the Surviving Corporation, Parent or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the successors, assigns or transferees of the Surviving Corporation or Parent shall assume the obligations set forth in this Section 5.07.

(d)               Continuation. For not less than six years from and after the Effective Time, the certificate of incorporation and by-laws of the Surviving Corporation and the certificate of incorporation and by-laws (or other similar documents) of each Company Subsidiary shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses for periods at or prior to the Effective Time than are currently set forth in the Company Charter, the Company By-Laws or the equivalent organizational documents of any Company Subsidiary. The contractual indemnification rights set forth in the indemnification agreements, the form of which is filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, with any of the directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms following the Effective Time.

(e)               Benefit. The provisions of this Section 5.07 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, each Indemnified Party’s heirs, executors or administrators and each Indemnified Party’s representatives, shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation and shall not be amended in a manner that is adverse to any Indemnified Parties (including their successors, assigns and heirs) without the consent of the Indemnified Party (including the successors, assigns and heirs) affected thereby.

(f)                Non-Exclusivity. The provisions of this Section 5.07 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Nothing in this Agreement, including this Section 5.07, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any of the Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.07 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.08       Financing

(a)               Financing.

(i)                 Parent and Sub shall not agree to any amendments or modifications to, or grant any waivers of, any provision under the Equity Commitment Agreement without the prior written consent of the Company. Parent and Sub acknowledge and agree that their obligations hereunder, including their obligations to consummate the Transactions, are not subject to, or conditioned on, receipt of the Equity Financing or any other financing.

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(ii)              Each of Parent and Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the Financings on the terms and conditions set forth in the Financing Letters, including by using reasonable best efforts to (i) maintain in effect the Debt Financing and the Debt Financing Commitment Letters, (ii) negotiate and enter into definitive financing agreements with respect to the Debt Financing that are on terms and conditions (including the market “flex” provisions) no less favorable to Parent and Sub than those contained in the Debt Financing Commitment Letters, or, if available, on other terms that are acceptable to Parent and would not (A) reasonably be expected to adversely affect Parent’s or Sub’s ability to consummate the transactions contemplated by this Agreement, (B) reduce the aggregate amount of the Debt Financing to fund the amounts required to be paid by Parent and Sub under this Agreement below the amount required to consummate the transactions contemplated by this Agreement, (C) impose new or additional conditions or expand upon (or amend or modify in any manner adverse to the interests of the Company) the conditions precedent to the Debt Financing as set forth in the Debt Financing Commitment Letters, (D) reasonably be expected to delay the Closing or (E) amend any remedies available in respect of the Debt Financing, (iii) satisfy on a timely basis all conditions applicable to Parent and Sub contained in the Debt Financing Commitment Letters (other than any condition where the failure to be so satisfied is a direct result of the Company’s failure to provide the cooperation described in Section 5.08(c)), including the payment of any commitment, engagement, or placement fees required as a condition to the Debt Financing, (iv) consummate or cause to be consummated the Debt Financing at or prior to the date that the Closing is required to be effected in accordance with Section 1.02 (Parent and Sub acknowledge and agree that it is not a condition to Closing under this Agreement, nor to the consummation of the Merger, for Parent and Sub to obtain the Debt Financing or any alternative financing), and (v) comply with its obligations under the Financing Letters. Subject to the terms and upon satisfaction of the Financing Conditions, Parent and Sub shall use their reasonable best efforts to cause the Debt Financing Sources to provide the Debt Financing on the Closing Date. Parent shall make available to the Company copies of all documents relating to the Debt Financing upon the Company’s reasonable request (subject to the confidentiality provisions therein) and shall keep the Company reasonably informed on a current basis and in reasonable detail of material developments in respect of the financing process relating thereto upon the Company’s reasonable request. The documents relating to the Debt Financing will not contain any conditions to the availability of the Debt Financing on the Closing Date other than the Financing Conditions.

(iii)            Prior to the Closing, Parent shall not, without the prior written consent of the Company, agree to, or permit, any amendment or modification of, or waiver or consent under, the any Commitment Letter or other documentation relating to the Financings which would (i) reasonably be expected to adversely affect Parent or Sub’s ability to consummate the transactions contemplated by this Agreement, (ii) reduce the aggregate amount of the Financing to fund the amounts required to be paid by Parent and Sub under this Agreement below the amount required to consummate the transactions contemplated by this Agreement, (iii) impose new or additional conditions or expand upon (or amend or modify in any manner adverse to the interests of the Company) the conditions precedent to the Financings as set forth in the Financing Letters, or (iv) reasonably be expected to delay the Closing;

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(b)               Financing Assistance. In connection with the Debt Financing, prior to the Closing, the Company shall use commercially reasonable efforts to provide, or cause its representatives to provide, to Parent and Sub, at Parent’s sole expense, customary cooperation reasonably requested by Parent and Sub that is necessary in connection with the arrangement, and consummation of the Debt Financing, including using commercially reasonable efforts to (in each case, to the extent reasonably requested):

(i)                    participate in a reasonable number of meetings, due diligence sessions, drafting sessions and sessions between senior management and prospective lenders and provide financial and other information customarily required in connection with bank debt financings;

(ii)                 provide reasonable and customary assistance with the preparation, execution and delivery of documents customarily required in connection with bank debt financings, including the solvency certificate, guarantee and collateral documents, and facilitating the pledging of collateral;

(iii)               provide all documentation and other information relating to the Company or any of the Company Subsidiaries reasonably required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001 at least three (3) Business Days prior to the Closing Date, in each case as reasonably requested by Parent at least seven (7) Business Days prior to the Closing Date;

(iv)                assist Parent in obtaining surveys, legal opinions from local outside counsel and title insurance as reasonably requested by Parent or Sub for the Debt Financing;

(v)                  (1) permit the prospective lenders involved in the Debt Financing to evaluate the Company and the Company Subsidiaries’ current assets, and cash management and accounting systems, policies and procedures relating thereto, for the purpose of establishing collateral arrangements to the extent reasonable and customary, (2) establish customary bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing and (3) permit representatives of the prospective lenders to (A) conduct customary commercial field examinations, customary inventory appraisals and a customary appraisal of the Owned Real Property, and (B) make audits and appraisals delivered for purposes of any credit facility available to Parent for purposes of the Financings;

(vi)                to the extent timely requested by Parent and required under the Debt Financing Commitment Letters, obtain documents reasonably requested by Parent or its Debt Financing Sources relating to the repayment of the existing indebtedness of the Company and the Company Subsidiaries and the release of related liens, including customary payoff letters in form and substance satisfactory to Parent;

(vii)             cause the taking of corporate and other actions by the Company and its Subsidiaries reasonably necessary to permit the consummation of the Debt Financing on the Closing Date, it being understood that no such corporate or other action will take effect prior to the Closing and the Company Board will not approve the Financing prior to the Closing Date;

(viii)           provide financial statements for quarter ended on July 1, 2017 as promptly as possible after the date thereof, but in no event later than July 24, 2017;

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(ix)                prevent the issuance, offer, placement, or arrangement of any debt securities or commercial bank or other credit facilities (excluding the indebtedness and/or obligations contemplated by or otherwise permitted under the Debt Financing Commitment Letters) by or on behalf of the Company or any of its Subsidiaries; and

(x)                  supplement the written information (other than information of a general economic or industry-specific nature) concerning the Company, its Subsidiaries or the transactions contemplated hereby to the extent that any such information contains any material misstatement of fact or omits to state any material fact necessary to make such information, taken as a whole, not misleading in any material respect promptly after gaining knowledge thereof.

(c)               Notwithstanding anything to the contrary contained in Section 5.08(a)(i), (i) nothing in this Agreement shall require any cooperation or other action to the extent it would materially interfere with the business or operations of the Company or any of the Company Subsidiaries; (ii) neither the Company nor any of the Company Subsidiaries shall be required to commit to take any action that is not contingent upon the Closing (including the entry into any agreement or instrument) or that would be effective at or prior to the Effective Time; and (iii) the Company Board and the board of directors (or other governing body) of any of the Company Subsdiaries shall not be required to approve any financing or agreements related thereto (or any alternative financing) at or prior to the Effective Time.

(d)               Notwithstanding anything to the contrary contained in Section 5.08(a)(i), none of the Company or any of the Company Subsidiaries shall be required to pay any commitment or other similar fee or make any other payment (other than for minimal reasonable out-of-pocket costs that are reimbursed by Parent as provided below in this Section 5.08(d)) or incur any other liability or obligation or provide or agree to provide any indemnity in connection with the Financings or any action taken in accordance with Section 5.08(a)(i) at or prior to the Effective Time. Parent shall indemnify and hold harmless the Company, the Company Subsidiaries and the Company Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Financings (including any action taken in accordance with Section 5.08(a)(i)) and any information utilized in connection therewith (other than historical information provided by the Company or the Company Subsidiaries). Notwithstanding anything to the contrary contained in this Agreement, the condition set forth in Section 6.02(b), as it applies to the Company’s obligations under this Section 5.08, shall be deemed satisfied regardless of any breach by the Company or any of the Company Subsidiaries of their obligations under this Section 5.08 unless the Company has materially breached this Section 5.08 and the result of such breach is that Parent is unable to obtain the Debt Financing. Parent shall, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket costs incurred by the Company or any of the Company Subsidiaries in connection with this Section 5.08.

Section 5.09       Takeover Statutes. The parties shall use all reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to restrict or prohibit the Transactions and (b) if any Takeover Statute is or becomes applicable to restrict or prohibit any of the Transactions, to take all action necessary so that such Transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize (to the greatest extent practicable) the effects of such Takeover Statute on such Transaction.

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Section 5.10       Employee Benefit Matters.

(a)               From and after the Effective Time and for a period ending on the first anniversary of the Effective Time (the “Benefit Protection Period”), Parent shall provide or cause its Subsidiaries, including the Surviving Corporation, to provide (i) base salary, wages and cash-based commission opportunities (excluding, for the avoidance of doubt, equity incentive compensation) to each individual who is an employee of the Company or a Company Subsidiary immediately prior to the Effective Time and who continues such employment immediately thereafter (each, a “Company Employee”) at a rate that is substantially comparable in the aggregate to the rate of base salary, wages or commission opportunities provided to such Company Employee immediately prior to the Effective Time, (ii) an annual bonus opportunity to each Company Employee that is substantially comparable in the aggregate to the annual cash-based bonus opportunity provided to such Company Employee immediately prior to the Effective Time, (iii) severance benefits to each Company Employee that are substantially comparable in the aggregate to the severance benefits provided under the severance plan, policy or agreement in effect for the benefit of such Company Employee immediately prior to the Effective Time, and (iv) other benefits (including paid-time off, but excluding, for the avoidance of doubt, equity incentive compensation) to each Company Employee that are substantially comparable, in the aggregate, to the other compensation and benefits provided to such Company Employee immediately prior to the Effective Time under the Company Benefit Plans.

(b)               Without limiting the generality of Section 5.10(a), from and after the Effective Time, Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to, assume, honor and continue all of the Company’s and the Company Subsidiaries’ employment, severance, retention and termination plans, policies, programs, agreements and arrangements (provided that any change in control, severance, retention and termination plans, policies and agreements between the Company or any Company Subsidiary and any Company Employee are set forth in Section 5.10(b) of the Company Disclosure Letter), in each case, in accordance with their terms as in effect immediately prior to the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Transactions (either alone or in combination with any other event) and, for the duration of the Benefit Protection Period shall do so without any amendment or modification, other than any amendment or modification required to comply with applicable Law or as permitted pursuant to the terms of the applicable plans, policies, programs, agreements and arrangements.

(c)               For the purposes of eligibility to participate, vesting and, with respect to vacation and severance only, determination of level of benefits (under any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, but without regard to whether the applicable plan is subject to ERISA) and any other employee benefit plan, program, policy or arrangement maintained by Parent or any of its Subsidiaries, including the Surviving Corporation, (other than any equity based compensation plan, long-term incentive plan, defined benefit pension plan or retiree health or welfare plan) each Company Employee’s service with or otherwise credited by the Company or any Company Subsidiary shall be treated as service with Parent or any of its Subsidiaries, including the Surviving Corporation to the same extent such service was recognized under the analogous Company Benefit Plan as of the Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

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(d)               Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its Subsidiaries, including the Surviving Corporation, in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause its Subsidiaries, including the Surviving Corporation, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Company Employee (and dependents) will be eligible to participate from and after the Effective Time.

(e)               Notwithstanding the foregoing, nothing contained in this Agreement shall (i) be treated as the establishment of or an amendment of any Company Benefit Plan or any other employee benefit plan, program or arrangement, (ii) give any employee or former employee or any other individual associated therewith or any employee benefit plan or trustee thereof or any other third person any right to enforce the provisions of this Section 5.10 or (iii) obligate Parent, the Surviving Corporation or any of their affiliates to (A) maintain any particular benefit plan, except in accordance with the terms of such plan, or (B) retain the employment of any particular employee for any duration.

Section 5.11       Expenses; Transfer Taxes. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Merger and the other Transactions, shall be paid by the party incurring such expense. Parent shall, or shall cause the Surviving Corporation to, pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article II. All Transfer Taxes incurred in connection with the Transactions shall be paid when due by Parent, Sub or, after the Closing, the Surviving Corporation.

Section 5.12       Rule 16b-3 Matters. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be permitted to take such actions as may be reasonably necessary or advisable to ensure that the dispositions of equity securities of the Company (including derivative securities) by any officer or director of the Company who is subject to Section 16 of the Exchange Act pursuant to the Transactions are exempt under Rule 16b-3 promulgated under the Exchange Act.

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Section 5.13       Securityholder Litigation. The Company shall promptly advise Parent of any litigation commenced after the date of this Agreement against the Company or any of its directors by any Company stockholders (on their own behalf or on behalf of the Company) to the extent relating to this Agreement or the Transactions contemplated hereby (including the Merger) and shall keep Parent reasonably and regularly informed regarding any such litigation. The Company shall not settle any such litigation without the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned.

Section 5.14          Preparation of the Proxy Statement: Stockholders’ Meeting.

(a)               As promptly as reasonably practicable following the date of this Agreement, but in no event later than July 21, 2017 (as long as Parent has complied with its obligation to cooperate with the Company set forth in this Section 5.14(a)), the Company shall prepare and file with the SEC the Proxy Statement, and Parent shall cooperate with the Company with the preparation of the foregoing. The Company, with Parent’s cooperation, shall use commercially reasonable efforts to respond as promptly as reasonably practicable to and resolve all comments received from the SEC or its staff concerning the Proxy Statement. The Company will cause the Proxy Statement in definitive form to be mailed to the Company’s stockholders, in each case as promptly as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. No filing of, or amendment or supplement to, or correspondence with the SEC with respect to the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon; provided, however, that the foregoing shall not apply with respect to an Competing Proposal, a Superior Proposal, a Change of Company Recommendation or any matters relating thereto. Each of Parent and Sub shall cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to it as may be required to be set forth in the Proxy Statement under applicable Law. Parent agrees that such information supplied by it in writing for inclusion (or incorporation by reference) in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any information relating to Parent or its Affiliates, officers or directors, should be discovered by Parent which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly notify the Company so that it may file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate such amendment or supplement to the stockholders of the Company. The Company agrees that the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any information relating to Company or its Affiliates, officers or directors, should be discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify Parent and subsequently file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate such amendment or supplement to the stockholders of the Company.

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(b)               The Company shall, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement, in accordance with applicable Law, the Company Charter and NASDAQ rules, duly give notice of, convene and hold a meeting of its stockholders to consider the adoption of this Agreement (including any adjournment or postponement thereof, the “Stockholders’ Meeting”); provided, however, that the Company shall be permitted to delay or postpone convening the Stockholders’ Meeting (i) with the consent of Parent, (ii) for the absence of a quorum, (iii) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith (after consultation with outside legal counsel) is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders’ Meeting or (iv) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval.

(c)               The Company Board shall, subject to the right of the Company Board to make a Change of Company Recommendation pursuant to Section 5.03, recommend to its stockholders that the Requisite Stockholder Approval be given (the “Company Recommendation”). The Company shall include the Company Recommendation in the Proxy Statement.

Article VI
CONDITIONS TO THE MERGER

Section 6.01       Conditions to Obligations of Each Party to Effect the Merger. Notwithstanding any other term of this Agreement, the respective obligations of Parent, Sub and the Company to effect the Closing shall be subject to the satisfaction (or to the extent permitted by Law, mutual waiver by both the Company and Parent) at or prior to the Closing of each of the following conditions:

(a)               the Company shall have obtained the Requisite Stockholder Approval at the Stockholders’ Meeting;

(b)               no Governmental Entity of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Law, order, injunction or decree that is in effect and renders the consummation of the Merger illegal, or prohibits, enjoins or otherwise prevents the Merger; provided, however, that the condition in this Section 6.01(b) shall not be available to any party (i) whose failure to fulfill its obligations pursuant to Section 5.05 results in the failure of the condition to be satisfied or (ii) in connection with or as a result of any Law by any non-U.S. Governmental Entity pursuant to or under any Antitrust Law; and

(c)               any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and any other approval or waiting period under any other applicable competition, merger control, Antitrust Law shall have been obtained or terminated or shall have expired.

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Section 6.02       Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the Merger shall be further subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Closing of each of the following conditions, any of which may be waived exclusively by Parent:

(a)               all of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company set forth in Section 3.01, Section 3.02(a), Section 3.02(b), Section 3.03, Section 3.09(b), Section 3.21, Section 3.22 and Section 3.23), without regard to materiality or Company Material Adverse Effect qualifiers contained within such representations and warranties, shall be true and correct except for any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties of the Company set forth in Section 3.01, Section 3.03, Section 3.21, Section 3.22 and Section 3.23 shall be true and correct in all material respects; (iii) the representations and warranties of the Company set forth in Section 3.09(b) shall be true and correct in all respects; and (iv) the representations and warranties of the Company contained in Section 3.02(a) and Section 3.02(b) shall be true and correct in all respects except for any failure of such representations and warranties to be true and correct would not increase the aggregate consideration payable by Parent to the holders of Shares, Company Options and RSUs by more than a de minimus amount; in the case of each of clause (i), (ii), (iii) and (iv), as of immediately prior to the Closing as though made as of the date of this Agreement and as of such date (except to the extent expressly made as of a specific date, in which case as of such specific date, which need only be true and correct as of such date or time);

(b)               the Company shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing;

(c)               since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect; and

(d)               the Company shall have delivered to Parent a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions in Sections 6.02(a), (b) and (c).

Section 6.03       Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger shall be further subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Closing of each of the following conditions:

(a)               the representations and warranties of Parent and Sub set forth in Article IV shall be true and correct in all material respects as of immediately prior to the Closing as if made on and as of immediately prior to the Closing, except for (A) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Sub to fully perform their respective covenants and obligations pursuant to this Agreement and (B) those representations and warranties that expressly relate to a specific date or time (which need only be true and correct as of such date or time);

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(b)               Parent and Sub shall have performed or complied with in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by each of them prior to or at the Closing; and

(c)               Parent and Sub shall have delivered to the Company a certificate signed on behalf of Parent and Sub by an executive officer of Parent as to the satisfaction of the conditions in Sections 6.03(a), (b) and (c).

Article VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.01       Termination. This Agreement may be terminated at any time prior to the Closing, as follows:

(a)               by mutual written consent of Parent and the Company (upon the recommendation of the Company Board);

(b)               by either the Company (upon the recommendation of the Company Board) or Parent, if the Closing shall not have occurred on or before the date that is six (6) months after the date of this Agreement (such date, the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose material breach of any representation, warranty or covenant under this Agreement has caused the failure of the Closing to occur on or before the Outside Date;

(c)               by either the Company or Parent, if the Requisite Company Vote shall not have been obtained at the Stockholders’ Meeting duly convened therefor and concluded or at any adjournment thereof;

(d)               by either the Company or Parent, if any Governmental Entity of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Law permanently enjoining, restraining or prohibiting the Merger, and such Law shall have become final and non-appealable, if applicable;

(e)               by Parent, if the Company Board shall have failed to include the Company Recommendation in the Proxy Statement or shall have effected a Change of Company Recommendation;

(f)                by the Company, prior to the receipt of the Requisite Stockholder Approval, if (i) the Company Board shall have effected a Change of Company Recommendation pursuant to Section 5.03(d), (ii) the Company has complied with Section 5.03, (iii) concurrently with, or immediately after, the termination of this Agreement, the Company enters into a definitive acquisition agreement with respect to a Superior Proposal and (iv) the Company has previously paid or substantially concurrently pays the Company Termination Fee to Parent;

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(g)               by Parent, if: (i)(A) there is an inaccuracy in the Company’s representations contained in this Agreement or (B) the Company has failed to perform its covenants contained in this Agreement, in either case, such that the conditions set forth in Section 6.02(a) or (b) would not be satisfied; (ii) Parent shall have delivered to the Company written notice of such inaccuracy or failure to perform; and (iii) either such inaccuracy or failure to perform is not capable of cure prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such inaccuracy or failure to perform shall not have been cured; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.01(g) if the inaccuracy of the representations of Parent or Sub contained in this Agreement or Parent’s or Sub’s failure to perform its covenants contained in this Agreement is such that a condition set forth in Section 6.03(a) or (b) would not be satisfied;

(h)               by the Company, if (i)(A) there is an inaccuracy in Parent’s or Sub’s representations contained in this Agreement or (B) Parent or Sub fails to perform its covenants contained in this Agreement, in either case that has prevented or would reasonably be expected to prevent Parent or Sub from consummating the Transactions; (ii) the Company shall have delivered to Parent written notice of such inaccuracy or failure to perform; and (iii) either such inaccuracy or failure to perform is not capable of cure prior to the Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such inaccuracy or failure to perform shall not have been cured; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.01(h) if the inaccuracy of the representations of the Company contained in this Agreement or the Company’s failure to perform its covenants contained in this Agreement is such that a condition contained in Section 6.02(a) or (b) would not be satisfied; or

(i)                 by the Company, (i) if all of the conditions set forth in Section 6.01 and Section 6.02 have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied by actions taken at Closing, but each of which is capable of being satisfied at the Closing and is reasonably expected to be satisfied as of the Closing), (ii) Parent and Sub fail to consummate the Closing on the date the Closing is required to have occurred pursuant to Section 1.02, (iii) the Company has irrevocably confirmed by written notice to Parent that (A) all conditions set forth in Section 6.01 and Section 6.03 have been satisfied or irrevocably waived (other than those conditions which, by their nature, are to be satisfied by actions taken at Closing) and (B) it stands ready, willing and able to consummate the Closing pursuant to Section 1.02 (and it has not delivered written notice purporting to revoke such notice), and (iv) Parent and Sub fail to consummate the Closing on the third Business Day following delivery of such written notice described in clause (iii) above.

Section 7.02       Effect of Termination.

(a)               In the event of valid termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective Subsidiaries, officers or directors or any Affiliate of any of the foregoing, in either case, except (i) Section 3.24, Section 4.12, the second sentence of Section 5.04, this Section 7.02 and Article VIII shall survive the termination of this Agreement and remain in full force and effect and (ii) subject to Section 3.24, Section 4.12 and this Section 7.02, the termination of this Agreement shall not relieve any party from any liabilities or damages incurred or suffered by another party as a result of such first party’s intentional fraud or willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

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(b)               In the event that this Agreement is terminated:

(i)                 by (A) Parent pursuant to Section 7.01(e) or (B) the Company pursuant to Section 7.01(f), then the Company shall pay to Parent or its designee, within two Business Days following the date of such termination by Parent pursuant to clause (A), or prior to or concurrently with such termination by the Company pursuant to clause (B), the Company Termination Fee; or

(ii)              (A) by (i) either Parent or the Company pursuant to Section 7.01(b) or Section 7.01(c) or (ii) Parent pursuant to Section 7.01(g) based on the Company’s failure to perform its covenants contained in this Agreement, (B) prior to the Company Stockholder’s Meeting, a Competing Proposal shall have been publicly disclosed, and (C) within twelve (12) months after the termination of this Agreement, the Company shall have entered into a definitive agreement with respect to any Competing Proposal and any Competing Proposal is subsequently consummated, then the Company shall pay to Parent or its designee, within two Business Days after the consummation of any Competing Proposal, the Company Termination Fee; provided that for purposes of this Section 7.02(b)(ii), the term “Competing Proposal” shall have the meaning assigned to such term, except that all percentages therein shall be changed to “50%”.

(c)               Reverse Termination Fee; Effect of Certain Terminations.

(i)                 In the event that this Agreement is validly terminated (A) by the Company pursuant to Section 7.01(i), or (B) by the Company or Parent pursuant to Section 7.01(b) at a time when the Company had the right to terminate this Agreement pursuant to Section 7.01(i), then, Parent shall within two Business Days after the date of such termination, pay or cause to be paid to the Company or its designees the Reverse Termination Fee by wire transfer of immediately available funds.

(ii)              In the event this Agreement is validly terminated by the Company pursuant to Section 7.01(h) based upon an intentional breach by Parent of its covenants set forth in Article V hereof, then, the Company shall have the right to seek damages for such alleged intentional breach of Parent’s covenants set forth in Article V hereof; provided, however, that notwithstanding anything to the contrary in this Agreement, under no circumstances will the Company or any of its Affiliates be entitled to receive damages for such alleged intentional breach of Parent’s covenants set forth in Article V hereof in excess of $15,000,000 (the “IB Cap”).

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(d)               Notwithstanding anything to the contrary contained in this Agreement (including this Section 7.02), but subject to the Company’s rights set forth in Section 8.10, the parties agree that the Company’s right to terminate this agreement and receive payment of the Reverse Termination Fee or seek damages pursuant to Section 7.02(c)(ii) subject to the IB Cap, as applicable, in accordance with this Section 7.02(c) shall be the sole and exclusive monetary remedy for any and all losses or damages suffered or incurred by the Company or its affiliates or any other person in connection with this Agreement (and the termination of this Agreement), the Merger and the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and the Company, on behalf of itself and each Company Related Party hereby waives any claim or other remedy against Parent, Sub and their respective Affiliates and their respective members, partners, controlling persons, stockholders, affiliated funds, management companies and investment vehicles and each of the foregoing person’s directors, officers, employees, stockholders and representatives. For the avoidance of doubt, (i) in no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion and (ii) in no event shall Parent be required to pay more than one of (A) the Reverse Termination Fee, (B) damages pursuant to Section 7.02(c)(ii), and (C) damages pursuant to Section 8.10(d). If Parent is obligated to pay the Reverse Termination Fee but such Reverse Termination Fee is not paid within the two (2) Business Day period specified in Section 7.02(c)(i), the Company shall retain all of its rights pursuant to this Agreement (including, prior to the termination of this Agreement, pursuant to Section 8.10). So long as this Agreement shall not have been terminated, the Company shall be entitled to pursue both a grant of specific performance under Section 8.10 and the payment of the Reverse Termination Fee under Section 7.02(c), but under no circumstances shall the Company be permitted or entitled to receive more than one of (i) a grant of specific performance under Section 8.10, (ii) the Reverse Termination Fee, (iii) damages payable pursuant to Section 7.02(c)(ii), or (iv) damages pursuant to Section 8.10(d).

(e)               Each of the Company, Parent and Sub acknowledges that (i) the agreements contained in this Section 7.02 are an integral part of the Transactions and (ii) without these agreements, Parent, Sub and the Company would not enter into this Agreement. In no event shall the Company be required to pay to Parent more than one Company Termination Fee pursuant to Section 7.02(b). In the event that Parent receives full payment of the Company Termination Fee pursuant to Section 7.02(b) under circumstances where a Company Termination Fee was payable, the receipt of the Company Termination Fee shall be the sole and exclusive monetary remedy for any and all losses or damages suffered or incurred by Parent, Sub, any of their respective affiliates or any other person in connection with this Agreement (and the termination of this Agreement), the Merger and the Transactions (and the abandonment thereof) or any matter forming the basis for such termination.

Section 7.03       Amendment. Subject to Section 5.07(e), this Agreement may be amended by the Company, Parent and Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the receipt of the Requisite Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires approval by the holders of Shares without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties. Notwithstanding the foregoing, Section 5.08, 7.02, 7.03, 8.06, 8.08 and 8.10 of this Agreement (and any other provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of the foregoing as it applies to any Debt Financing Source Related Party) and the definitions related thereto (solely as used in such sections) (collectively, the “Lender Designated Sections”) may not be amended in a manner adverse to the interests of any Debt Financing Sources Related Party without the written consent of Debt Financing Sources.

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Section 7.04       Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach or inaccuracy of the representations and warranties of the other contained in this Agreement or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the covenants or conditions contained in this Agreement; provided, however, that after the receipt of the Requisite Stockholder Approval, there may not be any extension or waiver of this Agreement that decreases the Merger Consideration or that adversely affects the rights of the holders of Shares hereunder without the approval of the holders of Shares at a duly convened meeting of the holders of Shares called to obtain approval of such extension or waiver. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Article VIII
GENERAL PROVISIONS

Section 8.01       Non-Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. Except for any covenant or agreement that by its terms contemplates performance after the Effective Time, which shall survive until such covenant is performed in accordance with their terms, none of the covenants and agreements of the parties contained this Agreement shall survive the Effective Time.

Section 8.02       Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission or e-mail (provided that telephonic confirmation of facsimile or e-mail transmission is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

If to Parent or Sub:

c/o Monomoy Capital Partners III, L.P.

142 West 57th Street, 17th Floor

New York, NY 10019

E-mail: dcollin@mcpfunds.com

lmlotek@mcpfunds.com

Attention: Daniel Collin

Lee Mlotek

with a copy to (for information purposes only):

Kirkland & Ellis LLP
601 Lexington Avenue

New York, NY 10022
Fax: (212) 446-6460

E-mail: michael.weisser@kirkland.com

david.feirstein@kirkland.com

Attention: Michael Weisser, P.C.

David Feirstein

If to the Company:

West Marine, Inc.
500 Westridge Drive
Watsonville, California 95076
Email: As previously provided
Attention: General Counsel

with copies to (for information purposes only):

Sidley Austin LLP
1001 Page Mill Road, Building 1
Palo Alto, California 94304
Fax: (650) 565-7100
Email: jfitchen@sidley.com
Attention: Jennifer F. Fitchen, Esq.

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Section 8.03       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.04       Entire Agreement. This Agreement (together with the Annexes, Exhibits, Company Disclosure Letter, Parent Disclosure Letter and the other documents delivered pursuant hereto), the Guarantee and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement.

Section 8.05       Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void.

Section 8.06       Parties in Interest. Except for (a) the Lender Designated Sections (which shall be for the benefit of the Debt Financing Source Related Parties) and (b) after the Closing, Article II which shall be for the benefit of any person entitled to payment thereunder and (c) Section 5.07, which shall be for the benefit of each Indemnified Party, such Indemnified Party’s heirs, executors or administrators and each Indemnified Party’s representatives, Parent, Sub and the Company hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement; provided, that the persons named in clauses (b) and (c) of this sentence shall be entitled to enforce their rights under this Agreement. The parties further agree that the rights of third-party beneficiaries under clauses (b) and (c) of the preceding sentence shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties may be subject to waiver by the parties in accordance with Section 7.04 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

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Section 8.07       Mutual Drafting; Interpretation; Headings. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: (a) the singular number shall include the plural, and vice versa; (b) the masculine gender shall include the feminine and neuter genders; (c) the feminine gender shall include the masculine and neuter genders; and (d) the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Annexes” and “Exhibits” are intended to refer to Sections of this Agreement and the Annexes and Exhibits to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. The term “or” shall not be deemed to be exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. In this Agreement, references to “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.08       Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)               This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.

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(b)               Each of the parties irrevocably agrees that any legal Proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Proceeding arising out of or relating to this Agreement or the Transactions. Each of the parties agrees not to commence any Proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described in this Agreement. Each of the parties further agrees that service of process upon such party in any such Proceeding shall be effective if given in accordance with Section 8.02 or such other manner as may be permitted by applicable Law, and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described in this Agreement for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Proceeding in any such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

(c)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE DEBT FINANCING COMMITMENT LETTERS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING COMMITMENT LETTERS OR ANY OF THE TRANSACTIONS HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.08(c).

(d)               Notwithstanding anything to the contrary herein, each of the parties hereto: (a) agrees that it will not bring or support any Person in any Proceeding of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise, against any of the Debt Financing Source Related Parties in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including, but not limited to, any dispute arising out of or relating in any way to the Debt Financing Commitment Letters or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York state Courts located in the Borough of Manhattan within the City of New York and (b) agrees that, except as specifically set forth in the Debt Financing Commitment Letters, all Actions (whether at Law, in equity, in contract, in tort or otherwise) against any of the Debt Financing Source Related Parties in any way relating to this Agreement, the Debt Financing or the performance thereof or the transactions contemplated hereby or thereby shall be exclusively governed by, and construed in accordance with, the internal Laws of the State of New York, without giving effect to principles or rules or conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

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Section 8.09       Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 8.10       Specific Performance.

(a)               The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. Accordingly, subject to Section 7.02, the parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity, and (ii) the provisions set forth in Section 7.02 are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and shall not be construed to diminish or otherwise impair in any respect any party’s right to specific performance or other equitable relief. If on the Outside Date, there is a pending Proceeding that has been brought by a party hereto seeking the remedies provided for in this Section 8.10, then, without further action, the Outside Date shall be automatically extended until the date that is five Business Days after the dismissal, settlement or entry of a final non-appealable order with respect to such Proceeding or such other time period established by the court presiding over such Proceeding.

(b)               Notwithstanding anything in this Agreement to the contrary (including Section 8.10(a)), it is acknowledged and agreed that, prior to a valid termination of the Agreement in accordance with Section 7.01, the Company shall be entitled to obtain specific performance to cause Parent and Sub to cause the Equity Financing to be funded and to consummate the Closing in accordance with Section 1.02 only if: (i) all of the conditions set forth in Section 6.01 and Section 6.02 have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing, but each of which is capable of being satisfied at the Closing and is reasonably expected to be satisfied as of the Closing) on the date the Closing is required to have occurred pursuant to Section 1.02, (ii) the Debt Financing contemplated by clause (i) of the definition thereof has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (iii) the Company has irrevocably confirmed in a written notice to Parent (and shall not have purported to revoke such notice) that (A) all conditions set forth in Section 6.01 and Section 6.02 have been satisfied or irrevocably waived (other than those conditions which, by their nature, are to be satisfied by actions taken at the Closing), and (B) if specific performance is granted and the Equity Financing and Debt Financing contemplated by clause (i) of the definition thereof are funded, the Company stands ready, willing and able to consummate the Closing pursuant to Section 1.02. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Parent’s obligations to cause the Equity Financing to be funded or to consummate the Transactions if the Debt Financing contemplated by clause (i) of the definition thereof has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing).

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(c)               Notwithstanding anything to the contrary in this Agreement, but subject to Section 8.10(d) and Section 7.02 (solely in the case when this Agreement is terminated), the Company hereby agrees that, prior to the Closing, specific performance as provided for in this Section 8.10 shall be the sole and exclusive remedy with respect to breaches by Parent or Sub in connection with this Agreement or the transactions contemplated by this Agreement (whether in contract, tort or otherwise) and that it may not seek or accept any other form of relief that may be available for breach under this Agreement or otherwise in connection with this Agreement or the transactions contemplated by this Agreement (including monetary damages).

(d)               If a court of competent jurisdiction has declined to specifically enforce the obligations of Parent to cause the Equity Financing to be funded and to consummate the Closing in accordance with Section 1.02 pursuant to a claim for specific performance brought against Parent pursuant to Section 8.10(b) at a time when the conditions set forth in the first sentence of Section 8.10(b) are satisfied and has instead granted an award of damages for such alleged breach of Parent’s obligation to cause the Equity Financing to be funded and to consummate the Closing in accordance with Section 1.02, the Company may enforce such award and accept damages for such alleged breach only if, within ten (10) Business Days following such determination (i) the Company confirms to the Parent in writing that the Company stands ready, willing and able to consummate the Closing pursuant to Section 1.02 (whether or not this Agreement has previously been terminated), and (ii) Parent does not consummate the transactions contemplated by this Agreement within ten (10) Business Days of such written confirmation in accordance with the terms and conditions of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, under no circumstances will the Company or any of its Affiliates be entitled to enforce such an award or accept damages for such alleged breach in excess of $25,000,000 (the “Cap”); provided, further, that prior to enforcing any such award or accepting any such damages for such alleged breach, the Company on behalf of itself and the Company Related Parties irrevocably waives any and all rights to receive or seek (i) payment of the Reverse Termination Fee and (ii) damages pursuant to Section 7.02(c)(ii).

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(e)               Each of the parties agrees that except as provided in Section 7.02(d) and Section 8.10(d) (i) the seeking of remedies pursuant to this Section 8.10 shall not in any way constitute a waiver by any party seeking such remedies of its right to seek any other form of relief that may be available to it under this Agreement, including under Section 7.02, in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.10 are not available or otherwise are not granted, (ii) nothing set forth in this Agreement shall require a party to institute any Proceeding for (or limit a party’s right to institute any Proceeding for) specific performance under this Section 8.10 prior, or as a condition, to exercising any termination right under Article VII, nor shall the commencement of any Proceeding seeking remedies pursuant to this Section 8.10 or anything set forth in this Section 8.10 restrict or limit a party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter and (iii) no party shall require the other to post any bond or other security as a condition to institute any Proceeding for specific performance under this Section 8.10. While the Company may pursue both a grant of specific performance as and only to the extent permitted by this Section 8.10 and the payment of the Reverse Termination Fee or damages as provided by Section 7.02(c)(ii), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance (or damages contemplated pursuant to Section 8.10(d)) and the payment of the Reverse Termination Fee or damages pursuant to Section 7.02(c)(ii).

(f)                Notwithstanding anything to the contrary in this Agreement, the Company on behalf of itself and the Company Related Parties hereby waives any rights or claims against any Debt Financing Source or any Debt Financing Source Related Party, whether at law or equity, in contract, in tort or otherwise, and the Company on behalf of itself and the Company Related Parties agrees not to commence (and if commenced agrees to dismiss or otherwise terminate) any Proceeding against any Debt Financing Source or any Debt Financing Source Related Party in connection with this Agreement or the transactions contemplated hereby (including any Proceeding related to the Debt Financing). In furtherance and not in limitation of the foregoing, it is agreed that no Debt Financing Source or any Debt Financing Source Related Party shall have any liability for any losses to the Company or any Company Related Party in connection with this Agreement or the transactions contemplated hereby, and in no event shall the Company or any Company Related Party be entitled to seek the remedy of specific performance of this Agreement against any Debt Financing Source or any Debt Financing Source Related Party. Nothing in this Section 8.10 shall in any way limit or qualify the liabilities of the Debt Financing Sources or the Debt Financing Source Related Parties and the other parties to the Debt Financing to each other thereunder or in connection therewith.

Section 8.11       Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

[Signature Page Follows]

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IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

RISING TIDE PARENT INC.

By:	/s/ Daniel Collin
Name:	Daniel Collin
Title:	President

RISING TIDE MERGER SUB INC.

By:	/s/ Daniel Collin
Name:	Daniel Collin
Title:	President

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IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

WEST MARINE, INC.

By:	/s/ Matthew L. Hyde
Name:	Matthew L. Hyde
Title:	Chief Executive Officer

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Annex I

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains substantially similar terms to those contained in the Confidentiality Agreement (including a “standstill” or similar provision on terms not materially more favorable to such third party than the terms of the “standstill” provision in the Confidentiality Agreement); provided, however, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.03.

“affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first-mentioned person.

“Aggregate Common Stock Consideration” means the product of the Merger Consideration and the number of Shares issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.01(a)(ii) and other than Dissenting Shares).

“Aggregate Merger Consideration” means the sum of the Aggregate Common Stock Consideration, the aggregate Option Payments and the aggregate RSU Payments.

“Agreement” has the meaning set forth in the Preamble.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, as amended, the UK Bribery Act of 2010, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Laws of similar effect, and the related regulations and published interpretations thereunder.

“Antitrust Division” means the Antitrust Division of the Department of Justice.

“Antitrust Laws” has the meaning set forth in Section 3.04(b).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.03(a).

“Benefit Protection Period” has the meaning set forth in Section 5.10(a).

“Book-Entry Shares” has the meaning set forth in Section 2.01(a)(i).

“Business Day” means any day, other than a Saturday or Sunday or a day on which banks are required or authorized by Law to close in New York, New York.

“Cancelled Shares” has the meaning set forth in Section 2.01(a)(ii).

“Cash Replacement Company RSU Awards” has the meaning set forth in Section 3.02(b).

“Certificate” has the meaning set forth in Section 2.01(a)(i).

“Certificate of Merger” has the meaning set forth in Section 1.03.

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“Change of Company Recommendation” has the meaning set forth in Section 5.03(c).

“Closing” has the meaning set forth in Section 1.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plan” has the meaning set forth in Section 3.12(a).

“Company Board” has the meaning set forth in Section 5.03(b).

“Company By-laws” has the meaning set forth in Section 3.01(b).

“Company Charter” has the meaning set forth in Section 3.01(b).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Employees” has the meaning set forth in Section 5.10(a).

“Company Equity Incentive Plan” means the Company’s Amended and Restated Omnibus Equity Incentive Plan.

“Company Financial Statements” has the meaning set forth in Section 3.06.

“Company Intellectual Property Rights” means Intellectual Property Rights owned or purported to be owned by the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any change, circumstance, development, occurrence, state of facts, event or effect (each an “Effect”) that has had, or would reasonably be expected to have, individually or in the aggregate together with all other Effects, a material adverse effect on the business, financial condition or continuing results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that for purposes of this clause (i), none of the following shall constitute or be taken into account in determining whether there has been, a “Company Material Adverse Effect”: (a) the entry into or the announcement or pendency of this Agreement or the Transactions or the consummation of the Transactions, in each case, including (1) by reason of the identity of, or any facts or circumstances relating to, Parent, Sub or any of their respective affiliates, (2) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company and the Company Subsidiaries following the Effective Time and (3) the impact of any of the foregoing on any relationships with customers, suppliers, vendors, business partners, employees or regulators; (b) any Effect affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world (including interest rates and exchange rates) generally affecting the industries in which the Company or any of the Company Subsidiaries operates; (c) the suspension of trading in securities generally on the NASDAQ; (d) any development or change in applicable Law, GAAP or accounting standards or the interpretation of any of the foregoing; (e) any action taken by the Company or any of the Company Subsidiaries that is expressly required by this Agreement or at Parent’s request or the failure by the Company or any of the Company Subsidiaries to take any action that is prohibited by this Agreement (including under Section 5.01(a) to the extent Parent fails to provide its consent to such action after receipt of a written request therefor); (f) the commencement, occurrence, continuation or escalation of any armed hostilities or acts of war (whether or not declared) or terrorism; (g) any actions or claims made or brought by any of the current or former stockholders of the Company (or on their behalf or on behalf of the Company, but in any event only in their capacities as current or former stockholders) arising out of this Agreement or any of the Transactions; (h) the existence, occurrence or continuation of any weather-related or force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity; or (i) any changes in the market price or trading volume of the Shares, any changes in the ratings or the ratings outlook for the Company or any of the Company Subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to the Company or any of the Company Subsidiaries or any failure of the Company to meet any internal or external projections, budgets, guidance, forecasts or estimates of revenues, earnings or other metrics for any period ending on or after the date of this Agreement (it being understood that the exceptions in this clause (i) shall not prevent or otherwise affect the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (a) through (h)) from being taken into account in determining whether a Company Material Adverse Effect has occurred); provided, that with respect to clauses (b), (d), (f) and (h), such Effects shall be taken into account to the extent they materially and disproportionately adversely affect the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating primarily in the same industries in which the Company and the Company Subsidiaries operate.

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“Company Material Contract” has the meaning set forth in Section 3.18(b).

“Company Options” has the meaning set forth in Section 2.03(a).

“Company Permits” has the meaning set forth in Section 3.05(a).

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Recommendation” has the meaning set forth in Section 5.14(c).

“Company Related Party” means the Company, the holders of Shares, the holders of Company Options, the holders of RSUs, the holders of SPP Options and each of their respective current, former or future Affiliates, management companies, investment vehicles, controlling persons, and each of the foregoing person’s respective officers, directors, stockholders, members, general and limited partners, managers, agents, representatives, successors and assigns.

“Company Representatives” has the meaning set forth in Section 5.03(a).

“Company SEC Documents” has the meaning set forth in Section 3.06.

“Company Stock Purchase Plan” means the Company’s Amended and Restated Associates Stock Buying Plan.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Company Termination Fee” means an amount in cash equal to $11,000,000.

“Competing Proposal” means, other than the Transactions, any proposal, inquiry, indication of interest or offer, from any person or group of persons (other than Parent, Sub or any of their respective affiliates) relating to, in a single transaction or a series of related transactions, (a) the direct or indirect acquisition (whether by merger, consolidation, equity investment, joint venture, recapitalization, reorganization or otherwise) by any person or group of persons of more than 20% of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, (b) the acquisition in any manner, directly or indirectly, by any person or group of persons of more than 20% of any class of equity securities of the Company or any Company Subsidiary or (c) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution or similar transaction that would result in any person or group of persons beneficially owning, directly or indirectly, more than 20% of the voting power of the surviving entity in a merger involving the Company or any Company Subsidiary or the resulting direct or indirect parent of the Company or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power). As used in this Agreement, the term “group” shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

“Competing Proposal Notice” has the meaning set forth in Section 5.03(b).

“Confidentiality Agreement” means the letter regarding confidentiality between the Company and Monomoy Capital Management, L.P. dated March 6, 2017.

“Contract” means any written agreement, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of Indebtedness, letter of credit, settlement agreement, franchise agreement, covenant not to compete, employment agreement, license or other legal commitment (other than any purchase or sale order) to which a person is a party or to which the properties or assets of such person are subject.

“D&O Insurance” has the meaning set forth in Section 5.07(b).

“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Financing Commitment Letters (including any debt securities contemplated by the Debt Financing Commitment Letters), comprised of (i) a senior secured asset-based credit facility (the “ABL Facility”) and (ii) a second lien asset-based term loan facility.

“Debt Financing Commitment Letters” means the (i) debt financing commitment letters, dated as of the date hereof, by and among Parent, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and (ii) debt financing commitment letters, dated as of the date hereof, by and among Parent and Pathlight Capital LLC.

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“Debt Financing Source Related Party” means the Debt Financing Sources, together with their respective Affiliates, and their and their respective Affiliates’ former, current and future officers, directors, employees, agents, general or limited partners, managers, members, stockholders, controlling persons and representatives and, in each case, their respective successors and assigns.

“Debt Financing Sources” means the financial institutions identified in the Debt Financing Commitment Letters, together with each other Person that commits to provide or otherwise provides the Debt Financing, whether by joinder to the Debt Financing Commitment Letters or otherwise.

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.04.

“Dissenting Stockholder” has the meaning set forth in Section 2.04.

“Effective Time” has the meaning set forth in Section 1.03.

“Environmental Laws” means all Laws that (a) regulate or relate to the protection or clean up of the environment, occupational safety and health in respect of Hazardous Substances or the use, treatment, storage, transportation, handling, exposure to, disposal or release of Hazardous Substances or (b) impose liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or standards of care with respect to any of the foregoing.

“Environmental Permits” means any permit, registration, identification number, license or other authorization required under any applicable Environmental Law.

“Equity Commitment Agreement” has the meaning set forth in Section 4.07(a).

“Equity Financing” has the meaning set forth in Section 4.07(a).

“ERISA” has the meaning set forth in Section 3.12(a).

“ERISA Affiliate” means any entity that, together with another entity, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 2.02(a).

“Financing” has the meaning set forth in Section 4.07(a).

“Financing Letters” has the meaning set forth in Section 4.07(a).

“Financing Uses” has the meaning set forth in Section 4.07(b).

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“FTC” means the Federal Trade Commission.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any national, federal, state, county, municipal or local government, or other governmental or regulatory body or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

“Hazardous Substances” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation, or for which liability or standards of care are imposed under any Environmental Law, including petroleum (including crude oil or any fraction thereof), asbestos, radioactive materials and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means all (a) indebtedness of the Company or any of the Company Subsidiaries for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon), other than indebtedness for borrowed money between the Company and any of the Company Subsidiaries or between the Company Subsidiaries; (b) obligations of the Company or any of the Company Subsidiaries evidenced by bonds, notes, debentures, letters of credit or similar instruments; (c) obligations of the Company or any of the Company Subsidiaries under capitalized leases or leases required to be capitalized leases in accordance with GAAP; (d) obligations in respect of interest rate and currency obligation swaps, hedges or similar arrangements; (e) letters of credit, to the extent drawn, and (e) obligations of the Company or any of the Company Subsidiaries to guarantee any of the foregoing types of payment obligations on behalf of any person other than the Company or any of the Company Subsidiaries.

“Indemnified Liabilities” has the meaning set forth in Section 5.07(a).

“Indemnified Party” has the meaning set forth in Section 5.07(a).

“Insurance Policies” means all material insurance policies and arrangements held, as of the date of this Agreement, by or for the benefit of the Company, any Company Subsidiary, or the business, assets or properties owned, leased or operated by the Company or any Company Subsidiary.

“Intellectual Property Rights” shall mean all foreign, multinational and domestic (i) Trademarks; (ii) Patents; (iii) Trade Secrets; (iv) copyrights and works of authorship in any media (including Software and all documentation related thereto, Internet site content, advertising and marketing materials and art work); and (v) all disclosures, applications and registrations, extensions, substitutions, modifications, renewals, divisionals, continuations, continuations-in-part, reissues, re-examinations, restorations and reversions related to any of the foregoing.

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“Intervening Event” has the meaning set forth in Section 5.03(e)(i).

“IT Systems” has the meaning set forth in Section 3.17(f).

“knowledge” means, (a) with respect to the Company, the actual (but not constructive or imputed) knowledge of the individuals listed in Section 1.1 of the Company Disclosure Letter (without independent investigation), and (b) with respect to Parent, the actual (but not constructive or imputed) knowledge of Daniel Collin and Lee Mlotek (without independent investigation).

“Law” means any federal, state, local or foreign law (including common law), statute, code, directive, ordinance, rule, regulation, act, order, judgment, writ, stipulation, award, injunction or decree.

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, restriction, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.01(a)(i).

“NASDAQ” means the NASDAQ Stock Market.

“Notice of Change of Recommendation” has the meaning set forth in Section 5.03(d)(ii).

“Option Payments” has the meaning set forth in Section 2.03(a).

“Outside Date” has the meaning set forth in Section 7.01(b).

“Parent” has the meaning set forth in the Preamble.

“Parent Disclosure Letter” has the meaning set forth in Article IV.

“Patents” means United States and non-United States patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto.

“Paying Agent” has the meaning set forth in Section 2.02(a).

“Payroll Agent” means UltiPro Services.

“Permit” has the meaning set forth in Section 3.05(a).

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“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested diligently and in good faith and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or that arise in the ordinary course of business, (c) Liens securing Indebtedness or liabilities that (i) are reflected in the Company SEC Documents filed on or prior to the date of this Agreement or (ii) the Company or any Company Subsidiary is permitted to incur under Section 5.01, (d) with respect to real property easements whether or not shown by the public records, overlaps, encroachments and any matters not of record that would be disclosed by an accurate survey or a personal inspection of the property (other than such matters that, individually or in the aggregate, materially adversely impair the current use of the subject real property), (e) with respect to real property title to any portion of the premises lying within the right of way or boundary of any public road or private road, (f) with respect to real property rights of parties in possession, and (g) Liens imposed or promulgated by Law with respect to real property and improvements, including zoning regulations.

“person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity (including any person as defined in Section 13(d)(3) of the Exchange Act).

“Personal Information” means a natural person’s name, street address, telephone number, email address, photograph, social security number or other similar governmental identifier, driver’s license number, health information, biometric data, passport number, or customer or account number, user ID, or any other piece of information which on its own or in combination with any other piece of information allows the identification of a natural person.

“Privacy Laws” means all applicable U.S. Laws related to privacy, data security, and data protection, including but not limited to the Federal Trade Commission Act, 15 U.S.C. § 45; Fair Credit Reporting Act, 15 U.S.C. § 1681; Children’s Online Privacy Protection Act, 15 U.S.C. §§ 6501–6506; California Online Privacy Protection Act, Cal. Bus. & Prof. Code §§ 22575-22579; other U.S. state and federal privacy and data security laws; and the requirements set forth in regulations promulgated by the Federal Trade Commission, Federal Communications Commission, and other applicable U.S. state and federal regulatory bodies.

“Proxy Statement” has the meaning set forth in Section 3.04(b).

“Proceeding” has the meaning set forth in Section 3.11.

“Requisite Stockholder Approval” has the meaning set forth in Section 3.22.

“Reverse Termination Fee” means an amount in cash equal to $17,000,000.

“RSU” has the meaning set forth in Section 2.03(b).

“RSU Award” has the meaning set forth in Section 2.03(b).

“RSU Payments” has the meaning set forth in Section 2.03(c).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.06.

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“SEC” means the Securities and Exchange Commission.

“SEC Transaction Documents” has the meaning set forth in Section 3.07.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.01(a)(i).

“Software” shall mean any and all other computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

“Specified Date” has the meaning set forth in Section 3.02(a).

“SPP Options” has the meaning set forth in Section 2.03(e)(ii).

“Stockholders’ Meeting” has the meaning set forth in Section 5.14(b).

“Sub” has the meaning set forth in the Preamble.

“Subsidiary” of any person means another person, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is owned or controlled directly or indirectly by such first person or by one or more of its Subsidiaries.

“Superior Proposal” means an unsolicited Competing Proposal (with all percentages in the definition of Competing Proposal increased to 50%) that was not obtained or made as a result of a breach of the provisions of Section 5.03 made by any person on terms that the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, and considering such factors as the Company Board considers to be appropriate, are (i) more favorable to the Company and its stockholders from a financial perspective than the Transactions and (ii) reasonably capable of being completed in accordance with its terms.

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Statute” has the meaning set forth in Section 3.21.

“Tax” and “Taxes” means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, stamp, franchise, employment, payroll, withholding, social security (or similar, including FICA), alternative or add-on minimum or any other tax, levy, duty, governmental fee or other like assessment or charge, whether disputed or not, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

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“Tax Return” means any return, report or similar statement (including schedules or attachments) filed or required to be filed with respect to any Tax including any information return, claim for refund, amended return or declaration of estimated Tax.

“Trade Secrets” means trade secrets and confidential information, including ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.

“Trademarks” means United States, state and non-United States trademarks, service marks, trade names, designs, logos, slogans, Internet domain names and general intangibles of like nature, and pending registrations and applications to register the foregoing.

“Transactions” has the meaning set forth in the Recitals.

“Transfer Taxes” means all sales, use, value added, documentary, stamp duty, registration, transfer, transfer gain, conveyance, excise, recording, license and other similar taxes and fees, including any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

“Treasury Regulation” means any regulation promulgated under the Code.

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Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[COMPANY]
(the “Certificate of Incorporation”)

First. The name of the corporation is [COMPANY] (the “Corporation”).

Second. The address of the Corporation’s registered office in the State of Delaware is [___________]. The name of the Corporation’s registered agent at such address is [____________].

Third. The nature of the business and the objects and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth. The total number of shares of stock which the Corporation shall have authority to issue is [__________] ([____]) with a par value of $[__] per share.

Fifth.

1.                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Article Fifth, Section 1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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2.

(a)               Each person who has been or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans (hereinafter an “Indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) of this Article Fifth, Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article Fifth, Section 2 shall be a contract right. In addition to the right of indemnification, an Indemnitee shall have the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires, the payment of such expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such Indemnitee to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Fifth, Section 2 or otherwise.

(b)               If a claim under paragraph (a) of this Article Fifth, Section 2 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware, or any other applicable law, for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including, without limitation, its board of directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the Corporation (including, without limitation, its board of directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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(c)               The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraph (b) of this Article Fifth, Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By–Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(d)               The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

(e)               The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Fifth, Section 2 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(f)                Any repeal or modification of this Article Fifth, Section 2 shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

Sixth.

1.                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

2.                  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized to make, alter and repeal the by-laws of the Corporation.

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Annex B

Guggenheim Securities, LLC 330 Madison Avenue New York, New York 10017 GuggenheimPartners.com

June 29, 2017

The Board of Directors

West Marine, Inc.

500 Westridge Drive

Watsonville, CA 95076-4100

Members of the Board:

We understand that West Marine, Inc. (“West Marine”), Rising Tide Parent Inc. (“Parent”), and Rising Tide Merger Sub Inc. (“Merger Sub”), both of Parent and Merger Sub being affiliates of Monomoy Capital Partners, L.P. (“Monomoy”), intend to enter into an Agreement and Plan of Merger to be dated as of June 29, 2017 (the “Agreement”), pursuant to which Merger Sub will merge (the “Merger”) with and into West Marine, and West Marine will become a wholly owned subsidiary of Parent. Pursuant to the Agreement, each of the issued and outstanding shares of West Marine common stock, par value $0.001 per share (the “Shares”),subject to certain exceptions, will be converted into the right to receive $12.97 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to holders of the Shares (excluding (i) West Marine or any of its wholly owned subsidiaries or (ii) Parent or any of its wholly owned subsidiaries).

In the course of performing our reviews and analyses for rendering our opinion, we have:

▪	Reviewed a draft of the Agreement dated as of June 29, 2017;

▪	Reviewed a draft of the Limited Guarantee dated as of June 29, 2017, made by Monomoy Capital Partners III, L.P. in favor of West Marine;

▪	Reviewed copies dated as of June 29, 2017, of the debt commitment letters and the equity commitment letter with respect to Monomoy’s contemplated financing of the Merger;

▪	Reviewed certain publicly available business and financial information regarding West Marine;

▪	Reviewed certain non-public business and financial information regarding West Marine’s business and prospects, including certain financial projections for West Marine for the fiscal years ended January 2018 through January 2022 (the “Projections”), all as prepared and provided to us by West Marine’s senior management;

▪	Discussed with West Marine’s senior management their views of West Marine’s business, operations, historical and projected financial results and future prospects, including the commercial and competitive dynamics in the retail industry;

▪	Reviewed the historical prices, trading multiples and trading activity of the Shares;

▪	Compared the financial performance of West Marine and the trading multiples and trading activity of the Shares with corresponding data for certain other publicly traded companies that we deemed relevant in evaluating West Marine;

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The Board of Directors

West Marine, Inc.

June 29, 2017

▪	Reviewed the valuation and financial metrics of certain mergers and acquisitions that we deemed relevant in evaluating the Merger;

▪	Performed discounted cash flow analyses based on the Projections;

▪	Performed illustrative sensitivity analyses to the foregoing discounted cash flow analysis based on a range of growth and margin variables identified in consultation with West Marine’s senior management;

▪	Performed illustrative leveraged buyout analyses based on the Projections; and

▪	Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

With respect to the information used in arriving at our opinion:

▪	We have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, the Projections, other estimates and other forward-looking information) furnished by or discussed with West Marine or obtained from public sources, data suppliers and other third parties.

▪	We (i) do not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, the Projections, any other estimates and any other forward-looking information), (ii) express no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of the Projections, any other estimates and any other forward-looking information or the assumptions upon which they are based and (iii) have relied upon the assurances of West Marine’s senior management that they are unaware of any facts or circumstances that would make such information (including, without limitation, the Projections, any other estimates and any other forward-looking information) incomplete, inaccurate or misleading.

▪	Specifically, with respect to (i) the Projections, any other estimates and any other forward-looking information furnished by or discussed with West Marine, (a) we have been advised by West Marine’s senior management and we have assumed, that the Projections, other estimates and other forward-looking information utilized in our analyses have been reasonably prepared on bases reflecting the best currently available estimates and judgments of West Marine’s senior management as to the expected future performance of West Marine and the corporate income tax rates applicable to the Projections and (b) we have assumed that such Projections, other estimates and such other forward-looking information have been reviewed by West Marine’s Board of Directors with the understanding that such information will be used and relied upon by us in connection with rendering our opinion and (ii) any projections, any other estimates and/or any other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.

During the course of our engagement, we were asked by West Marine’s Board of Directors to solicit indications of interest from various potential strategic and private equity acquirors regarding a potential transaction with West Marine, and we have considered the results of such solicitation process in rendering our opinion.

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The Board of Directors

West Marine, Inc.

June 29, 2017

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of West Marine or any other entity or the solvency or fair value of West Marine or any other entity, nor have we been furnished with any such appraisals. We are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in our opinion should be construed as constituting advice with respect to such matters; accordingly, we have relied on the assessments of West Marine and its other advisors with respect to such matters. West Marine's senior management has advised us that the Projections, all other estimates and all other forward-looking information reflect the current US federal corporate income tax regime pursuant to the Internal Revenue Code of 1986, as amended; at the direction of West Marine’s Board of Directors and senior management, we have not considered or analyzed the impacts of any potential or proposed reform thereof in connection with our opinion and analyses. We are not expressing any view or rendering any opinion regarding the tax consequences of the Merger to West Marine or its stockholders.

In rendering our opinion, we have assumed that, in all respects meaningful to our analyses, (i) the final executed form of the Agreement will not differ from the draft that we have reviewed, (ii) West Marine, Parent and Merger Sub will comply with all terms of the Agreement and (iii) the representations and warranties of West Marine, Parent and Merger Sub contained in the Agreement are true and correct and all conditions to the obligations of each party to the Agreement to consummate the Merger will be satisfied without any waiver, amendment or modification thereof. We also have assumed that the Merger will be consummated in a timely manner in accordance with the terms of the Agreement and in compliance with all applicable laws, documents and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on West Marine or the Merger in any way meaningful to our analyses or opinion.

In rendering our opinion, we do not express any view or opinion as to the price or range of prices at which the Shares or other securities of West Marine may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger.

We have acted as a financial advisor to West Marine in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Merger. A portion of our compensation is payable upon delivery of our opinion and will be credited against the fee payable upon consummation of the Merger. In addition, West Marine has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

As previously disclosed to the Board of Directors, aside from our current engagement by West Marine, Guggenheim Securities has not been previously engaged during the past two years by West Marine, nor has Guggenheim Securities been previously engaged during the past two years by Monomoy, to provide financial advisory or investment banking services for which we received fees. Guggenheim Securities may seek to provide West Marine and Monomoy and their respective affiliates with certain financial advisory and investment banking services unrelated to the Merger in the future, for which services Guggenheim Securities would expect to receive compensation.

Guggenheim Securities and its affiliates and related entities engage in a wide range of financial services activities for our and their own accounts and the accounts of our and their customers, including: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities or its affiliates and related entities may (i) provide such financial services to West Marine, Monomoy, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies, for which services Guggenheim Securities or its affiliates and related entities has received, and may receive, compensation and (ii) directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to certain bank debt, debt or equity securities and derivative products of or relating to West Marine, Monomoy, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies. Furthermore, Guggenheim Securities or its affiliates and related entities and our or their respective directors, officers, employees, consultants and agents may have investments in West Marine, Monomoy, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies.

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The Board of Directors

West Marine, Inc.

June 29, 2017

Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to West Marine, Monomoy, other participants in the Merger or their respective affiliates, subsidiaries, investment funds and portfolio companies and the Merger that differ from the views of Guggenheim Securities’ investment banking personnel.

Our opinion has been provided to West Marine’s Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration. Our opinion and any materials provided in connection therewith may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Shares in connection with the Merger.

Our opinion and any materials provided in connection therewith do not constitute a recommendation to West Marine’s Board of Directors with respect to the Merger, nor does our opinion and any materials provided in connection therewith constitute advice or a recommendation to any holder of Shares as to how to vote or act in connection with the Merger or otherwise. Our opinion does not address West Marine’s underlying business or financial decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for West Marine, the financing of the Merger or the effects of any other transaction in which West Marine might engage. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to the holders of Shares (excluding (i) West Marine or any of its wholly owned subsidiaries or (ii) Parent or any of its wholly owned subsidiaries). We do not express any view or opinion as to (i) any other term, aspect or implication of (a) the Merger or the Agreement (including, without limitation, the form or structure of the Merger) or (b) any other agreement, transaction document or instrument contemplated by the Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities, creditors or other constituencies of West Marine. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of West Marine’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise.

Our opinion has been authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, capital markets and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.

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The Board of Directors

West Marine, Inc.

June 29, 2017

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Shares, excluding (i) West Marine or any of its wholly owned subsidiaries or (ii) Parent or any of its wholly owned subsidiaries.

Very truly yours,

GUGGENHEIM SECURITIES, LLC

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Annex C

APPRAISAL RIGHTS OF STOCKHOLDERS

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

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(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within ten days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within ten days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within ten days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within ten days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within ten days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

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(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

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(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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Annex D

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of June 29, 2017, is by and among Rising Tide Parent Inc., a Delaware corporation (“Parent”), Rising Tide Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and the Persons set forth on Schedule I attached hereto (“Stockholder”).

WHEREAS, Stockholder is, as of the date hereof, the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of the number of Shares (as defined in the Merger Agreement) and Company Options (as defined in the Merger Agreement) of West Marine, Inc., an Delaware corporation (the “Company”), as set forth opposite the name of Stockholder on Schedule I hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Sub, and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Sub with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly-owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent and Sub have required that Stockholder, and Stockholder has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.      Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and Sub as follows:

(a)	As of the time of execution of this Agreement, Stockholder (i) is the record or beneficial owner of the Shares and/or the Company Options (together with any Shares, Company Options or other equity securities of the Company which such Stockholder may acquire at any time during the term of this Agreement, including pursuant to any exercise of Company Options, the “Stockholder Securities”) set forth opposite Stockholder’s name on Schedule I to this Agreement and (ii) except as set forth in Schedule I to this Agreement, neither holds nor has any beneficial ownership interest in any other Shares or Company Options, RSUs or other equity securities of the Company.

(b)	Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

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(c)	This Agreement has been duly executed and delivered by Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Sub, this Agreement constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(d)	Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any Contract of any kind to which Stockholder is a party or by which Stockholder or Stockholder’s assets are bound, except for such violations, defaults or conflicts as would not prevent or materially delay Stockholder’s performance of its obligations under this Agreement. Assuming compliance with the applicable provisions of the HSR Act, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Sub in connection with the Merger Agreement and the transactions are obtained or made, the consummation by Stockholder of the transactions contemplated hereby will not (i) violate any provision of any decree, order or judgment applicable to Stockholder, (ii) require any consent, approval, or notice under any legal requirements applicable to Stockholder, other than as required under the Exchange Act, or (iii) if such Stockholder is an entity, violate any provision of such Stockholder’s organizational documents, except in each case as would not prevent or materially delay Stockholder’s performance of its obligations under this Agreement.

(e)	The Stockholder Securities and the Certificates representing the Stockholder Securities owned by Stockholder are now, and, subject to Section 3(b), at all times during the term of this Agreement will be, held by Stockholder or by a nominee or custodian for the benefit of Stockholder, free and clear of all Liens, except for (i) any such Liens arising hereunder or under the Merger Agreement and (ii) any applicable restrictions on transfer under the Securities Act, the securities Laws of any state within the United States or pursuant to any written policies of the Company with respect to restrictions upon the trading of securities under applicable securities laws (collectively, “Permitted Liens”).

(f)	Stockholder has full voting power, with respect to the Shares that are Stockholder Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder Securities. The Stockholder Securities are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities, except as provided under this Agreement.

(g)	As of the time of execution of this Agreement, there is no Proceeding of any nature pending or, to the knowledge of Stockholder, threatened against Stockholder at law or equity before or by any Governmental Entity that could reasonably be expected to prevent or materially delay Stockholder’s performance of its obligations under this Agreement.

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(h)	Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

SECTION 2.      Representations and Warranties of Parent and Sub. Each of Parent and Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

(a)	Each of Parent and Sub is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and each of Parent and Sub has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b)	This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Sub, and, assuming this Agreement and the Merger Agreement constitute legal, valid and binding obligations of the other parties hereto and thereto, constitute the legal, valid and binding obligations of each of Parent and Sub, are enforceable against each of them in accordance with their terms, subject to the Bankruptcy and Enforceability Exception.

SECTION 3.      Transfer of the Shares; Other Actions.

(a)	Prior to the End Date, except as otherwise expressly provided herein (including pursuant to this Section 3 or Section 4) or in the Merger Agreement, Stockholder shall not, and shall cause each of its Subsidiaries and affiliates not to: (i) directly or indirectly transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, or create any Lien (other than Permitted Liens) on or enter into any agreement with respect to (any of the foregoing, a “Transfer”), any or all of its Stockholder Securities; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities with respect to any matter that is in contravention of the obligations of Stockholder under this Agreement with respect to the Stockholder Securities; or (iv) deposit any of the Stockholder Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any of such Stockholder Securities in contravention of the obligations of Stockholder under this Agreement with respect to the Stockholder Securities. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the End Date.

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(b)	Notwithstanding the foregoing Section 3(a), any Stockholder may Transfer Stockholder Securities, (i) if such Stockholder is an individual, (A) to any trust for the benefit of such Stockholder or any spouse or descendant of such Stockholder for estate planning purposes and (B) upon the death of such Stockholder, to such Stockholder’s estate, (ii) if such stockholder is an entity, to any affiliate of such Stockholder and (iii) as Parent may otherwise agree in writing in its sole discretion, so long as, in the case of each of the foregoing clauses (i), (ii) and (iii), any such transferee shall agree in writing to be bound by this Agreement as though such transferee were an original party hereto in the capacity as a Stockholder prior to the consummation of any such Transfer.

(c)	Stockholder agrees that it will not exercise any appraisal rights available to Stockholder with respect to the Merger in accordance with Section 262 of the DGCL.

SECTION 4.      Voting of Shares.

(a)	Without in any way limiting Stockholder’s right to vote the Stockholder Securities in its sole discretion on any other matters not set forth in Section 4(a)(ii) that may be submitted to a Stockholder vote, consent or other approval, at any annual, special or other meeting of the Company’s stockholders called or any action by written consent in lieu of a meeting of stockholders of the Company with respect to any of the following, and at any adjournment or postponement thereof, Stockholder (solely in Stockholder’s capacity as a holder of the Stockholder Securities and not in any other capacity) shall, or shall cause the holder of record on any applicable record date to, (i) appear at each such meeting or otherwise cause all of Stockholder’s Stockholder Securities entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), in person or by proxy, all Stockholder Securities beneficially owned by Stockholder and entitled to vote (A) in favor of (1) the approval of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and (2) any other matter reasonably necessary to consummate the transactions contemplated thereby (including the Merger), and (B) against (x) any action or agreement which could reasonably be expected to impede, interfere with, prevent, delay or adversely affect the Merger Agreement, the Merger or this Agreement, (y) any Competing Proposal and (z) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Stockholder under this Agreement.

(b)	Notwithstanding the foregoing, Stockholder shall retain at all times the right to vote the Stockholder Securities held by it in its sole discretion and without any other limitation on those matters other than those set forth in Section 4(a)(ii) that are at any time or from time to time presented for consideration to the Company’s stockholders at any annual, special or other meeting of the Company’s stockholders or any action by written consent in lieu of a meeting of the Company’s stockholders.

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(c)	The obligations set forth in this Section 4 shall apply to Stockholder during the period beginning on the date of this Agreement and ending on the End Date.

SECTION 5.      No Solicitation. Subject to Section 6, Stockholder covenants and agrees that, beginning on the date of this Agreement and ending on the End Date, Stockholder shall not and shall cause its Representative not to directly or indirectly take any action that the Company is prohibited from taking under Section 5.03 of the Merger Agreement.

SECTION 6.      Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a holder of the Stockholder Securities and/or other Shares or Company Options and not in Stockholder’s or any partner, officer, employee or affiliate of Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any actions or omissions of any such person in his or her capacity as a director and/or officer of the Company or any of its Subsidiaries or from fulfilling the duties and obligations of such office, including in the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries.

SECTION 7.      Further Assurances. Each party shall execute and deliver any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.

SECTION 8.      Termination.

(a)	This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately and automatically, and be of no further force and effect, without any notice or other action by any person, upon the earliest to occur of the following (the date of such termination, the “End Date”):

(i)	valid termination of the Merger Agreement in accordance with its terms;

(ii)	the Effective Time;

(iii)	the mutual written consent of Parent and Stockholder; or

(iv)	any change to the terms of the Merger Agreement without the prior written consent of Stockholder that (A) reduces the Merger Consideration or any other consideration otherwise payable with respect to the Company Options beneficially owned by Stockholder (subject to adjustments in compliance with Section 2.01(b) of the Merger Agreement) or (B) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the Shares or Company Options beneficially owned by Stockholder;

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(b)	Upon termination of this Agreement, all obligations of the parties hereto under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided however, that the termination of this Agreement shall not relieve any party hereto from liability for any willful misrepresentation or willful and material breach of this Agreement, in each case prior to such termination.

(c)	Sections 8(b), 9 and 12 hereof shall survive the termination of this Agreement.

SECTION 9.      Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

SECTION 10.  Public Announcements. Stockholder shall not make public announcements regarding this Agreement and the transactions contemplated hereby that are inconsistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, without the prior written consent of Parent. Stockholder (i) consents to and authorizes (x) the publication and disclosure by the Company, Parent and their respective affiliates of its identity and beneficial ownership of the Stockholder Securities and the nature of its commitments, obligations, arrangements and understandings under this Agreement in the Proxy Statement, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or other Governmental Entity; provided that, Parent shall provide Stockholder and its counsel reasonable opportunity to review and comment thereon, and Parent shall give reasonable consideration to any such comments and (y) the filing by the Company, Parent and their respective affiliates of this Agreement as an exhibit to the extent required to be filed with the SEC or any Governmental Entity relating to the Merger, and (ii) agrees to promptly give to the Company and Parent any information they may reasonably require for the preparation of any such disclosure documents. Parent consents to and authorizes the publication and disclosure by Stockholder of the nature of its commitments and obligations under this Agreement in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Entity to be made by Stockholder in connection with the Merger.

SECTION 11.  Adjustments. In the event (a) of reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction or (b) that Stockholder shall become the beneficial owner of any additional Shares or Company Options, then the terms of this Agreement shall apply to the Shares or Company Options held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Stockholder Securities hereunder. In the event that Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4(a)(ii) hereof, then the terms of Section 4 hereof shall apply to such other securities as though they were Stockholder Securities hereunder.

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SECTION 12.  Miscellaneous.

(a)               Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or e-mail or by registered or certified mail (postage prepaid, return receipt requested and providing proof of delivery) to the respective parties hereto at the following addresses, facsimile numbers or email addresses as follows (or at such other address, facsimile number or email address for a party as shall be specified by like notice):

If to Stockholder, to:

c/o West Marine, Inc.

500 Westridge Drive

Watsonville, California  95076

Attention:	Randolph K. Repass
Email:	As separately provided

If to Parent or Sub, to:

c/o Monomoy Capital Partners III, L.P.

142 West 57th Street, 17th Floor

New York, NY 10019

Attention:	Daniel Collin
Lee Mlotek
E-mail:	dcollin@mcpfunds.com
lmlotek@mcpfunds.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attention:	Michael Weisser, P.C.
David Feirstein
Facsimile:	(212) 446-6460
E-mail:	michael.weisser@kirkland.com
david.feirstein@kirkland.com

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(b)               Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)               Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(d)               Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties hereto, with respect to the subject matter hereof and (ii) is not intended to, nor shall it, confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(e)               Governing Law, Jurisdiction. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to any conflicts of laws principles that would result in the application of the Law of any other state or jurisdiction. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby exclusively in the Delaware Court of Chancery (or, if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware) and, solely in connection with claims arising under this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, (i) irrevocably submits to the exclusive jurisdiction of such court, (ii) waives any objection to laying venue in any such action or proceeding in such court, (iii) waives any objection that such court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 12(a).

(f)                Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE MERGER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUIT, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(f).

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(g)               Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties hereto, and any assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permissible assigns.

(h)               Severability of Provisions. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(i)                 Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that, (i) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (ii) the right of specific enforcement is an integral part of the Agreement and without that right, Parent would not have entered into this Agreement. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(j)                 Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(k)               Binding Nature. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

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(l)                 No Recourse. Parent and Sub agree that Stockholder will not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to the Merger Agreement or the Merger (other than any liability for claims, losses, damages, expenses and other liabilities or obligations solely to the extent arising under, and in accordance with the terms of, this Agreement), including the Company’s breach of the Merger Agreement.

(m)             No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(n)               No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

(o)               No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Sub any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

[Signature pages follow]

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IN WITNESS WHEREOF, Parent, Sub and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

RISING TIDE PARENT INC.

By:
Name:
Title:

RISING TIDE MERGER SUB INC.

By:
Name:
Title:

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IN WITNESS WHEREOF, Parent, Sub and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

By:
[Stockholder]

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